                                                                     EXHIBIT 4.1












                         POOLING AND SERVICING AGREEMENT
                            Dated as of June 1, 2001
                                  by and among


                   Bear Stearns Asset Backed Securities, Inc.
                                   (Depositor)

                                       and

                         American Business Credit, Inc.
                                   (Servicer)

                                       and

                            The Chase Manhattan Bank
                         (Trustee and Collateral Agent)

                         ABFS Mortgage Loan Trust 2001-2

                       Mortgage Pass-Through Certificates,
                                  Series 2001-2
             Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO,
                              Class R and Class X

                                Table of Contents

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                                                                                 Page
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
                             ARTICLE I

                            DEFINITIONS

Section 1.01   Certain Defined Terms................................................1
Section 1.02   Provisions of General Application...................................34
Section 1.03   Business Day Certificate............................................35

                            ARTICLE II

                    ESTABLISHMENT OF THE TRUST
               SALE AND CONVEYANCE OF THE TRUST FUND

Section 2.01   Establishment of the Trust..........................................35
Section 2.02   Purchase and Sale of Mortgage Loans.................................35
Section 2.03   [Reserved]..........................................................36
Section 2.04   Possession of Mortgage Files; Access to Mortgage Files..............36
Section 2.05   Delivery of Mortgage Loan Documents.................................36
Section 2.06   Acceptance by Trustee of the Trust Fund; Certain Substitutions;
               Certification by Trustee............................................39
Section 2.07   Designations under REMIC Provisions; Designation of Startup Day.....41
Section 2.08   Execution of Certificates...........................................46
Section 2.09   Application of Principal and Interest...............................46
Section 2.10   Grant of Security Interest..........................................46
Section 2.11   Further Action Evidencing Assignments...............................46

                            ARTICLE III

                  REPRESENTATIONS AND WARRANTIES

Section 3.01   Representations of the Servicer and the Unaffiliated Seller.........47
Section 3.02   Representations, Warranties and Covenants of the Depositor..........49
Section 3.03   Purchase and Substitution...........................................50

                            ARTICLE IV

                         THE CERTIFICATES

Section 4.01   The Certificates....................................................52
Section 4.02   Registration of Transfer and Exchange of Certificates...............53
Section 4.03   Mutilated, Destroyed, Lost or Stolen Certificates...................59
Section 4.04   Persons Deemed Owners...............................................59

                                       i

                             ARTICLE V

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

Section 5.01   REMIC Matters; The Servicer.........................................59
Section 5.02   Collection of Certain Mortgage Loan Payments; Collection Account....61
Section 5.03   Permitted Withdrawals from the Collection Account...................62
Section 5.04   Hazard Insurance Policies; Property Protection Expenses.............63
Section 5.05   Assumption and Modification Agreements..............................64
Section 5.06   Realization Upon Defaulted Mortgage Loans...........................64
Section 5.07   Trustee to Cooperate................................................66
Section 5.08   Servicing Compensation; Payment of Certain Expenses by Servicer.....66
Section 5.09   Annual Statement as to Compliance...................................66
Section 5.10   Annual Independent Public Accountants' Servicing Report.............66
Section 5.11   Access to Certain Documentation.....................................67
Section 5.12   Maintenance of Fidelity Bond........................................67
Section 5.13   The Subservicers....................................................67
Section 5.14   Reports to the Trustee; Collection Account Statements...............67
Section 5.15   Optional Purchase of Defaulted Mortgage Loans.......................68
Section 5.16   Reports to be Provided by the Servicer..............................68
Section 5.17   Adjustment of Servicing Compensation in Respect of
               Prepaid Mortgage Loans.................. ...........................69
Section 5.18   Periodic Advances; Special Advance..................................69
Section 5.19   Indemnification; Third Party Claims.................................70
Section 5.20   Maintenance of Corporate Existence and Licenses; Merger or
               Consolidation of the Servicer.......................................71
Section 5.21   Assignment of Agreement by Servicer; Servicer Not to Resign.........71
Section 5.22   Periodic Filings with the Securities and Exchange
               Commission; Additional Information..................................71

                            ARTICLE VI

                    DISTRIBUTIONS AND PAYMENTS

Section 6.01   Establishment of Accounts; Withdrawals from Accounts;
               Deposits to the Distribution Account................................72
Section 6.02   Permitted Withdrawals From the Distribution Account.................73
Section 6.03   Collection of Money.................................................73
Section 6.04   The Certificate Insurance Policy....................................73
Section 6.05   Distributions.......................................................75
Section 6.06   Investment of Accounts..............................................77
Section 6.07   Reports by the Trustee..............................................78
Section 6.08   Additional Reports by Trustee.......................................81
Section 6.09   Compensating Interest...............................................81
Section 6.10   Effect of Payments by the Certificate Insurer; Subrogation..........81
Section 6.11   Additional Rights of Certificate Insurer............................82
Section 6.12   Supplemental Interest Payment Account...............................83

                                       ii

                            ARTICLE VII

                              DEFAULT

Section 7.01   Events of Default....................................................84
Section 7.02   Trustee to Act; Appointment of Successor.............................86
Section 7.03   Waiver of Defaults...................................................88
Section 7.04   Rights of the Certificate Insurer to Exercise Rights of
               Class A Certificateholders......... .................................88
Section 7.05   Trustee To Act Solely with Consent of the Certificate Insurer........89
Section 7.06   Mortgage Loans, Trust Fund and Accounts Held for Benefit of
               the Certificate Insurer........ .....................................89
Section 7.07   Certificate Insurer Default..........................................89

                           ARTICLE VIII

                            TERMINATION

Section 8.01   Termination..........................................................90
Section 8.02   Additional Termination Requirements..................................91
Section 8.03   Accounting Upon Termination of Servicer..............................92

                            ARTICLE IX

                            THE TRUSTEE

Section 9.01   Duties of Trustee....................................................93
Section 9.02   Certain Matters Affecting the Trustee................................97
Section 9.03   Trustee Not Liable for Certificates or Mortgage Loans................99
Section 9.04   Trustee May Own Certificates.........................................99
Section 9.05   Trustee's Fees and Expenses; Indemnity...............................99
Section 9.06   Eligibility Requirements for Trustee................................100
Section 9.07   Resignation and Removal of the Trustee..............................101
Section 9.08   Successor Trustee...................................................101
Section 9.09   Merger or Consolidation of Trustee..................................102
Section 9.10   Appointment of Co-Trustee or Separate Trustee.......................102
Section 9.11   Tax Returns.........................................................103
Section 9.12   Retirement of Certificates..........................................103
Section 9.13   Trustee May Enforce Claims Without Possession of Certificates.......103
Section 9.14   Suits for Enforcement...............................................103

                             ARTICLE X

                       THE COLLATERAL AGENT

Section 10.01  Duties of the Collateral Agent......................................104
Section 10.02  Certain Matters Affecting the Collateral Agent......................105

                                      iii

Section 10.03  Collateral Agent Not Liable for Certificates or Mortgage Loans......106
Section 10.04  Collateral Agent May Own Certificates...............................107
Section 10.05  Collateral Agent's Fees and Expenses; Indemnity.....................107
Section 10.06  Eligibility Requirements for Collateral Agent.......................107
Section 10.07  Resignation and Removal of the Collateral Agent.....................107
Section 10.08  Successor Collateral Agent..........................................108
Section 10.09  Merger or Consolidation of Collateral Agent.........................109

                            ARTICLE XI

                     MISCELLANEOUS PROVISIONS

Section 11.01  Limitation on Liability of the Depositor and the Servicer...........109
Section 11.02  Acts of Certificateholders..........................................109
Section 11.03  Amendment...........................................................110
Section 11.04  Recordation of Agreement............................................111
Section 11.05  Duration of Agreement...............................................111
Section 11.06  Notices.............................................................111
Section 11.07  Severability of Provisions..........................................111
Section 11.08  No Partnership......................................................111
Section 11.09  Counterparts........................................................112
Section 11.10  Successors and Assigns..............................................112
Section 11.11  Headings............................................................112
Section 11.12  The Certificate Insurer Default.....................................112
Section 11.13  Third Party Beneficiary.............................................112
Section 11.14  [RESERVED]..........................................................112
Section 11.15  Appointment of Tax Matters Person...................................112
Section 11.16  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL........112


                             EXHIBITS


EXHIBIT A      Class A-1, Class A-2, Class A-3 and Class A-4 Certificates
EXHIBIT B      Class A-IO Certificate
EXHIBIT C      Class R Certificate
EXHIBIT D      Class X Certificate
EXHIBIT E      Contents of the Mortgage File
EXHIBIT F      [RESERVED]
EXHIBIT G      Trustee's Acknowledgement of Receipt
EXHIBIT H      Initial Certification of Collateral Agent
EXHIBIT I      Final Certification of Collateral Agent
EXHIBIT J      Request for Release of Documents
EXHIBIT K      Transfer Affidavit and Agreement
EXHIBIT L      Transferor's Certificate
EXHIBIT M      ERISA Investment Representation Letter

                                       iv

EXHIBIT N      Resale Certification
EXHIBIT O      Assignment
EXHIBIT P      Wiring Instruction Form
EXHIBIT Q      Collateral Agent's Acknowledgment of Receipt


                             SCHEDULES

SCHEDULE I     Mortgage Loan Schedule


                  POOLING AND SERVICING AGREEMENT, relating to ABFS MORTGAGE LOAN TRUST 2001-2, dated as of June 1, 2001 (this "Agreement"), by and among BEAR STEARNS ASSET BACKED SECURITIES, INC., a Delaware corporation, in its capacity as depositor (the "Depositor"), AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, in its capacity as servicer (the "Servicer"), and THE CHASE MANHATTAN BANK, a New York banking corporation, in its capacity as trustee (the "Trustee").

                  WHEREAS, the Depositor wishes to establish a trust which provides for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the trust estate;

                  WHEREAS, the Servicer has agreed to service the Mortgage Loans, which constitute the principal assets of the trust estate;

                  WHEREAS, The Chase Manhattan Bank is willing to serve in the capacity of Trustee hereunder; and

                  WHEREAS, MBIA Insurance Corporation (the "Certificate Insurer") is intended to be a third party beneficiary of this Agreement and is hereby recognized by the parties hereto to be a third-party beneficiary of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Depositor, the Servicer and the Trustee hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  Section 1.01 Certain Defined Terms. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings.

                  ABFS: American Business Financial Services, Inc.

                  ACCEPTED SERVICING PRACTICES: The Servicer's normal servicing practices including practices regarding reconciliation of bank accounts, processing of mortgage payments, processing of disbursements for tax and insurance payments, maintenance of mortgage loan records, performance of collection efforts including disposition of delinquent loans, foreclosure activities and disposition of real estate owned and performance of investor accounting and reporting processes. Such practices will conform to the mortgage servicing practices of prudent mortgage lending institutions which service, for their own account, mortgage loans of the same type as the Mortgage Loans in the jurisdiction in which the related Mortgaged Properties are located, which may change from time to time; provided that such practices shall at all times conform to the Credit Policy and Servicing Manuals.

                  ACCOUNT: Any of the Collection Account, the Distribution Accounts, the Interest Reserve Account, the Cross-collateralization Reserve Account, the Supplemental Interest Payment Account or the Certificate Insurance Payment Account.

                  ACCRUAL PERIOD: With respect to the Class A-1, Class A-3, Class A-4 and Class A-IO Certificates and any Distribution Date, the prior calendar month; with respect to the Class A-2 Certificates and any Distribution Date, the period from and including the prior Distribution Date (or, in the case of the July 2001 Distribution Date, from and including the Closing Date) to and including the day immediately preceding such Distribution Date.

                  ADMINISTRATIVE COSTS: With respect to any Distribution Date, the sum of the Trustee Fee, the Premium Amount and the Servicing Fee for such Distribution Date.

                  AFFILIATE: With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  AGGREGATE PRINCIPAL BALANCE: With respect to the Mortgage Loans and any date of determination, the aggregate Principal Balance of the Mortgage Loans as of such date of determination.

                  AGREEMENT: This Pooling and Servicing Agreement, including the Exhibits hereto, and all amendments hereof and supplements hereto.

                  APPRAISED VALUE: As to any Mortgaged Property and time referred to herein, the appraised value of the Mortgaged Property based upon the appraisal made by or on behalf of the related Originator at the time referred to herein or, in the case of a Mortgage Loan that is a purchase money mortgage loan, the sales price of the Mortgaged Property, if such sales price is less than such appraised value.

                  ASSIGNMENT OF MORTGAGE: With respect to each Mortgage Loan, an assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage to the Trustee for the benefit of the Certificateholders.

                  AUTHORIZED DENOMINATIONS: Each of the Class A-1 Certificates, the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-IO Certificates is issuable only in the minimum Percentage Interest corresponding to a minimum denomination of $1,000 or integral multiples of $1,000 in excess thereof; provided, however, that one Certificate of each Class is issuable in a denomination equal to any such multiple plus an additional amount such that the aggregate denomination of all Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-IO Certificates shall be equal to the applicable Original Certificate Principal Balance or the Class A-IO Notional Amount, as applicable.

                  AVAILABLE FUNDS: As defined in Section 6.04(a).

                  BASE SPECIFIED OVER-COLLATERALIZATION AMOUNT: means 4.40% of the Original Aggregate Principal Balance.

                  BASIC DOCUMENTS: The Pooling and Servicing Agreement, the Unaffiliated Seller's Agreement, the Insurance Agreement, the Indemnification Agreement and the Underwriting Agreement.

                  BUSINESS DAY: Any day other than (a) a Saturday or Sunday, or
(b) a day on which banking institutions in the States of Pennsylvania, New York or New Jersey are authorized or obligated by law or executive order to be closed.

                  BUSINESS PURPOSE PROPERTY: Any mixed-use property, commercial property, or four or more unit multifamily property.

                  CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  CERTIFICATE: Any Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate, Class A-4 Certificate, Class A-IO Certificate, Class X Certificate or Class R Certificate executed by the Trustee on behalf of the Trust Fund and authenticated by the Trustee.

                  CERTIFICATEHOLDER or HOLDER: Each Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Servicer or any Subservicer or the Unaffiliated Seller, or any Affiliate of any of them, shall be deemed not to be outstanding and the undivided Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent, waiver, request or demand has been obtained. For purposes of any consent, waiver, request or demand of Certificateholders pursuant to this Agreement, upon the Trustee's request, the Servicer and the Unaffiliated Seller shall provide to the Trustee a notice identifying any of their respective Affiliates or the Affiliates of any Subservicer that is a Certificateholder as of the date(s) specified by the Trustee in such request. Any Certificates on which payments are made under the Certificate Insurance Policy shall be deemed to be outstanding and held by the Certificate Insurer to the extent of such payment.

                  CERTIFICATE INSURANCE PAYMENT ACCOUNT: The Certificate Insurance Payment Account established in accordance with Section 6.04(c) hereof and maintained by the Trustee.

                  CERTIFICATE INSURANCE POLICY: The Insurance Policy No. 35634 issued by the Certificate Insurer and all endorsements thereto dated the Closing Date, issued by the Certificate Insurer for the benefit of the Class A Certificateholders.

                  CERTIFICATE INSURER: MBIA Insurance Corporation.

                  CERTIFICATE INSURER DEFAULT: The existence and continuance of any of the following:

                  (a) the Certificate Insurer shall have failed to make a required payment when due under the Certificate Insurance Policy;

                  (b) the Certificate Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) made a general assignment for the benefit of its creditors or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or

                  (c) a court of competent jurisdiction, the New York Department of Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent, or receiver for the Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Certificate Insurer or of all or any material portion of its property.

                  CERTIFICATE PRINCIPAL BALANCE: As to any particular Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate, Class A-4 Certificate and date of determination, the product of the Percentage Interest evidenced thereby and the Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate or Class A-4 Certificate Principal Balance, respectively, as of such date. The Class A-IO, Class X and Class R Certificates do not have a "Certificate Principal Balance".

                  CERTIFICATE REGISTER: As described in Section 4.02.

                  CHANGE OF CONTROL: Any of the following: ABFS shall cease to own, beneficially and of record, 100% of the issued and outstanding Stock of the Servicer; the consummation of a merger or consolidation of ABFS with or into another entity or any other corporate reorganization, if more that 50% of the combined voting power of the continuing or surviving entity's Stock outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not stockholders of ABFS immediately prior to such merger, consolidation or other reorganization; or the sale, transfer, or other disposition of all or substantially all of ABFS's assets. For purposes of the foregoing, "Stock" means all shares, options, warrants, interests, participation or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

                  CIVIL RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  CIVIL RELIEF ACT INTEREST SHORTFALL: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Civil Relief Act, the amount, if any, by which (a) interest collectible on such Mortgage Loan during the most recently ended calendar month is less than (b) the sum of one month's interest on the Principal Balance of such Mortgage Loan, calculated at a rate equal to the Mortgage Interest Rate.

                  CLASS: Each class of Certificates designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-IO Certificates, Class X Certificates or the Class R Certificates.

                  CLASS A CERTIFICATES: The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, and the Class A-IO Certificates.

                  CLASS A-1 CARRY FORWARD AMOUNT: As of any Distribution Date, the sum of (a) the amount, if any, by which (i) the Class A-1 Interest Distribution Amount as of the immediately preceding Distribution Date exceeded
(ii) the amount actually distributed on the Class A-1 Certificates in respect of interest on such immediately preceding Distribution Date and (b) 30 days' interest on the amount described in clause (a) calculated at an interest rate equal to the Class A-1 Pass-Through Rate applicable to such Distribution Date.

                  CLASS A-1 CERTIFICATE: Any Certificate designated as a "Class A-1 Certificate" on the face thereof, in the form of Exhibit A hereto. The Class A-1 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

                  CLASS A-1 CERTIFICATE PRINCIPAL BALANCE: As of any time of determination, the Original Certificate Principal Balance of the Class A-1 Certificates less any amounts actually distributed with respect to principal thereon on all prior Distribution Dates.

                  CLASS A-1 CURRENT INTEREST: With respect to the Class A-1 Certificates for any Distribution Date and the related Accrual Period, the interest accrued at the Class A-1 Pass-Through Rate applicable to such Distribution Date and such Accrual Period on the Class A-1 Certificate Principal Balance as of such Distribution Date (and prior to making any distributions on such Distribution Date).

                  CLASS A-1 DISTRIBUTION AMOUNT: With respect to the Class A-1 Certificates for any Distribution Date, the amount to be distributed to the Holders of the Class A-1 Certificates on such Distribution Date, applied first to interest and then to principal, which amount shall be the lesser of (x) the Class A-1 Formula Distribution Amount for such Distribution Date or (y) the amount (including any applicable portion of any Insured Payment) available for distribution on account of the Class A-1 Certificates for such Distribution Date.

                  CLASS A-1 FINAL SCHEDULED MATURITY DATE: The December 2031 Distribution Date.

                  CLASS A-1 FORMULA DISTRIBUTION AMOUNT: With respect to the Class A-1 Certificates for any Distribution Date, the sum of the Class A-1 Interest Distribution Amount and the Class A-1 Principal Distribution Amount.

                  CLASS A-1 INTEREST DISTRIBUTION AMOUNT: With respect to the Class A-1 Certificates for any Distribution Date an amount equal to (a) the related Class A-1 Current Interest, minus (b) the amount of any Class A-1 Mortgage Loan Interest Shortfalls, if any, plus (c) any Class A-1 Carry-Forward Amount, less (d) any amounts paid by the Certificate Insurer in respect of such Class A-1 Carry-Forward Amount.

                  CLASS A-1 MORTGAGE LOAN INTEREST SHORTFALLS: With respect to the Class A-1 Certificates for any Distribution Date will be the aggregate of the Mortgage Loan Interest Shortfalls in Mortgage Loan Group I, if any, for such Distribution Date, to the extent such Mortgage Loan Interest Shortfalls are not paid by the Servicer as Compensating Interest.

                  CLASS A-1 PASS-THROUGH RATE: With respect to any Distribution Date, the per annum rate equal to 6.34% (or, for each Distribution Date, if any, occurring after the Clean-up Call Date, 6.84%).

                  CLASS A-1 PRINCIPAL DISTRIBUTION AMOUNT: With respect to the Class A-1 Certificates for any Distribution Date, the lesser of (x) the Principal Distribution Amount for Mortgage Loan Group I for such Distribution Date, or (y) the Class A-1 Certificate Principal Balance as of such Distribution Date.

                  CLASS A-2 AVAILABLE FUNDS CAP CARRY-FORWARD AMOUNT: With respect to the Class A-2 Certificates and any Distribution Date, the sum of:

                  (a) the excess of (x) the Class A-2 Current Interest
                      calculated at the Class A-2 Formula Pass-through Rate over
                      (y) the Class A-2 Current Interest calculated at the Class A-2 Available Funds Cap Rate, in each case as of such Distribution Date,

                  (b) the amount of any Class A-2 Available Funds Cap
                      Carry-Forward Amount remaining unpaid from any previous Distribution Date, with interest thereon at the Class A-2 Formula Pass-through Rate.

                  CLASS A-2 AVAILABLE FUNDS CAP RATE: Is a per annum rate equal to, with respect to any Due Period, the Net Weighted Average Mortgage Interest Rate for the Mortgage Loans in Mortgage Loan Group II for such Due Period, minus the product of (x) the Class A-IO Pass-through Rate and (y) a fraction, the numerator of which is the Class A-IO Notional Amount on such Distribution Date and the denominator of which is the outstanding Aggregate Principal Balance of the Mortgage Loans in Mortgage Loan Group I and Mortgage Loan Group II as of such date.

                  CLASS A-2 CARRY-FORWARD AMOUNT: As of any Distribution Date, the sum of (a) the amount, if any, by which (i) the Class A-2 Interest Distribution Amount as of the immediately preceding Distribution Date exceeded
(ii) the amount actually distributed on the Class A-2 Certificates in respect of interest on such immediately preceding Distribution Date and (b) 30 days' interest on the amount described in clause (a) calculated at an interest rate equal to the Class A-2 Formula Pass-Through Rate applicable to such Distribution Date.

                  CLASS A-2 CERTIFICATE: Any Certificate designated as a "Class A-2 Certificate" on the face thereof, in the form of Exhibit A hereto. The Class A-2 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

                  CLASS A-2 CERTIFICATE PRINCIPAL BALANCE: As of any time of determination, the Original Certificate Principal Balance of the Class A-2 Certificates less any amounts actually distributed with respect to principal thereon on all prior Distribution Dates.

                  CLASS A-2 CURRENT INTEREST: With respect to the Class A-2 Certificates for any Distribution Date and the related Accrual Period, the interest accrued at the Class A-2 Pass-Through Rate applicable to such Distribution Date and such Accrual Period on the Class A-2 Certificate Principal Balance as of such Distribution Date (and prior to making any distributions on such Distribution Date).

                  CLASS A-2 DISTRIBUTION AMOUNT: With respect to the Class A-2 Certificates for any Distribution Date, the amount to be distributed to the Holders of the Class A-2 Certificates on such Distribution Date, applied first to interest and then to principal, which amount shall be the lesser of (x) the Class A-2 Formula Distribution Amount for such Distribution Date or (y) the amount (including any applicable portion of any Insured Payment) available for distribution on account of the Class A-2 Certificates for such Distribution Date.

                  CLASS A-2 FINAL SCHEDULED MATURITY DATE: The October 2014 Distribution Date.

                  CLASS A-2 FORMULA DISTRIBUTION AMOUNT: With respect to the Class A-2 Certificates for any Distribution Date, the sum of the Class A-2 Interest Distribution Amount and the Class A-2 Principal Distribution Amount.

                  CLASS A-2 FORMULA PASS-THROUGH RATE: With respect to any Distribution Date, the per annum rate equal to LIBOR plus 0.14%.

                  CLASS A-2 INTEREST DISTRIBUTION AMOUNT: With respect to the Class A-2 Certificates for any Distribution Date an amount equal to (a) the related Class A-2 Current Interest, minus (b) the amount of any Class A-2 Mortgage Loan Interest Shortfalls, if any, plus (c) any Class A-2 Carry-Forward Amount, less (d) any amounts paid by the Certificate Insurer in respect of such Class A-2 Carry-Forward Amount.

                  CLASS A-2 MORTGAGE LOAN INTEREST SHORTFALLS: With respect to the Class A-2 Certificates for any Distribution Date will be the Class A-2 Certificates' pro rata portion of any Mortgage Loan Interest Shortfalls in Mortgage Loan Group II, if any, for such Distribution Date, to the extent such Mortgage Loan Interest Shortfalls are not paid by the Servicer as Compensating Interest.

                  CLASS A-2 PASS-THROUGH RATE: With respect to any Distribution Date, the per annum rate equal to the lesser of (x) the Class A-2 Formula Pass-Through Rate and (y) the Class A-2 Available Funds Cap Rate for such Distribution Date.

                  CLASS A-2 PRINCIPAL DISTRIBUTION AMOUNT: With respect to the Class A-2 Certificates for any Distribution Date, the lesser of (x) the Principal Distribution Amount for Mortgage Loan Group II for such Distribution Date, and (y) the Class A-2 Certificate Principal Balance as of such Distribution Date.

                  CLASS A-3 CARRY FORWARD AMOUNT: As of any Distribution Date, the sum of (a) the amount, if any, by which (i) the Class A-3 Interest Distribution Amount as of the immediately preceding Distribution Date exceeded
(ii) the amount actually distributed on the Class A-3 Certificates in respect of interest on such immediately preceding Distribution Date and (b) 30 days interest on the amount described in clause (a) calculated at an interest rate equal to the Class A-3 Pass-Through Rate applicable to such Distribution Date.

                  CLASS A-3 CERTIFICATE: Any Certificate designated as a "Class A-3 Certificate" on the face thereof, in the form of Exhibit A hereto. The Class A-3 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

                  CLASS A-3 CERTIFICATE PRINCIPAL BALANCE: As of any time of determination, the Original Certificate Principal Balance of the Class A-3 Certificates less any amounts actually distributed with respect to principal thereon on all prior Distribution Dates.

                  CLASS A-3 CURRENT INTEREST: With respect to the Class A-3 Certificates for any Distribution Date and the related Accrual Period, the interest accrued at the Class A-3 Pass-Through Rate applicable to such Distribution Date and such Accrual Period on the Class A-3 Certificate Principal Balance as of such Distribution Date (and prior to making any distributions on such Distribution Date).

                  CLASS A-3 DISTRIBUTION AMOUNT: With respect to the Class A-3 Certificates for any Distribution Date, the amount to be distributed to the Holders of the Class A-3 Certificates on such Distribution Date, applied first to interest and then to principal, which amount shall be the lesser of (x) the Class A-3 Formula Distribution Amount for such Distribution Date or (y) the amount (including any applicable portion of any Insured Payment) available for distribution on account of the Class A-3 Certificates for such Distribution Date.

                  CLASS A-3 FINAL SCHEDULED MATURITY DATE: The July 2016 Distribution Date.

                  CLASS A-3 FORMULA DISTRIBUTION AMOUNT: With respect to the Class A-3 Certificates for any Distribution Date, the sum of the Class A-3 Interest Distribution Amount and the Class A-3 Principal Distribution Amount.

                  CLASS A-3 INTEREST DISTRIBUTION AMOUNT: With respect to the Class A-3 Certificates for any Distribution Date an amount equal to (a) the related Class A-3 Current Interest, minus (b) the amount of any Class A-3 Mortgage Loan Interest Shortfalls, if any, plus (c) any Class A-3 Carry-Forward Amount, less (d) any amounts paid by the Certificate Insurer in respect of such Class A-3 Carry-Forward Amount.

                  CLASS A-3 MORTGAGE LOAN INTEREST SHORTFALLS: With respect to the Class A-3 Certificates for any Distribution Date will be the Class A-3 Certificates' pro rata portion of the Mortgage Loan Interest Shortfalls in Mortgage Loan Group II, if any, for such Distribution Date, to the extent such Mortgage Loan Interest Shortfalls are not paid by the Servicer as Compensating Interest.

                  CLASS A-3 PASS-THROUGH RATE: With respect to any Distribution Date, the per annum rate equal to 5.82%.

                  CLASS A-3 PRINCIPAL DISTRIBUTION AMOUNT: With respect to the Class A-3 Certificates for any Distribution Date, the lesser of (x) the Principal Distribution Amount for Mortgage Loan Group II for such Distribution Date (net of the Class A-2 Principal Distribution Amount) or (y) the Class A-3 Certificate Principal Balance as of such Distribution Date.

                  CLASS A-4 CARRY FORWARD AMOUNT: As of any Distribution Date, the sum of (a) the amount, if any, by which (i) the Class A-4 Interest Distribution Amount as of the immediately preceding Distribution Date exceeded
(ii) the amount actually distributed on the Class A-4 Certificates in respect of interest on such immediately preceding Distribution Date and (b) 30 days interest on the amount described in clause (a) calculated at an interest rate equal to the Class A-4 Pass-Through Rate applicable to such Distribution Date.

                  CLASS A-4 CERTIFICATE: Any Certificate designated as a "Class A-4 Certificate" on the face thereof, in the form of Exhibit A hereto. The Class A-4 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

                  CLASS A-4 CERTIFICATE PRINCIPAL BALANCE: As of any time of determination, the Original Certificate Principal Balance of the Class A-4 Certificates less any amounts actually distributed with respect to principal thereon on all prior Distribution Dates.

                  CLASS A-4 CURRENT INTEREST: With respect to the Class A-4 Certificates for any Distribution Date and the related Accrual Period, the interest accrued at the Class A-4 Pass-Through Rate applicable to such Distribution Date and such Accrual Period on the Class A-4 Certificate Principal Balance as of such Distribution Date (and prior to making any distributions on such Distribution Date).

                  CLASS A-4 DISTRIBUTION AMOUNT: With respect to the Class A-4 Certificates for any Distribution Date, the amount to be distributed to the Holders of the Class A-4 Certificates on such Distribution Date, applied first to interest and then to principal, which amount shall be the lesser of (x) the Class A-4 Formula Distribution Amount for such Distribution Date or (y) the amount (including any applicable portion of any Insured Payment) available for distribution on account of the Class A-4 Certificates for such Distribution Date.

                  CLASS A-4 FINAL SCHEDULED MATURITY DATE: The December 2031 Distribution Date.

                  CLASS A-4 FORMULA DISTRIBUTION AMOUNT: With respect to the Class A-4 Certificates for any Distribution Date, the sum of the Class A-4 Interest Distribution Amount and the Class A-4 Principal Distribution Amount.

                  CLASS A-4 INTEREST DISTRIBUTION AMOUNT: With respect to the Class A-4 Certificates for any Distribution Date an amount equal to (a) the related Class A-4 Current Interest, minus (b) the amount of any Class A-4 Mortgage Loan Interest Shortfalls, if any, plus (c) any Class A-4 Carry-Forward Amount, less (d) any amounts paid by the Certificate Insurer in respect of such Class A-4 Carry-Forward Amount.

                  CLASS A-4 MORTGAGE LOAN INTEREST SHORTFALLS: For any Distribution Date will be the Class A-4 Certificates' pro rata portion of the Mortgage Loan Interest Shortfalls in Mortgage Loan Group II, if any, for such Distribution Date, to the extent such Mortgage Loan Interest Shortfalls are not paid by the Servicer as Compensating Interest.

                  CLASS A-4 PASS-THROUGH RATE: With respect to any Distribution Date, the per annum rate equal to the lesser of (x) 6.99% (or, for each Distribution Date, if any, occurring after the Clean-up Call Date, 7.49%).

                  CLASS A-4 PRINCIPAL DISTRIBUTION AMOUNT: With respect to the Class A-4 Certificates for any Distribution Date, the lesser of (x) the Principal Distribution Amount for Mortgage Loan Group II for such Distribution Date (net of the Class A-2 Principal Distribution Amount and the Class A-3 Principal Distribution Amount), or (y) the Class A-4 Certificate Principal Balance as of such Distribution Date.

                  CLASS A-IO CARRY-FORWARD AMOUNT: As of any Distribution Date, the sum of (a) the amount, if any, by which (i) the Class A-IO Interest Distribution Amount as of the immediately preceding Distribution Date exceeds
(ii) the amount actually paid to the holders of the Class A-IO Certificates on such immediately preceding Distribution Date and (b) thirty (30) days' interest on the amount described in clause (a) calculated at an interest rate equal to the Class A-IO Pass-through Rate.

                  CLASS A-IO CERTIFICATE: Any Certificate designated as a "Class A-IO Certificate" on the face thereof, in the form of Exhibit B hereto.

                  CLASS A-IO CURRENT INTEREST: With respect to the Class A-IO Certificates for any Distribution Date and the related Accrual Period, the interest accrued at the Class A-IO Pass-Through Rate applicable to such Distribution Date and such Accrual Period on the Class A-IO Notional Amount as of such Distribution Date.

                  CLASS A-IO INTEREST DISTRIBUTION AMOUNT: With respect to the Class A-IO Certificates for any Distribution Date an amount equal to (a) the related Class A-IO Current Interest, minus (b) the amount of any Class A-IO Mortgage Loan Interest Shortfalls, if any, plus (c) any Class A-IO Carry-Forward Amount, less (d) any amounts paid by the Certificate Insurer in respect of such Class A-IO Carry-Forward Amount.

                  CLASS A-IO MORTGAGE LOAN INTEREST SHORTFALLS: With respect to the Class A-IO Certificates for any Distribution Date will be the Class A-IO Certificates' pro rata portion of the Mortgage Loan Interest Shortfalls in Mortgage Loan Group I and Mortgage Loan Group II, if any, for such Distribution Date, to the extent such Mortgage Loan Interest Shortfalls are not paid by the Servicer as Compensating Interest.

                  CLASS A-IO NOTIONAL AMOUNT: With respect to each Distribution Date occurring (i) prior to the January 2004 Distribution Date, an amount equal to the lesser of (x) $35,500,000 or (y) the Aggregate Principal Balance as of the first day of the related Due Period; and (ii) on and after the Distribution Date occurring in January 2004, $0.

                  CLASS A-IO PASS-THROUGH RATE: A fixed rate equal to 8.00% per annum.

                  CLASS R CERTIFICATE: Any Certificate denominated as a Class R Certificate and subordinate to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO and Class X Certificates in right of payment to the extent set forth herein, which Certificate shall be in the form of Exhibit C hereto.

                  CLASS R CERTIFICATEHOLDER:  A Holder of a Class R Certificate.

                  CLASS X CERTIFICATE: Any Certificate denominated as a Class X Certificate and subordinate to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-IO Certificates in right of payment to the extent set forth herein, which Certificate shall be in the form of Exhibit D hereto.

                  CLASS X CERTIFICATEHOLDER: A Holder of a Class X Certificate.

                  CLEAN-UP CALL DATE: As defined in Section 8.01(b).

                  CLOSING DATE: June 28, 2001.

                  CODE: The Internal Revenue Code of 1986, as amended.

                  COLLATERAL AGENT: The Chase Manhattan Bank, its successors and assigns.

                  COLLECTION ACCOUNT: The Eligible Account established and maintained by the Servicer pursuant to Section 5.02(b).

                  COMBINED LOAN-TO-VALUE RATIO or CLTV: As to any Mortgage Loan at any time, the fraction, expressed as a percentage, the numerator of which is the sum of (i) the Principal Balance thereof at such time and (ii) if such Mortgage Loan is subject to a second mortgage, the unpaid principal balance of any related first mortgage loan or loans, if any, as of such time, and the denominator of which is the Appraised Value of any related Mortgaged Property or Properties as of the date of the appraisal used by or on behalf of the Unaffiliated Seller to underwrite such Mortgage Loan.

                  COMMISSION: The Securities and Exchange Commission.

                  COMPENSATING INTEREST: As defined in Section 6.09 hereof.

                  CORRESPONDING CLASS: Means the Class of Master REMIC Interest as used in the Table in Section 2.07.

                  CREDIT AND SERVICING POLICY MANUALS: With respect to an Originator, its written policies and procedures regarding underwriting, origination and servicing of mortgage loans, as delivered to the Certificate Insurer on or prior to the Closing Date, with such changes notified to the Certificate Insurer (a) that do not have a material adverse effect on such policies and procedures, or (b) that are approved by the Certificate Insurer, such approval not to be unreasonably withheld, conditional or delayed or (c) that the Servicer does not apply to the Mortgage Loans.

                  CROSS-COLLATERALIZATION RESERVE ACCOUNT: With respect to the Class A Certificates, the segregated trust account, which shall be an Eligible Account, established and maintained pursuant to Section 6.01(a) and entitled "The Chase Manhattan Bank, as Trustee for ABFS Mortgage Loan Trust 2001-2 Mortgage Pass-Through Certificates, Series 2001-2, Class A, Cross-collateralization Reserve Account," on behalf of the Class A Certificateholders and the Certificate Insurer.

                  CUMULATIVE LOSS PERCENTAGE: As of any date of determination thereof, the aggregate of all Liquidated Loan Losses since the Closing Date as a percentage of the Aggregate Principal Balance of the Mortgage Loans in both Mortgage Loan Groups as of the Cut-Off Date.

                  CUT-OFF DATE: The close of business on June 1, 2001 (or with respect to any Mortgage Loan originated or otherwise acquired by an Originator after June 1, 2001, the date of origination or acquisition of such Mortgage
Loan).

                  DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction of the Monthly Payment due on such Mortgage Loan in a proceeding under the United States Bankruptcy Code, except such a reduction that constitutes a Deficient Valuation or a permanent forgiveness of principal.

                  DEFICIENCY AMOUNT: With respect to either Mortgage Loan Group and any Distribution Date, an amount equal to the excess, if any, of (i) the Required Distribution relating to that Mortgage Loan Group for such Distribution Date over (ii) the Available Funds for that Mortgage Loan Group for such Distribution Date; such amount shall never be less than zero.

                  DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

                  DELETED MORTGAGE LOAN: A Mortgage Loan replaced by or to be replaced by a Qualified Substitute Mortgage Loan.

                  DELINQUENCY AMOUNT: means, as of the end of a Due Period, the product of (i) the Rolling Three Month Delinquency Rate and (ii) the Aggregate Principal Balance as of the first day of the applicable three month period.

                  DELINQUENCY RATIO: With respect to any Distribution Date, the percentage equivalent of a fraction (a) the numerator of which equals the aggregate Principal Balances of all Mortgage Loans that are 90 or more days Delinquent, in foreclosure or converted to REO Property as of the last day of the related Due Period and (b) the denominator of which is the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

                  DELINQUENT: A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

                  DEPOSITOR: Bear Stearns Asset Backed Securities, Inc., a Delaware corporation, and any successor thereto.

                  DEPOSITORY: The Depository Trust Company, 55 Water Street, New York, New York 10041 and any successor Depository hereafter named.

                  DIRECT PARTICIPANT: Any broker-dealer, bank or other financial institution for which the Depository holds Class A-1, Class A-2, Class A-3, Class A-4 or Class A-IO Certificates from time to time as a securities depository.

                  DISTRIBUTION ACCOUNT: One of the Distribution Accounts established in accordance with Section 6.01(a) hereof and maintained by the Trustee.

                  DISTRIBUTION DATE: The 25th day of any month or if such 25th day is not a Business Day, the first Business Day immediately following, commencing on July 25, 2001.

                  DUE DATE: With respect to each Mortgage Loan and any Distribution Date, the day of the calendar month preceding the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due.

                  DUE PERIOD: With respect to each Distribution Date, the calendar month preceding the related
Distribution Date.

                  ELIGIBLE ACCOUNT: Either (A) an account or accounts maintained with an institution (which may include the Trustee, provided such institution otherwise meets these requirements) whose deposits are insured by the FDIC, the unsecured and uncollateralized debt obligations of which institution shall be rated "AA" or better by S&P and "Aa2" or better by Moody's and in the highest short term rating category by S&P and Moody's, and which is (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution (including the Trustee) duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws,
(iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Certificate Insurer and the Rating Agencies or (B) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company (which may include the Trustee, provided that the Trustee otherwise meets these requirements), having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity.

                  ERISA: As defined in Section 4.02(n) hereof.

                  EVENT OF DEFAULT: As described in Section 7.01.

                  EXCESS OVER-COLLATERALIZED AMOUNT: With respect to a Mortgage Loan Group and any Distribution Date, the excess, if any, of (a) the Over-collateralized Amount for such Mortgage Loan Group that would apply on such Distribution Date after taking into account all distributions that would be made on such Distribution Date if the related Over-collateralization Reduction Amounts for such Mortgage Loan Group were not deducted from the Principal Distribution Amount for such Mortgage Loan Group over (b) the Specified Over-collateralized Amount for such Mortgage Loan Group.

                  FDIC: The Federal Deposit Insurance Corporation, and any successor thereto.

                  FHLMC: The Federal Home Loan Mortgage Corporation, and any successor thereto.

                  FNMA: The Federal National Mortgage Association, and any successor thereto.

                  FORECLOSURE PROFITS: As to any Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Mortgage Loan during the related Due Period over (ii) the sum of the unpaid principal balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Mortgage Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid pursuant to Section 5.06 to the first day of the month following the month in which such Mortgage Loan became a Liquidated Mortgage
Loan).

                  GAAP: Generally accepted accounting principles, consistently applied, as of the date of such application.

                  I & I PAYMENTS: Payments due and owing under the Insurance and Reimbursement Agreement other than pursuant to Section 2.4(a) of such Agreement.

                  INDIRECT PARTICIPANT: Any financial institution for whom any Direct Participant holds an interest in a Class A-1, Class A-2, Class A-3, Class A-4 or Class A-IO Certificate.

                  INSURANCE AND REIMBURSEMENT AGREEMENT: The Insurance and Reimbursement Agreement dated as of June 28, 2001 among the Certificate Insurer, the Depositor, the Trustee, the Servicer, the Unaffiliated Seller, HomeAmerican Credit, Inc., d/b/a

Upland Mortgage and American Business Mortgage Services, Inc. as such agreement may be amended or supplemented in accordance with the provisions thereof.

                  INSURANCE POLICIES: All insurance policies insuring any Mortgage Loan or Mortgaged Property to the extent the Trust or the Trustee has any interest therein.

                  INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with Accepted Servicing Practices. "Insurance Proceeds" do not include "Insured Payments."

                  INSURED PAYMENT: With respect to any Distribution Date, the Deficiency Amount.

                  INSURER DEFENSE COSTS: All costs and expenses of the Certificate Insurer (including out of pocket costs and expenses of the Trustee or the Depositor that the Certificate Insurer may have paid) in connection with any action, proceeding or investigation that could adversely affect the Trust or the rights or obligations of the Certificate Insurer under any of the Insurance and Reimbursement Agreement, this Agreement, the Unaffiliated Seller Agreement or any other document delivered with respect thereto, including (without limitation) any judgment or settlement entered into affecting the Certificate Insurer or the Certificate Insurer's interests, together with interest thereon at a rate equal to the Late Payment Rate from the date such expenses are incurred up to but not including the date the Certificate Insurer is reimbursed for such expenses in full.

                  INTEREST DETERMINATION DATE: With respect to any Accrual Period for the Class A-2 Certificates, the second London Business Day preceding the first day of such Accrual Period; provided, however, that with respect to the July 2001 Distribution Date, the Interest Determination Date shall be the second London Business Day preceding the Closing Date.

                  INTEREST DISTRIBUTION AMOUNT: Means (i) with respect to Mortgage Loan Group I, the Class A-1 Interest Distribution Amount and Mortgage Loan Group I's pro rata portion of the Class A-IO Interest Distribution Amount and (ii) with respect to Mortgage Loan Group II, the sum of the Class A-2 Interest Distribution Amount, Class A-3 Interest Distribution Amount, Class A-4 Interest Distribution Amount and Mortgage Loan Group II's pro rata portion of the Class A-IO Interest Distribution Amount.

                  INTEREST RESERVE ACCOUNT: The Interest Reserve Account established in accordance with Section 6.01(a) hereof and maintained by the Trustee.

                  LATE PAYMENT RATE: Has the meaning ascribed thereto in the Insurance and Reimbursement Agreement.

                  LIBOR: With respect to any Accrual Period for the Class A-2 Certificates, the rate determined by the Trustee on the related Interest Determination Date on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. On each Interest Determination Date, LIBOR for the related Accrual Period will be established by the Trustee as follows:

                  (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Class A-2 Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

                  (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Class A-2 Certificates shall be the higher of
         (i) LIBOR as determined on the previous Interest Determination Date and
         (ii) the Reserve Interest Rate.

                  LIQUIDATED LOAN LOSS: With respect to any Distribution Date as of the related Due Date, an amount equal to the excess of (i) the unpaid principal balance of a Liquidated Mortgage Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month in which such Mortgage Loan became a Liquidated Mortgage Loan, over (ii) Net Liquidation Proceeds with respect to such Liquidated Mortgage Loan.

                  LIQUIDATED MORTGAGE LOAN: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

                  LIQUIDATION EXPENSES: Expenses incurred by the Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed amount expended by the Servicer pursuant to Sections 5.04 and 5.06 hereof respecting the related Mortgage Loan and any unreimbursed expenditures for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

                  LIQUIDATION PROCEEDS: The amount (other than Insurance Proceeds) received by the Servicer in connection with (i) the taking of all or a part of Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale, REO Disposition or otherwise or (iii) the liquidation of any other security for such Mortgage Loan, including, without limitation, pledged equipment, inventory and working capital and assignments of rights and interests made by the related mortgagor.

                  LOAN REPURCHASE PRICE: As defined in Section 2.06(c).

                  LONDON BUSINESS DAY: A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

                  MAJORITY CERTIFICATEHOLDERS: The Holder or Holders of Class A-1, Class A-2, Class A-3, Class A-4 and Class A-IO Certificates evidencing Percentage Interests in excess of 51% in the aggregate.

                  MONTHLY PAYMENT: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon as specified for such Due Date in the related amortization schedule at the time applicable thereto (after adjustment for any Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than Deficient Valuations or similar proceeding or any moratorium or similar waiver or grace period).

                  MONTHLY SERVICING FEE:  As defined in Section 5.08 hereof.

                  MOODY'S: Moody's Investors Service, Inc., a corporation organized and existing under Delaware law, or any successor thereto and if such corporation no longer for any reason performs the services of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by the Certificate Insurer.

                  MORTGAGE: The mortgage, deed of trust or other instrument creating a first or second lien on the Mortgaged Property.

                  MORTGAGED PROPERTY: The underlying property or properties securing a Mortgage Loan, consisting of a fee simple estate in such real property.

                  MORTGAGE FILE: As described in Exhibit E.

                  MORTGAGE INTEREST RATE: As to any Mortgage Loan, the per annum fixed rate at which interest accrues on the unpaid principal balance thereof as set forth on the related Mortgage Note.

                  MORTGAGE LOAN INTEREST SHORTFALL: With respect to any Distribution Date, as to any Mortgage Loan, the sum of (a) any Prepayment Interest Shortfall for which no payment of Compensating Interest is paid and (b) any Civil Relief Act Interest Shortfall in respect of such Mortgage Loan for such Distribution Date.

                  MORTGAGE LOAN GROUP: Mortgage Loan Group I and Mortgage Loan Group II.

                  MORTGAGE LOAN GROUP I: Those Mortgage Loans listed on the Mortgage Loan Schedule as being designated to Mortgage Loan Group I.

                  MORTGAGE LOAN GROUP II: Those Mortgage Loans listed on the Mortgage Loan Schedule as being designated to Mortgage Loan Group II.

                  MORTGAGE LOANS: The mortgage loans set forth on the Mortgage Loan Schedule, together with any Qualified Substitute Mortgage Loans substituted therefor in accordance with this Agreement, as from time to time are held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule. When used in respect of any Distribution Date, the term Mortgage Loans shall mean all Mortgage Loans (including those in respect of which the Trustee has acquired the related Mortgaged Property) which have not been repaid in full prior to the related Due Period, did not become Liquidated Mortgage Loans prior to such related Due Period or were not repurchased or replaced by the Unaffiliated Seller prior to such related Due Period.

                  MORTGAGE LOAN SCHEDULE: The schedule of Mortgage Loans as of the Cut-Off Date as attached hereto as Schedule I, which will be deemed to be modified automatically upon any replacement, sale, substitution, liquidation, transfer or addition of any Mortgage Loan pursuant to the terms hereof. The Mortgage Loan Schedule sets forth as to each Mortgage Loan: (i) its identifying number and the name of the related Mortgagor; (ii) the billing address for the related Mortgaged Property including the state and zip code; (iii) its date of origination; (iv) the original number of months to stated maturity; (v) the original stated maturity; (vi) the original Principal Balance; (vii) the Principal Balance as of the Cut-Off Date; (viii) the Mortgage Interest Rate and
(ix) the scheduled monthly payment of principal and interest.

                  MORTGAGE NOTE: The original, executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                  MORTGAGOR: The obligor on a Mortgage Note.

                  NET FORECLOSURE PROFITS: As to any Distribution Date, the excess, if any, of (i) the aggregate Foreclosure Profits with respect to such Distribution Date over (ii) Liquidated Loan Losses with respect to such Distribution Date.

                  NET INCOME: For any fiscal quarter of ABFS, the net income (or loss) of ABFS and its consolidated subsidiaries for such quarter, determined in accordance with GAAP.

                  NET LIQUIDATION PROCEEDS: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Periodic Advances made by the Servicer out of its own funds. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

                  NET MORTGAGE LOAN INTEREST SHORTFALLS: As of any Distribution Date, the aggregate of the Class A-1 Mortgage Loan Interest Shortfalls, Class A-2 Mortgage Loan Interest Shortfalls, Class A-3 Mortgage Loan Interest Shortfalls, Class A-4 Mortgage Loan Interest Shortfalls, and Class A-IO Mortgage Loan Interest Shortfalls, if any, for such Distribution Date.

                  NET MONTHLY EXCESS CASHFLOW: With respect to any Distribution Date and any Mortgage Loan Group, the excess of (x) the Available Funds for such Mortgage Loan Group then on deposit in the related Distribution Account over (y) the sum of (i) the Interest Distribution Amount for such Mortgage Loan Group and such Distribution Date, (ii) the Principal Distribution Amount for such Mortgage Loan Group or such Distribution Date, calculated for this purpose without regard to any Over-collateralization Increase Amount (or portion thereof included therein) for such Mortgage Loan Group and such Distribution Date, (iii) the amounts due to the Certificate Insurer, if any, for such Mortgage Loan Group on such Distribution Date pursuant to Section 6.05 of this Agreement, and (iv) the Trustee Fees allocable to such Mortgage Loan Group for such Distribution Date.

                  NET REO PROCEEDS: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

                  NET WEIGHTED AVERAGE MORTGAGE INTEREST RATE OR NET WAC: With respect to any Due Period and any Mortgage Loan Group, the weighted average Mortgage Interest Rates (weighted by Principal Balances) of the Mortgage Loans in such Mortgage Loan Group, calculated at the opening of business on the first day of such Due Period, less the rate at which the Servicing Fee is then calculated, less the rate at which the Trustee Fee is then calculated, less the Premium Percentage and any taxes imposed on any REMIC created hereunder pursuant to Section 9.01(d) herein.

                  NET WORTH: As of any date, the consolidated total stockholder's equity of ABFS and its consolidated subsidiaries, determined in accordance with GAAP.

                  NONRECOVERABLE ADVANCES: With respect to any Mortgage Loan,
(a) any Periodic Advance previously made and not reimbursed from late collections pursuant to Section 5.03, or (b) a Periodic Advance proposed to be made in respect of a Mortgage Loan or REO Property either of which, in the good faith business judgment of the Servicer, as evidenced by an Officer's Certificate delivered to the Certificate Insurer and the Trustee no later than the Business Day following such determination, would not ultimately be recoverable pursuant to Sections 5.03.

                  OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board, the President or a Vice President, the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Unaffiliated Seller and/or the Servicer, or the Depositor, as required by this Agreement.

                  OPINION OF COUNSEL: A written opinion of counsel, who may, without limitation, be counsel for the Unaffiliated Seller, the Servicer, the Trustee, a Certificateholder or a Certificateholder's prospective transferee or the Certificate Insurer (including except as otherwise provided herein, in-house counsel) reasonably acceptable to each addressee of such opinion and experienced in matters relating to the subject of such opinion; except that any opinion of counsel relating to (a) the qualification of the REMIC Trust as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of counsel who (i) is in fact independent of the Unaffiliated Seller, the Servicer and the Trustee, (ii) does not have any direct financial interest or any material indirect financial interest in the Unaffiliated Seller or the Servicer or the Trustee or in an Affiliate thereof, (iii) is not connected with the Unaffiliated Seller or the Servicer or the Trustee as an officer, employee, director or person performing similar functions and (iv) is reasonably acceptable to the Certificate Insurer.

                  ORIGINAL CERTIFICATE PRINCIPAL BALANCE: As of the Startup Day and as to the Class A-1 Certificates, $275,000,000, as to the Class A-2 Certificates, $32,798,000, as to the Class A-3 Certificates, $23,278,000 and as to the Class A-4 Certificates, $23,924,000.

The Class A-IO, Class X and Class R Certificates do not have an Original Certificate Principal Balance.

                  ORIGINAL AGGREGATE PRINCIPAL BALANCE: The Aggregate Principal Balance of both Mortgage Loan Groups as of the Cut-Off Date, which amount is equal to $355,000,000.00.

                  ORIGINATORS: American Business Credit, Inc., HomeAmerican Credit, Inc., d/b/a Upland Mortgage and American Business Mortgage Services, Inc.

                  OVER-COLLATERALIZATION DEFICIENCY AMOUNT: With respect to a Mortgage Loan Group and any Distribution Date, the difference, if greater than zero, between (a) the Specified Over-collateralized Amount for such Mortgage Loan Group applicable to such Distribution Date and (b) the Over-collateralized Amount for such Mortgage Loan Group applicable to such Distribution Date.

                  OVER-COLLATERALIZATION DEFICIT: As of any Distribution Date, the amount, if any, by which (a) the sum of (i) the Class A-1 Certificate Principal Balance, (ii) the Class A-2 Certificate Principal Balance, (iii) the Class A-3 Certificate Principal Balance and (iv) the Class A-4 Certificate Principal Balance, as applicable, with respect to the related Mortgage Loan Group, after taking into account the payment of the Principal Distribution Amount for the related Mortgage Loan Group (except for any amount in respect of the Over-collateralization Deficit) on such date exceeds (b) the sum of (i) the Aggregate Principal Balance of the related Mortgage Loan Group determined as of the end of the immediately preceding Due Period and (ii) the amount on deposit in the Cross-collateralization Reserve Account on such Distribution Date allocated to such Mortgage Loan Group (it being understood that any such amount allocated to one Mortgage Loan Group will be excluded for purposes of calculating the Over-collateralization Deficit for the other Mortgage Loan Group), after application of all amounts due on such Distribution Date (other than amounts in respect of Over-collateralization Deficit).

                  OVER-COLLATERALIZATION INCREASE AMOUNT: With respect to any Mortgage Loan Group and to any Distribution Date, the Over-collateralization Deficiency Amount for such Mortgage Loan Group and as of such Distribution Date (after taking into account the payment of the Principal Distribution Amount (except for clause (b)(viii) thereof) for such Mortgage Loan Group on such Distribution Date). Such distribution is limited to the extent of the Available Funds for that Mortgage Loan Group.

                  OVER-COLLATERALIZATION REDUCTION AMOUNT: With respect to any Mortgage Loan Group and any Distribution Date, an amount equal to the lesser of
(a) the Excess Over-collateralized Amount for such Distribution Date or (b) the Principal Distribution Amount for such Mortgage Loan Group for such Distribution Date (without regard to any Over-collateralization Reduction Amounts for such Mortgage Loan Group included in the definition thereof).

                  OVER-COLLATERALIZED AMOUNT: With respect to any Mortgage Loan Group and any Distribution Date, the difference, if any, between (a) the Aggregate Principal Balance of the Mortgage Loans in such Mortgage Loan Group as of the close of business on the last day of the related Due Period and (b) the Principal Balance of the related Classes of Certificates as of such Distribution Date (after taking into account the payment of the Principal Distribution Amount for such Mortgage Loan Group on such Distribution Date except for any portion thereof related to an Insured Payment and any Over-collateralization Increase Amount); provided, however, that such amount shall not be less than zero.

                  OWNER-OCCUPIED MORTGAGED PROPERTY: A Residential Dwelling as to which (a) the related Mortgagor represented an intent to occupy as such Mortgagor's primary, secondary or vacation residence at the origination of the Mortgage Loan, and (b) the Unaffiliated Seller has no actual knowledge that such Residential Dwelling is not so occupied.

                  OWNERSHIP INTEREST: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  PERCENTAGE INTEREST: With respect to a Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate or Class A-4 Certificate, the portion evidenced by such Certificate, expressed as a percentage rounded to four decimal places, equal to a fraction the numerator of which is the denomination represented by such Certificate and the denominator of which is the Original Certificate Principal Balance of such Class. With respect to a Class A-IO, Class X or Class R Certificate, the portion evidenced thereby as stated on the face of such Certificate.

                  PERIODIC ADVANCE: The aggregate of the advances required to be made by the Servicer on any Servicer Remittance Date pursuant to Section 5.18 hereof, the amount of any such advances being equal to the sum of:

                  (a) with respect to each Mortgage Loan that was Delinquent as of the close of business on the last day of the Due Period preceding the related Servicer Remittance Date, the product of (i) the Principal Balance of such Mortgage Loan and (ii) one-twelfth of the Mortgage Interest Rate for such Mortgage Loan net of the Servicing Fee, and

                  (b) with respect to each REO Property which was acquired during or prior to the related Due Period and as to which an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of (i) interest on the Principal Balance of such REO Mortgage Loan at the Mortgage Interest Rate for such REO Mortgage Loan net of the Servicing Fee, for the most recently ended Due Period over (ii) the net income from the REO Property transferred to either Distribution Account for such Distribution Date;

provided, however, that in each such case such advance has not been determined by the Servicer to be a Nonrecoverable Advance.

                  PERMITTED INVESTMENTS: As used herein, Permitted Investments shall include the following:

                  (i) obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause
(i) maturing not more than three months from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated in one of the two highest rating categories by the Rating Agencies;

                  (iii) certificates of deposit, time deposits and bankers' acceptances (which, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any U.S. depository institution or trust company, incorporated under the laws of the United States or any state; provided, that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated in one of the two highest rating categories by the Rating Agencies;

                  (iv) commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated in the highest short-term rating category by the Rating Agencies;

                  (v) the VISTA U.S. Government Money Market Fund, the VISTA Prime Money Market Fund and the VISTA Treasury Plus Fund, so long as any such fund is rated in the highest rating category by Moody's or S&P ;

provided, that, each such Permitted Investment shall be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code and that no instrument described hereunder shall evidence either the right to receive (x) only interest with respect to the obligations underlying such instrument or (y) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may: (yy) be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity; or (zz) provide any voting right or substantially equivalent interest in the producer of such investment, whether directly or indirectly, through conversion or any other manner or method. or be disposed of prior to its maturity.

                  PERMITTED TRANSFEREE: Any Person other than (a) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (b) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (c) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Class R Certificate, (d) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (e) an "electing large partnership" within the meaning Section 775 of the Code' and (f) any other Person so designated by the Trustee based upon an Opinion of Counsel to the Trustee and the Certificate Insurer that the transfer of an Ownership Interest in a Class R Certificate to such Person may cause either (i) the REMIC Trust to fail to qualify as a REMIC at any time that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO or Class X Certificates are outstanding or (ii) the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of FHLMC, a majority of its board of directors is not selected by such governmental unit.

                  PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

                  PLAN:  As defined in Section 4.02(n).

                  PREFERENCE AMOUNT: Any amounts distributed in respect of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-IO Certificates which are recovered from any Holder of a Class A-1, Class A-2, Class A-3, Class A-4 or Class A-IO Certificate as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final, nonappealable order of a court having competent jurisdiction.

                  PREFERENCE CLAIM:  As defined in Section 6.04(f).

                  PREMIUM AMOUNT: The sum of (a) the product of the Premium Percentage and the Class A-1 Certificate Principal Balance for the related Distribution Date, (b) the product of the Premium Percentage and the Class A-2 Certificate Principal Balance for the related Distribution Date, (c) the product of the Premium Percentage and the Class A-3 Certificate Principal Balance for the related Distribution Date, and (d) the product of the Premium Percentage and the Class A-4 Certificate Principal Balance for the related Distribution Date (before giving effect to any distributions on that date); provided, however, the Premium Amount for the Distribution Date in July 2001 will be equal to zero.

                  PREMIUM PERCENTAGE: The rate at which the "Premium" is determined as described in the letter dated June 28, 2001 between ABFS and the Certificate Insurer.

                  PREPAYMENT ASSUMPTION: A constant prepayment rate of 23% HEP for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-IO Certificates and Class X used solely for determining the accrual of original issue discount and market discount on the Certificates for federal income tax purposes.

                  PREPAYMENT INTEREST SHORTFALL: With respect to any Distribution Date, for each Mortgage Loan that was the subject during the related Due Period of a Principal Prepayment, an amount equal to the excess, if any, of (a) 30 days' interest on the Principal Balance of such Mortgage Loan at a per annum rate equal to (i) the Mortgage Interest Rate (or at such lower rate as may be in effect for such Mortgage Loan pursuant to application of the Civil Relief Act, any Deficient Valuation and/or any Debt Service Reduction) minus
(ii) the rate at which the Servicing Fee is calculated over (b) the amount of interest actually remitted by the

Mortgagor in connection with such Principal Prepayment less the Servicing Fee for such Mortgage Loan in such month.

                  PRINCIPAL BALANCE: As to any Mortgage Loan and any date of determination, the outstanding principal balance of such Mortgage Loan as of such date of determination after giving effect to Principal Prepayments received prior to the end of the related Due Period and Deficient Valuations incurred prior to the related Due Date. The Principal Balance of a Mortgage Loan which becomes a Liquidated Mortgage Loan on or prior to the related Due Date shall be zero (except for purposes of calculating the Loan Repurchase Price of such Mortgage Loan).

                  PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date with respect to any Mortgage Loan Group, will be the lesser of:

                  (a) the excess of (i) the sum, as of such Distribution Date, of (A) the Available Funds for such Mortgage Loan Group and (B) any Insured Payment for such Mortgage Loan Group plus if the Certificate Insurer, to the extent not obligated hereunder or under the Insurance and Reimbursement Agreement, shall so elect in its sole discretion, an amount of principal (including Liquidated Loan Losses) that would have been payable pursuant to clauses (b)(i)-(ix) below if sufficient funds were made available to the Trustee in accordance with the terms of the Certificate Insurance Policy over (ii) sum of (w) the Interest Distribution Amount, (x) the Trustee Fees and (y) the amount due to the Certificate Insurer on such Distribution Date pursuant to Section 6.05, in each case with respect to such Mortgage Loan Group; and

                  (b) the sum, without duplication, of:

                           (i) all principal in respect of the Mortgage Loans in
                  such Mortgage Loan Group actually collected during the related Due Period plus, if the outstanding Certificate Principal Balance relating to the other Mortgage Loan Group has been reduced to zero, all principal in respect of the Mortgage Loans in the other Mortgage Loan Group actually collected during the related Due Period,

                           (ii) the Principal Balance of each Mortgage Loan that
                  either was repurchased by the Unaffiliated Seller or by an Originator or purchased by the Servicer on the related Servicer Remittance Date from such Mortgage Loan Group, to the extent such Principal Balance is actually received by the Trustee,

                           (iii) any Substitution Adjustments delivered on the
                  related Servicer Remittance Date in connection with a substitution of a Mortgage Loan in such Mortgage Loan Group, to the extent such Substitution Adjustments are actually received by the Trustee,

                           (iv) the Net Liquidation Proceeds actually collected
                  by the Servicer on all Mortgage Loans in such Mortgage Loan Group during the related Due Period (to the extent such Net Liquidation Proceeds relate to principal),

                           (v) the proceeds received by the Trustee upon the
                  exercise by the Servicer of the option to repurchase the Mortgage Loans in such Mortgage Loan Group on or after the Clean-up Call Date, (to the extent that such proceeds relate to principal)

                           (vi) the amount of any Over-collateralization Deficit
                  with respect to such Mortgage Loan Group for such Distribution Date,

                           (vii) the proceeds received by the Trustee on any
                  termination of the Trust to the extent such proceeds relate to principal allocable to such Mortgage Loan Group,

                           (viii) the amount of any Over-collateralization
                  Increase Amount with respect to such Mortgage Loan Group for such Distribution Date, and

                           (ix) if the Certificate Insurer shall so elect in its
                  sole discretion, an amount of principal (including Liquidated Loan Losses) that would have been payable pursuant to clauses
                  (i)-(viii) above if sufficient funds were made available to the Trustee in accordance with the terms of the Certificate Insurance Policy,

                                      minus

                           (x) the amount of any Over-collateralization
                  Reduction Amount with respect to such Mortgage Loan Group for such Distribution Date.

                  PRINCIPAL PREPAYMENT: Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date.

                  PROSPECTUS SUPPLEMENT: The Prospectus Supplement dated June 8, 2001 relating to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-IO Certificates filed with the Commission in connection with the Registration Statement heretofore filed or to be filed with the Commission pursuant to Rule 424(b)(2) or 424(b)(5).

                  QUALIFIED APPRAISER: An appraiser, duly appointed by the Unaffiliated Seller, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

                  QUALIFIED MORTGAGE: "Qualified Mortgage" shall have the meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto).

                  QUALIFIED SUBSTITUTE MORTGAGE LOAN: A mortgage loan or mortgage loans substituted for a Deleted Mortgage Loan pursuant to Section 2.06(c) or 3.03 hereof, which (a) has or have an interest rate at least equal to that applicable to the Deleted

Mortgage Loan, (b) relates or relate to a detached one-family residence or to the same type of Residential Dwelling or Business Purpose Property, or any combination thereof, as the Deleted Mortgage Loan and in each case has or have the same or a better lien priority as the Deleted Mortgage Loan and has the same occupancy status or is an Owner Occupied Mortgaged Property, (c) matures or mature no later than (and not more than one year earlier than) the Deleted Mortgage Loan, (d) has or have a Loan-to-Value Ratio at the time of such substitution no higher than the Loan-to-Value Ratio of the Deleted Mortgage Loan, (e) has or have a Combined Loan-to-Value Ratio or Combined Loan-to-Value Ratios at the time of such substitution no higher than the Combined Loan-to-Value Ratio of the Deleted Mortgage Loan, (f) has or have a Principal Balance or Principal Balances (after application of all payments received on or prior to the date of substitution) not substantially less and not more than the Principal Balance of the Deleted Mortgage Loan as of such date, (g) satisfies or satisfy the criteria set forth from time to time in the definition of "qualified replacement mortgage" at Section 860G(a)(4) of the Code (or any successor statute thereto), and (h) complies or comply as of the date of substitution with each representation and warranty set forth in Sections 3.01, 3.02 and 3.03 of the Unaffiliated Seller's Agreement.

                  RATING AGENCY: S&P or Moody's.

                  RECORD DATE: With respect to the Certificates, the last Business Day of the month immediately preceding the month in which a Distribution Date occurs.

                  REFERENCE BANKS: Citibank, Barclay's Bank PLC, The Bank of Tokyo-Mitsubishi and National Westminster Bank PLC; provided, that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Unaffiliated Seller which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Unaffiliated Seller or any affiliate thereof, (iii) whose quotations appear on the Telerate Page 3750 on the relevant Interest Determination Date and (iv) which have been designated as such by the Trustee.

                  REIMBURSEMENT AMOUNT: As of any Distribution Date, the sum of
(a)(i) all payments under the Certificate Insurance Policy previously received by the Trustee and all Preference Amounts previously paid by the Certificate Insurer and in each case not previously repaid to the Certificate Insurer pursuant to Sections 6.05(a) hereof plus (ii) interest accrued on each such payment and Preference Amounts not previously repaid calculated at the Late Payment Rate from the date the Trustee received the related payment or Preference Amount paid by the Certificate Insurer and (b)(i) any amounts then due and owing to the Certificate Insurer under the Insurance and Reimbursement Agreement (excluding the Premium Amount due on such Distribution Date), as certified to the Trustee by the Certificate Insurer plus (ii) interest on such amounts at the Late Payment Rate and (c) to the extent not otherwise included, all Insurer Defense Costs. Any Reimbursement Amounts described in clause (a) shall be allocated to the Mortgage Loan Group in respect of which the relevant payment under the Certificate Insurance Policy was made. Any other Reimbursement Amounts shall be allocated between the Mortgage Loan Groups in such manner as the Certificate Insurer shall still direct in its sole discretion. The Certificate Insurer shall notify the Trustee and the Depositor of the amount of any Reimbursement Amount.

                  REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  REMIC I: As described in Section 2.07 herein.

                  REMIC I REGULAR INTERESTS: As described in Section 2.07 herein.

                  REMIC II: As described in Section 2.07 herein.

                  REMIC II REGULAR INTERESTS: As described in Section 2.07 herein.

                  REMIC III: As described in Section 2.07 herein.

                  REMIC III REGULAR INTERESTS: As described in Section 2.07 herein.

                  REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations promulgated thereunder and published rulings, notices and announcements, as the foregoing may be in effect from time to time.

                  REO DISPOSITION: The final sale by the Servicer of a Mortgaged Property acquired by the Servicer in foreclosure or by deed-in-lieu of foreclosure.

                  REO MORTGAGE LOAN: Any Mortgage Loan which is not a Liquidated Mortgage Loan and as to which the indebtedness evidenced by the related Mortgage
Note is discharged and the related Mortgaged Property is held as part of the Trust Fund.

                  REO PROCEEDS: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

                  REO PROPERTY: A Mortgaged Property acquired by the Servicer in the name of the Trustee on behalf of the Certificateholders through foreclosure or deed-in-lieu of foreclosure.

                  REPRESENTATION LETTER: Letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-IO Certificates registered in the Certificate Register under the nominee name of the Depository.

                  REPRESENTATIVE: Bear, Stearns & Co. Inc. as the representative underwriter for the Underwriters listed on Schedule A to the Underwriting Agreement.

                  REQUEST FOR RELEASE: A request for release in substantially the form attached as Exhibit H hereto.

                  REQUIRED DISTRIBUTIONS: means, with respect to (1) any Distribution Date occurring prior to the Distribution Date on December 25, 2031, the sum of (x) the Interest

Distribution Amount for all Class A Certificates net of any Net Mortgage Loan Interest Shortfalls and Class A-2 Available Funds Cap Carry-Forward Amounts and
(y) the sum of the Over-collateralization Deficit(s) with respect to both Mortgage Loan Groups, and (2) the final scheduled Distribution Date on December 25, 2031, the sum of (x) the amount set forth in clause (1)(x) above and (y) the outstanding aggregate Certificate Principal Balance, if any, of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, after giving effect to all other distributions of principal on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on that Distribution Date.

                  RESERVE INTEREST RATE: With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either
(i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which three New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which three New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

                  RESIDENTIAL DWELLING: A one- to four-family dwelling, a unit in a planned unit development, a unit in a condominium development, a townhouse or a manufactured housing unit which is non-mobile.

                  RESPONSIBLE OFFICER: When used with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject in each case having direct responsibility for the administration of this Agreement. When used with respect to the Unaffiliated Seller or the Servicer, the President or any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary.

                  RETAINED INTEREST: An interest in a pool of promissory notes, mortgage loans, or other financial assets which entitles the holder to receive excess cash flows derived from such assets after payments to senior holders of direct or indirect beneficial or other interests in such assets as well as expenses and other payments accorded priority in right or payment to such residual interest.

                  ROLLING THREE MONTH DELINQUENCY RATE: For any Distribution Date, a percentage, equal to the average of the Delinquency Ratio for each of the three (1 or 2 in the case of the first three Distribution Dates, as the case may be) immediately preceding Due Periods.

                  S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or any successor thereto and if such corporation no longer for any reason performs the services of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized statistical rating organization designated by the Certificate Insurer.

                  SERVICER: American Business Credit, Inc., a Pennsylvania corporation, or any successor appointed as herein provided.

                  SERVICER REMITTANCE DATE: With respect to any Distribution Date, the 20th day of the month in which such Distribution Date occurs, or if such 20th day is not a Business Day, the Business Day preceding such 20th day.

                  SERVICER REMITTANCE AMOUNT: With respect to any Servicer Remittance Date, an amount equal to the sum of (i) all collections of principal and interest on the Mortgage Loans (including Principal Prepayments, Net REO Proceeds and Net Liquidation Proceeds, if any) collected by the Servicer during the related Due Period, (ii) all Periodic Advances made by the Servicer with respect to interest payments due to be received on the Mortgage Loans on the related Due Date and (iii) any other amounts required to be placed in the Collection Account by the Servicer pursuant to this Agreement but excluding the following:

                  (a) amounts received on particular Mortgage Loans as late payments of interest and respecting which the Servicer has previously made an unreimbursed Periodic Advance out of its own funds;

                  (b) those portions of each payment of interest on a particular Mortgage Loan which represent the Servicing Fee;

                  (c) that portion of Liquidation Proceeds and REO Proceeds to the extent of any unpaid Servicing Fee;

                  (d) all income from Permitted Investments that is held in the Collection Account for the account of the Servicer;

                  (e) all amounts in respect of late fees, assumption fees, prepayment fees and similar fees;

                  (f) certain other amounts which are reimbursable to the Servicer, as provided in this Pooling and Servicing Agreement; and

                  (g) Net Foreclosure Profits.

                  SERVICING ADVANCES: All reasonable and customary "out-of-pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost and expenses relating to (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, (d) compliance with the obligations under Section 5.22, all of which reasonable and customary out-of-pocket costs and expenses are reimbursable to the Servicer to the extent provided in Sections 5.03 and 5.22.

                  SERVICING COMPENSATION: The Servicing Fee and other amounts to which the Servicer is entitled pursuant to Section 5.08.

                  SERVICING FEE: As to each Mortgage Loan, the annual fee payable to the Servicer, which is calculated as an amount equal to the product of (a) 0.50% per annum, and (b) the Principal Balance thereof (or, in the case of any successor Servicer, such other amount as the Certificate Insurer and such successor may agree upon in writing; provided however that if the Trustee is acting as successor Servicer in no event shall the Servicing Fee be less than the amount paid to the initial Servicer hereunder). Such fee shall be calculated and payable monthly only from the amounts received in respect of interest on such Mortgage Loan and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee includes any servicing fees owed or payable to any Subservicer.

                  SERVICING OFFICER: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Certificateholders by the Servicer, as such list may from time to time be amended.

                  SHORTFALL AMOUNT: With respect to any Mortgage Loan Group and Distribution Date, an amount, not less than zero, equal to the sum, without duplication, of:

                  (a) the excess, if any, of the sum of the amounts described in Section 6.05(a)(i)-(iv) over the Available Funds (excluding any funds which are to be transferred from the Cross-collateralization Reserve Account on that date) for such Mortgage Loan Group and Distribution Date;

                  (b) with respect to any Distribution Date prior to the final scheduled maturity date on December 25, 2031, the aggregate amount of Liquidated Loan Losses incurred during the prior Due Period for such Mortgage Loan Group, to the extent not paid as part of the related Principal Distribution Amount for such Distribution Date;

                  (c) with respect to any Distribution Date prior to the final scheduled maturity date on December 25, 2031, any Over-collateralization Deficit for such Mortgage Loan Group and Distribution Date, to the extent not paid as part of the related Principal Distribution Amount for such Distribution Date; and

                  (d) with respect to the final scheduled maturity date on December 25, 2031, the outstanding principal balance, if any, of the Class A-1 Certificates and the outstanding Aggregate Principal Balance, if any, of the Class A-2, Class A-3 and Class A-4 Certificates, as applicable, to the extent not otherwise paid on that Distribution Date.

                  SPECIAL ADVANCE: As defined in Section 5.18(b) hereof.

                  SPECIFIED OVER-COLLATERALIZED AMOUNT: With respect to either Mortgage Loan Group, an amount equal to the product of (x) a fraction, the numerator of which is the Aggregate Principal Balance of the Mortgage Loans in such Mortgage Loan Group as of the Closing Date, and the denominator of which is equal to the Aggregate Principal Balance for both Mortgage Loan Groups as of the Closing Date; provided, that if on any Distribution Date, after giving effect to all distributions on that Distribution Date, the Certificate Principal Balance of the Certificates relating to any Mortgage Loan Group will be reduced to zero, then the fraction described in this clause (x) for the other Mortgage Loan Group for such Distribution Date and all subsequent Distribution Dates shall be equal to 100% and (y) an amount computed as follows:

              (a) during the period commencing on the Closing Date and ending on the later of (x) the thirtieth Distribution Date following the Closing Date and
(y) the date upon which the Aggregate Principal Balance for both Mortgage Loan Groups is less than or equal to 50% of the Original Aggregate Principal Balance, the greater of (i) the Base Specified Over-collateralization Amount, and (ii) 88.00% of the Delinquency Amount;

              (b) thereafter, the greatest of:

                                    (i) the product of 8.8% times the Aggregate
                           Principal Balance as of such determination date,

                                    (ii) 88.00% of the Delinquency Amount,

                                    (iii) 0.75% of the Original Aggregate
                           Principal Balance, or

                                    (iv) the aggregate Principal Balance of the
                           three largest Mortgage Loans;

                  provided, however, that for any date occurring after the end of the period in clause (a) above, if the average Delinquency Ratio for the three calendar month period then most recently ended exceeds 9.75%, the Specified Over-collateralization Amount shall be no less than the Specified Over-collateralization Amount as of the previous Distribution Date; and provided, further that the Certificate Insurer may, in its sole discretion, at the request of the Servicer, reduce the Specified Over-collateralization Amount for the purpose of reducing or eliminating, in whole or in part, its application hereunder. The Trustee and the Rating Agencies shall be notified in writing of any such modification prior to the Distribution Date with respect to which such reduction is to take effect, and such modification shall not take effect unless each Rating Agency shall have confirmed that such modification would not result in a reduction or withdrawal of the then current ratings of the Certificates.

                  SPECIFIED RESERVE AMOUNT: Means, with respect to any Distribution Date, the sum of (a) the Shortfall Amount with respect to both Mortgage Loan Groups on that Distribution Date and (b) the excess, if any, of
(x) the Specified Over-collateralized Amount for both Mortgage Loan Groups and such Distribution Date, over (y) the Over-collateralized Amount for both Mortgage Loan Groups and for such Distribution Date.

                  STARTUP DAY: The day designated as such pursuant to Section 2.07(b) hereof.

                  SUBSERVICERS: HomeAmerican Credit, Inc., d/b/a Upland Mortgage, a Pennsylvania corporation, or its successor in interest and American Business Mortgage Services, Inc., a New Jersey corporation, or its successor in interest.

                  SUBSERVICING AGREEMENT: The agreement between the Servicer and the Subservicers relating to subservicing and/or administration of certain Mortgage Loans as provided in Section 5.13, a copy of which shall be delivered, along with any modifications thereto, to the Trustee and the Certificate Insurer.

                  SUBSTITUTION ADJUSTMENT: As to any date on which a substitution occurs pursuant to Sections 2.06 or 3.03, the amount (if any) by which the aggregate principal balances (after application of principal payments received on or before the date of substitution) of any Qualified Substitute Mortgage Loans as of the date of substitution, are less than the aggregate of the Principal Balances of the related Deleted Mortgage Loans together with 30 days' interest thereon at the Mortgage Interest Rate.

                  SUPPLEMENTAL INTEREST PAYMENT ACCOUNT: The Eligible Account established and maintained in accordance to Section 6.12.

                  SUPPLEMENTAL INTEREST PAYMENT AMOUNT AVAILABLE: The amount, if any, on deposit in the Supplemental Interest Payment Account on any Distribution Date.

                  SUPPLEMENTAL INTEREST RIGHT: The right of the Class A-2 Certificateholders to receive Class A-2 Available Funds Cap Carry-Forward Amounts in accordance with Section 6.12.

                  SUPPLEMENTAL INTEREST TRUST: The trust established in accordance with Section 6.12 to hold the Supplemental Interest Payment Account. The Supplemental Interest Trust will not be an asset of any REMIC.

                  TAX MATTERS PERSON: The Person or Persons appointed pursuant to Section 11.15 from time to time to act as the "tax matters person" (within the meaning of the REMIC Provisions) for each of the REMICs created hereunder.

                  TAX RETURN: The federal income tax return on Internal Revenue Service Form 1066, "U.S. Real Estate Mortgage Investment Conduit Income Tax Return," including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC created hereunder due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provision of federal, state or local tax laws.

                  TELERATE PAGE 3750: The display designated as Telerate Page 3750 on the Telerate Service (or such other page as may replace the Telerate page on that service for the purpose of displaying London interbank offered rates of major banks).

                  TRANSFER: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

                  TRANSFER AFFIDAVIT AND AGREEMENT: As defined in Section 4.02(l)(ii).

                  TRANSFEREE: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  TRANSFEROR: Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

                  TRUST: ABFS Mortgage Loan Trust 2001-2, the trust created hereunder.

                  TRUSTEE: The Chase Manhattan Bank, a New York banking corporation, or its successor-in-interest, or any successor trustee appointed as herein provided.

                  TRUSTEE FEE: As to any Distribution Date, the fee payable to the Trustee in respect of its services as Trustee that accrues at a monthly rate equal to one-twelfth of 0.00625% on the Principal Balance of each Mortgage Loan as of the immediately preceding Due Date.

                  TRUSTEE'S MORTGAGE FILE: The documents delivered to the Trustee or its designated agent pursuant to Section 2.05.

                  TRUSTEE'S REMITTANCE REPORT: As defined in Section 6.07.

                  TRUST FUND: The segregated pool of assets subject hereto, constituting the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all principal collected and interest due and accruing thereon after the related Cut-Off Date, and any proceeds thereof; (ii) any REO Property, together with all collections thereon and proceeds thereof; (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof; any other security for such Mortgage Loan, including, without limitation, pledged equipment, inventory and working capital and assignments of rights and interests made by the related mortgagor; (v) the rights and remedies of the Trustee against any Person making any representation or warranty to the Trustee hereunder, to the extent provided herein; (vi) all rights of the Depositor under the Unaffiliated Seller's Agreement; (vii) each Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto and (viii) all proceeds of the foregoing.

                  TWELVE MONTH LOSS AMOUNT: With respect to any Distribution Date, an amount equal to the aggregate of all Liquidated Loan Losses on the Mortgage Loans which became Liquidated Mortgage Loans during the 12 preceding Due Periods.

                  UNAFFILIATED SELLER: ABFS 2001-2, Inc.

                  UNAFFILIATED SELLER'S AGREEMENT: The Unaffiliated Seller's Agreement, dated as of the date hereof, among the Unaffiliated Seller, the Originators and the Depositor relating to the sale of the Mortgage Loans from the Originators to the Unaffiliated Seller and from the Unaffiliated Seller to the Depositor.

                  UNDERWRITERS: The Representative and Morgan Stanley & Co. Incorporated.

                  UNDERWRITING AGREEMENT: The Underwriting Agreement, dated as of June 8, 2001 between the Depositor and the Representative.

                  UNDERWRITING GUIDELINES: The underwriting guidelines of the Originators, a copy of which is attached as an exhibit to the Unaffiliated Seller's Agreement.

                  UNITED STATES PERSON: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States can exercise primary jurisdiction over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust.

                  Section 1.02 Provisions of General Application. (a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                  (b) The terms defined in this Article include the plural as well as the singular.

                  (c) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole. All references to Articles and Sections shall be deemed to refer to Articles and Sections of this Agreement.

                  (d) Any reference to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes.

                  (e) All calculations of interest (other than with respect to the Mortgage Loans) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest with respect to any Mortgage Loan provided for herein shall be made in accordance with the terms of the related Mortgage Note and Mortgage or, if such documents do not specify the basis upon which interest accrues thereon, on the basis of a 360-day year consisting of twelve 30-day months, to the extent permitted by applicable law.

                  (f) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer, provided, however, that for purposes of calculating distributions on the Certificates prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with Accepted Servicing Practices consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

                  Section 1.03 Business Day Certificate. On the Closing Date (with respect to the calendar year 2001) and thereafter, within 15 days prior to the end of each calendar year while this Agreement remains in effect (with respect to the succeeding calendar years), the Servicer shall provide to the Trustee and the Depositor a certificate of a Servicing Officer specifying the days on which banking institutions in the State of Pennsylvania are authorized or obligated by law, executive order or governmental decree to be closed.

                                   ARTICLE II

                           ESTABLISHMENT OF THE TRUST
                      SALE AND CONVEYANCE OF THE TRUST FUND

                  Section 2.01 Establishment of the Trust. (a) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as "ABFS Mortgage Loan Trust 2001-2" and does hereby appoint The Chase Manhattan Bank as Trustee in accordance with the provisions of this Agreement. Each Mortgage Loan Group shall constitute a separate sub-trust of Trust.

                  (b) The Trust may perform the following permitted activities:

                           (i) hold receivables transferred from the Unaffiliated Seller and other passive assets of the Trust, which assets can not be contrary to the status of the Trust as a qualified special purpose entity under existing accounting literature, including passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Unaffiliated Seller, its affiliates or agents;

                           (ii) issue Certificates and other interests in the Trust;

                           (iii) receive collections and make payments on such Certificates and interests in accordance with the terms of this Agreement; and

                           (iv)     engage in other activities that are
                                    necessary or incidental to accomplish these limited purposes, which activities can not be contrary to the status of the Trust as a qualified special purpose entity under existing accounting literature.

                  Section 2.02 Purchase and Sale of Mortgage Loans. The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee, on behalf of the Trust, without recourse but subject to the terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Mortgage Loans, including the outstanding principal as of and interest due and accruing after the Cut-off Date on such Mortgage Loans, and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders and the Certificate Insurer. In connection with such transfer and assignment, and pursuant to Section 2.07 of the Unaffiliated Seller's Agreement, the Depositor does hereby also irrevocably transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, all of its rights under the Unaffiliated Seller's Agreement, including, without limitation, its right to exercise the remedies created by Sections 2.06 and 3.05 of the Unaffiliated Seller's Agreement for defective documentation and for breaches of representations and warranties, agreements and covenants of the Unaffiliated Seller and the Originators contained in Sections 3.01, 3.02 and 3.03 of the Unaffiliated Seller's Agreement.

                  Section 2.03 [Reserved].

                  Section 2.04 Possession of Mortgage Files; Access to Mortgage Files. (a) Upon the issuance of the Certificates, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File related to each Mortgage Loan is vested in the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

                  (b) Pursuant to Section 2.05 of the Unaffiliated Seller's Agreement, the Depositor has delivered or caused to be delivered to the Trustee's Mortgage File related to each Mortgage Loan to the Trustee.

                  The Collateral Agent, on behalf of the Trustee, will be the custodian or may, with the consent of the Certificate Insurer, enter into a custodial agreement pursuant to which the Trustee will appoint a custodian (the "Collateral Agent") to hold the Mortgage Files in trust for the benefit of all present and future Certificateholders and the Certificate Insurer; provided, however, that the custodian so appointed shall in no event be the Depositor or the Servicer or any Person known to a Responsible Officer of the Trustee to be an Affiliate of the Depositor or the Servicer and shall be approved by the Certificate Insurer.

                  The Custodian shall afford the Depositor, the Certificate Insurer and the Servicer reasonable access to all records and documentation regarding the Mortgage Loans relating to this Agreement, such access being afforded upon reasonable request and during normal business hours at the offices of the Custodian at customary charges.

                  Section 2.05 Delivery of Mortgage Loan Documents. (a) In connection with the transfer and assignment of the Mortgage Loans, the Depositor does hereby with respect to the Mortgage Loans, deliver or cause to be delivered to the Collateral Agent, on behalf of the Trustee the following documents or instruments with respect to each Mortgage Loan so transferred or assigned:

                  (i) the original Mortgage Note, endorsed without recourse in blank by the related Originator, including all intervening endorsements showing a complete chain of endorsement;

                  (ii) the related Mortgage with evidence of recording indicated thereon or a copy thereof certified by the applicable recording office;

                  (iii) the recorded Assignment of Mortgage, or copy thereof certified by the applicable recording office, if any, showing a complete chain of assignment from the originator of the related Mortgage Loan to the related Originator (which assignment may, at such Originator's option, be combined with the assignment referred to in subpart (iv) hereof);

                  (iv) an Assignment of Mortgage in recordable form (which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments) of each Mortgage from the related Originator to the Trustee;

                  (v) originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a Mortgage or Mortgage Note have been modified or such Mortgage or Mortgage Note has been assumed; and

                  (vi) an original title insurance policy (or (A) a copy of the title insurance policy, or (B) a binder thereof or copy of such binder together with a certificate from the related Originator that the original Mortgage has been delivered to the title insurance company that issued such binder for recordation).

                  In instances where the original recorded Mortgage and any original recorded Assignment of Mortgage thereof pursuant to clause (iii) above cannot be delivered by the Depositor to the Collateral Agent on behalf of the Trustee prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with recording, the Depositor may:

                  (x) In lieu of delivering such original recorded Mortgage, deliver to the Collateral Agent on behalf of the Trustee a copy thereof provided that the related Originator certifies that the original Mortgage has been delivered to a title insurance company for recordation after receipt of its policy of title insurance or binder therefor; and

                  (y) In lieu of delivering the original recorded Assignment of Mortgage, deliver to the Collateral Agent on behalf of the Trustee a copy of the Assignment of Mortgage certified by the related Originator.

                  The Trustee shall promptly upon receipt thereof, with respect to each Mortgage Note described in (i) above and each Assignment of Mortgage described in (iv) above, endorse such Mortgage Note and Assignment of Mortgage as follows: "The Chase Manhattan Bank, as Trustee under the Pooling and Servicing Agreement dated as of June 1, 2001, ABFS Mortgage Loan Trust 2001-2."

                  As promptly as practicable, but in any event within thirty
(30) days from the Closing Date, the related Originator shall cause to be recorded, at the related Originator's expense, in the appropriate public office for real property records, the Assignments of Mortgages to the Trustee.

                  All original documents relating to the Mortgage Loans which are not delivered to the Trustee, as permitted by Section 2.05(a) of the Unaffiliated Seller's Agreement and this

Section 2.05(a), are and shall be held by the related Originator, the Unaffiliated Seller or the Servicer in trust for the benefit of the Trustee on behalf of the Certificateholders.

                  (b) Within thirty (30) days following delivery of the Mortgage Files to the Collateral Agent on behalf of the Trustee, the Collateral Agent will review each Mortgage File to ascertain that all required documents set forth in Section 2.05(a) (other than clause (v) thereof) have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any signature thereon. If within such 30-day period (or, with respect to any Qualified Substitute Mortgage Loan, within thirty (30) days after the assignment thereof) the Collateral Agent on behalf of the Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, the Collateral Agent shall promptly notify the Servicer, the Trustee and the Certificate Insurer, and the Servicer shall have a period of sixty (60) days after such notice within which to correct or cure any such defect. Each original recorded Assignment of Mortgage shall be delivered to the Trustee within ten (10) days following the date on which it is returned to the Servicer by the office with which such Assignment of Mortgage was filed for recording and within ten (10) days following receipt by the Trustee or the Trustee shall review such Assignment of Mortgage to confirm the information specified above with respect to the documents constituting the Mortgage File. Upon receipt by the Trustee of the recorded assignment such recorded assignment shall become part of the Mortgage File. The Trustee shall notify the Servicer of any defect in such assignment based on such review. The Servicer shall have a period of 60 days following such notice to correct or cure such defect. In the event that the Servicer fails to record an Assignment of Mortgage as herein provided the Trustee shall, at the Servicer's expense, use reasonable efforts to prepare and, if required hereunder, file such assignments for recordation in the appropriate real property or other records and the Servicer hereby appoints the Trustee as its attorney-in-fact with full power and authority acting in its stead for the purpose of such preparation, execution and filing.

                  (c) It is intended that the conveyance of the Mortgage Loans and other property by the Depositor to the Trustee as provided in this Section
2.05 and Section 2.02 be, and be construed as, a sale of the Mortgage Loans and such other property by the Depositor to the Trustee for the benefit of the Certificateholders. It is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loans or such other property by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans or any of such other property are held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any of such other property, then it is intended that: (i) this Agreement shall also be deemed to be a security agreement within the meaning of the Uniform Commercial Code; (ii) the conveyance provided for in this Section shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the Trust Fund and such other property and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Distribution Accounts, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Trustee or its agent of the Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to the Uniform Commercial Code; and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor and the Trustee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, the Trust Fund or any of such other property, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

                  (d) Without diminution of the requirements of Sections 2.04(c) and this Section 2.05, all original documents relating to the Mortgage Loans that are not delivered to the Trustee, are and shall be held by the Servicer in trust for the benefit of the Trustee on behalf of the Certificateholders and the Certificate Insurer. In the event that any such original document is required pursuant to the terms of this Section 2.05 to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee pursuant to the Unaffiliated Seller's Agreement. In acting as custodian of any such original document, the Servicer agrees further that it does not and will not have or assert any beneficial ownership interest in the Mortgage Loans or the Mortgage Files. Promptly upon the Depositor's and the Trust's acquisition thereof and the Servicer's receipt thereof, the Servicer on behalf of the Trust shall mark conspicuously each original document not delivered to the Trustee, and the Unaffiliated Seller's master data processing records evidencing each Mortgage Loan with a legend, acceptable to the Trustee, evidencing that the Trust has purchased the Mortgage Loans and all right and title thereto and interest therein pursuant to the Unaffiliated Seller's Agreement and this Agreement.

                  Section 2.06 Acceptance by Trustee of the Trust Fund; Certain Substitutions; Certification by Trustee. (a) The Trustee, agrees to execute and deliver to the Depositor, the Certificate Insurer, the Servicer and the Unaffiliated Seller on or prior to the Closing Date an acknowledgment of receipt of the Certificate Insurance Policy, in a form attached as Exhibit G hereto, and, on or prior to the Closing Date, with respect to each Mortgage Loan transferred on such date, the original Mortgage Note (with any exceptions noted), in the form attached as Exhibit Q hereto and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Fund and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Certificateholders and the Certificate Insurer. The Collateral Agent agrees, for the benefit of the Certificateholders and the Certificate Insurer, to review (or cause to be reviewed) each Trustee's Mortgage File within thirty (30) days after the Closing Date, and to deliver to the Unaffiliated Seller, the Servicer, the Depositor and the Certificate Insurer a certification in the form attached hereto as Exhibit I to the effect that, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.05 (other than the items listed in clause (a)(v) thereof) are in its possession, (ii) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered

(handwritten additions, changes or corrections shall not constitute physical alteration if initialed by the Mortgagor), appears regular on its face and relates to such Mortgage Loan, and (iii) based on its examination and only as to the foregoing documents, the information set forth on the Mortgage Loan Schedule as to the information set forth in (i), (ii), (v) and (vi) of the definition of "Mortgage Loan Schedule" set forth herein accurately reflects the information set forth in the Trustee's Mortgage File delivered on such date. The Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face.

                  (b) Within ninety (90) days of the Closing Date, with respect to the Mortgage Loans transferred on such date; the Trustee shall deliver (or cause to be delivered) to the Servicer, the Unaffiliated Seller, the Depositor, the Rating Agencies and the Certificate Insurer a final certification in the form attached hereto as Exhibit G to the effect that, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.05 (other than the items listed in clause (a)(v) thereof) are in its possession, (ii) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialed by the Mortgagor), appears regular on its face and relates to such Mortgage Loan, and (iii) based on its examination and only as to the foregoing documents, the information set forth in (i), (ii), (v) and (vi) of the definition of "Mortgage Loan Schedule" set forth herein accurately reflects the information set forth in the Trustee's Mortgage File delivered on such date.

                  (c) If the Trustee during the process of reviewing the Trustee's Mortgage Files finds any document constituting a part of a Trustee's Mortgage File which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the related Mortgage Loan Schedule, or does not conform to the requirements of Section 2.05 or the description thereof as set forth in the related Mortgage Loan Schedule, the Trustee or the Certificate Insurer, as applicable, shall promptly so notify the Servicer, the Unaffiliated Seller and the Certificate Insurer. In performing any such review, the Trustee may conclusively rely on the Unaffiliated Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.05 (other than those listed in clause (v) thereof) have been executed and received and relate to the Mortgage Files identified in the related Mortgage Loan Schedule. The Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. Pursuant to the Unaffiliated Seller's Agreement, the Unaffiliated Seller and the Originators have agreed to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File of which it is so notified by the Trustee. If, however, within sixty (60) days after the Trustee's notice to it respecting such defect the Unaffiliated Seller has not caused to be remedied the defect and the defect materially and adversely affects the value of, or the interest of the Certificateholders in the related Mortgage Loan or the interests of the Certificate Insurer, the Unaffiliated Seller and the Originators will be obligated, pursuant to the Unaffiliated Seller's Agreement, to either (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan in the manner and subject to the conditions set forth in Section 3.03 or (ii) purchase such Mortgage Loan at a purchase price equal to the Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such Principal Balance computed at the Mortgage Interest Rate, net of the Servicing Fee if the Unaffiliated Seller or an Originator, as applicable, is the Servicer, plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Mortgage Loan, which purchase price shall be deposited in the Collection Account on the next succeeding Servicer Remittance Date, after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Collection Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan (the "Loan Repurchase Price"). For purposes of calculating the Available Funds, any Loan Repurchase Price or Substitution Adjustment that is paid shall be deemed deposited in the Distribution Account in the Due Period preceding such Servicer Remittance Date.

                  (d) Upon receipt by the Trustee of a certification of a Servicing Officer of such substitution or purchase and, in the case of a substitution, upon receipt of the related Trustee's Mortgage File, and the deposit of the amounts described above in the Collection Account (which certification shall be in the form of Exhibit J hereto), the Trustee shall release to the Servicer for release to the Unaffiliated Seller the related Trustee's Mortgage File and shall execute, without recourse, and deliver such instruments of transfer furnished by the Unaffiliated Seller as may be necessary to transfer such Mortgage Loan to the Unaffiliated Seller. The Trustee shall notify the Certificate Insurer if the Unaffiliated Seller fails to repurchase or substitute for a Mortgage Loan in accordance with the foregoing.

                  Section 2.07 Designations under REMIC Provisions; Designation of Startup Day. (a) REMIC I will consist of all of the assets of the Trust
Fund and will be evidenced by the Class I-1 Interest, Class I-2 Interest, Class I-3 Interest and Class I-4 Interest (the "REMIC I Regular Interests") which will be uncertificated and will represent the "regular interests" in REMIC I. REMIC II will consist of the REMIC I Regular Interests and will be evidenced by the Class II-1 Interest, Class II-2 Interest and Class II-3 Interest (the "REMIC II Regular Interests") which will be uncertificated and will represent the "regular interests" in REMIC II. REMIC III will consist of the REMIC II Regular Interests and will be evidenced by the Class III-A-1 Interest, Class III-Accrual I Interest, Class III-A-2 Interest, Class III-A-3 Interest, Class III-A-4 Interest, Class III-Accrual II and III-A-IO Interest (the "REMIC III Regular Interests") which will be uncertificated and will represent "regular interests" in REMIC III. The Class R-I Interest, Class R-II Interest and Class R-III Interest will represent the sole class of residual interest in each of REMIC I, REMIC II and REMIC III, respectively. The Trustee will hold the REMIC I Regular Interests, REMIC II Regular Interests and REMIC III Regular Interests. The Master REMIC will consist of the REMIC III Regular Interests and will be evidenced by the Class A-1, Class A-2 (other than the Class A-2 Supplemental Interest Right), Class A-3, Class A-4, Class A-IO and Class X Certificates (which will represent the "regular interests" in the Master REMIC) and the Class R-IV Interest as the single "residual interest" in the Master REMIC. The Class R Certificates will represent the beneficial ownership of the Class R-I, R-II, R-III and R-IV Interests.

                  (i) The following table sets forth characteristics of the Certificates, each of which, except for the Class R Certificates, is hereby designated as a "regular interest" in the Master REMIC:


 ------------ ------------------------------------ -----------------------
                     Original Certificate
                           Principal                   Pass-Through
                            Balance                        Rate
 ------------ ------------------------------------ -----------------------
 Class A-1               $275,000,000                    6.34%(1)
 ------------ ------------------------------------ -----------------------
 Class A-2(2)             $32,798,000                      (3)
 ------------ ------------------------------------ -----------------------
 Class A-3                $23,278,000                     5.82%
 ------------ ------------------------------------ -----------------------
 Class A-4                $23,924,000                    6.99%(4)
 ------------ ------------------------------------ -----------------------
 Class A-IO                   (5)                         8.00%
 ------------ ------------------------------------ -----------------------
 Class X                      (6)                          (7)
 ------------ ------------------------------------ -----------------------
 Class R                      (8)                          (8)
 ------------ ------------------------------------ -----------------------

         (1)      6.84% for each Distribution Date after the Clean Up Call Date.

         (2)      The Class A-2 Certificate represents two separate investments:
                  (i) the Class A-2 Certificates without the Class A-2 Supplemental Interest Right (the "Class A-2 Regular Interest") and (ii) the Class A-2 Supplemental Interest Right. Only the first investment, the Class A-2 Regular Interest, will be treated as a regular interest in the Master REMIC.

         (3)      Class A-2 Pass-Through Rate.

         (4)      7.49% for each Distribution Date after the Clean Up Call Date.

         (5) On each Distribution Date up to and including the Distribution Date in December, 2003, the Class A-IO Certificates will have a notional balance equal to the notional balance of the Class III A-IO Interest, and for each Distribution Date thereafter, $0.

         (6) The Class X Certificates will be comprised of two components, the Class PO Component and Class IO Component, each of which is hereby designated a REMIC regular interest for federal income tax purposes. The Class PO Component will have a principal balance equal to the excess of the principal balance of the Mortgage Loans over the sum of the principal balances of the Master REMIC Regular Interests. The Class IO Component will have a notional principal balance equal to the aggregate principal balance of the Mortgage Loans.

         (7) The pass-through rate in respect of the Class IO Component will be the excess of: (i) the weighted average of Class II-1 and Class II-2 over (ii) the product of: (A) two and (B) the weighted average pass-through rate of the REMIC III Regular Interests (other than the Class III-AIO Interest), where Class III-Accrual I and Class III-Accrual II are each subject to a cap equal to zero and the Class III-A-1,

                  Class III-A-2, Class III-A-3 and III-A-4 are each subject to a cap equal to the pass-through rate on its Corresponding Class.

         (8) The Class R Certificates will represent the beneficial ownership of the R-I, R-II, R-III and R-IV Interests.

                  (ii) The REMIC III Regular Interests shall have the following principal balances, pass-through rates and Corresponding Classes of Certificates in the manner set forth in the following table:

------------------------ --------------------------------- ------------------------- ----------------------------
                                                                                            Corresponding
         REMIC                       Initial                       Interest                Class of Master
       Interests                     Balance                         Rate                  REMIC Interest
------------------------ --------------------------------- ------------------------- ----------------------------
        III-A-1          50% of the Corresponding Class          100% of the                     A-1
                         balance                               Class II-1 rate
------------------------ --------------------------------- ------------------------- ----------------------------
     III-Accrual I       50% of the Aggregate Principal          100% of the                     N/A
                         Balance for Mortgage Loan Group       Class II-1 rate
                         I plus 50% of the Over-
                         collateralization Amount
                         for Mortgage Loan Group I
------------------------ --------------------------------- ------------------------- ----------------------------
        III-A-2          50% of the Corresponding Class          100% of the                     A-2
                         balance                               Class II-2 rate
------------------------ --------------------------------- ------------------------- ----------------------------
        III-A-3          50% of the Corresponding Class          100% of the                     A-3
                         balance                               Class II-2 rate
------------------------ --------------------------------- ------------------------- ----------------------------
        III-A-4          50% of the Corresponding Class          100% of the                     A-4
                         balance                               Class II-2 rate
------------------------ --------------------------------- ------------------------- ----------------------------
    III-Accrual II       50% of the Aggregate Principal          100% of the                     N/A
                         Balance for Mortgage Loan Group       Class II-1 rate
                         II plus 50% of the Over-
                         collateralization Amount
                         for Mortgage Loan Group II
------------------------ --------------------------------- ------------------------- ----------------------------
       III-A-IO          a notional balance equal to the            8.00%                       A-IO
                         Class II-3 notional balance
------------------------ --------------------------------- ------------------------- ----------------------------

                  On each Distribution Date, 50% of the increase in the Over-collateralized Amount for Mortgage Loan Group I will be payable as a reduction of the principal balance of Class III-A-I and will be accrued and added to the principal balance of Class III-Accrual I. On each Distribution Date, the increase in the principal balance of Class III-Accrual I may not exceed interest accruals for such Distribution Date for Class III-Accrual I. In the event that (i) 50% of the increase in the Over-collateralized Amount for Mortgage Loan Group I exceeds (ii) interest accruals on Class III-Accrual I for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Over-collateralized Amount for Mortgage Loan Group I for purposes of determining the amount of interest accrual on Class III-Accrual I payable as principal on Class III-Accrual I on the next Distribution Date pursuant to the first sentence of this paragraph.

                  All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans in Mortgage Loan Group I shall be allocated 50% to Class III-Accrual I, and 50% to Class III-A-1, until paid in full. Notwithstanding the above, principal payments allocated to the Class X Certificates that result in the reduction in the Over-collateralized Amount for Mortgage Loan Group I shall be allocated to Class III-Accrual I (until paid in full). Liquidated Loan Losses for Mortgage Loan Group I shall be applied so that after all distributions have been made on each Distribution Date the principal balance of Class III-A-I is equal to 50% of the principal balance of its Corresponding Class and Class III-Accrual I is equal to 50% of the Aggregate Principal Balance of Mortgage Loan Group I plus 50% of the Over-collateralized Amount for Mortgage Loan Group I.

                  On each Distribution Date, 50% of the increase in the Group 2 Over-collateralization Amount for Mortgage Loan Group II will be payable as a reduction of the principal balances of Class III-A-2, Class III-A-3 and Class III-A-4 (in the order and amount of such reduction to the principal balance of each classes' Corresponding Class) and will be accrued and added to the principal balance of Class III-Accrual II. On each Distribution Date, the increase in principal balance of Class III-Accrual II may not exceed interest accruals for such Distribution Date for Class III-Accrual II. In the event that
(i) 50% of the increase in the Over-collateralization Amount for Mortgage Loan Group II exceeds (ii) interest accruals on Class III-Accrual II for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Over-collateralization Amount for Mortgage Loan Group II for purposes of determining the amount of interest accrual on Class III-Accrual II payable as principal on Class III-Accrual II on the next Distribution Date pursuant to the first sentence of this paragraph.

                  All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans in Mortgage Loan Group II shall be allocated 50% to Class III-Accrual II and 50% to Class III-A-2, Class III-A-3 and Class III-A-4 (in the order and amount of reductions to the principal balances of each classes' Corresponding Class) until paid in full. Notwithstanding the above, principal payments allocated to the Class X Certificates that result in the reduction of the Over-collateralization Amount for Mortgage Loan Group II shall be allocated to Class III-Accrual II (until paid in full). Liquidated Loan Losses for Mortgage Loan Group II shall be applied so that after all distributions have been made on each Distribution Date the principal balances of Class III-A-2, Class III-A-3 and Class III-A-4 are each equal to 50% of the principal balance of its Corresponding Class and Class III-Accrual II is equal to 50% or the Aggregate Principal Balance for Mortgage Loan Group II plus 50% of the Over-collateralization Amount for Mortgage Loan Group II.

                  (iii) The REMIC II Regular Interests shall have the following principal balances, pass-though rates and Corresponding Classes of Certificates in the manner set forth in the following table:

--------------- ---------------- ------------- ----------------------------
REMIC Interests Initial Balance  Interest Rate     Corresponding Class
--------------- ---------------- ------------- ----------------------------
      II-1       $275,000,000         (1)                  N/A
--------------- ---------------- ------------- ----------------------------
      II-2        $80,000,000         (2)                  N/A
--------------- ---------------- ------------- ----------------------------
      II-3            (3)            8.00%                A-IO
--------------- ---------------- ------------- ----------------------------

         (1) On each Distribution Date up to and including the Distribution Date in December 2003, a rate equal to the weighted average of the interest rates on Class I-1 and Class I-2, where the rate on Class I-2 is first reduced by 8.00%. On each Distribution Date thereafter, a rate equal to the weighted average of the interest rates on Class I-1 and Class I-2.


         (2) On each Distribution Date up to and including the Distribution Date in December 2003, a rate equal to the weighted average of the interest rates on Class I-3 and Class I-4, where the rate on Class I-3 is first reduced by 8.00%. On each Distribution Date thereafter, a rate equal to the weighted average of the interest rates on Class I-3 and Class I-4.


         (3) On each Distribution Date up to and including the Distribution Date in December 2003, a notional balance equal to the lesser of $35,500,000 and the outstanding Aggregate Principal Balance of the Mortgage Loan Groups as of the first day of the previous calendar month. On each Distribution Date thereafter, zero.

                  (iv) The REMIC I Regular Interests shall have the following principal balances, pass-through rates and Corresponding Classes of Certificates in the manner set forth in the following table:

----------- --------------- ---------------------------- -----------------------
                                                             Corresponding
   REMIC       Initial               Interest               Class of Master
 Interests     Balance                 Rate                 REMIC Interest
----------- --------------- ---------------------------- -----------------------
    I-1     $247,500,000     Net WAC of Mortgage Loan             N/A
                                      Group I
----------- --------------- ---------------------------- -----------------------
    I-2     $27,500,000                 (1)                       N/A
----------- --------------- ---------------------------- -----------------------
    I-3     $8,000,000                  (1)                       N/A
----------- --------------- ---------------------------- -----------------------
    I-4     $72,000,000      Net WAC of Mortgage Loan             N/A
                                     Group II
----------- --------------- ---------------------------- -----------------------
(1) aggregate Net WAC for both Mortgage Loan Groups.

-------------------

         On each Distribution Date, all Liquidated Loan Losses for Mortgage Loan Group I, prepayments and payments of scheduled principal will be allocated to Class I-1 until such class is paid in full or eliminated by such losses, thereafter all additional Liquidated Loan Losses for Mortgage Loan Group I, prepayments and payments of scheduled principal will be allocated to Class I-2. On each Distribution Date all Liquidated Loan Losses for Mortgage Loan Group II, prepayments, and payments of scheduled principal will be allocated to Class I-4 until such class is paid in full or eliminated by such losses, thereafter all additional Liquidated Loan Losses for Mortgage Loan Group II, prepayments, and payments of scheduled principal will be allocated to Class I-3.

                  (b) The Closing Date will be the "startup day" of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.

                  Section 2.08 Execution of Certificates. The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Trustee's Mortgage Files relating thereto to it and, concurrently with such delivery, has executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, the Trustee's Mortgage Files and the other assets included in the definition of Trust Fund, Certificates duly authenticated by the Trustee in Authorized Denominations evidencing the entire ownership of the Trust Fund.

                  Section 2.09 Application of Principal and Interest. In the event that Net Liquidation Proceeds on a Liquidated Mortgage Loan are less than the Principal Balance of the related Mortgage Loan plus accrued interest thereon, or any Mortgagor makes a partial payment of any Monthly Payment due on a Mortgage Loan, such Net Liquidation Proceeds or partial payment shall be applied as provided in the related Mortgage Note, and if not so provided, first to interest accrued at the Mortgage Interest Rate and then to principal.

                  Section 2.10 Grant of Security Interest. (a) Except with respect to the REMIC Provisions, it is the intention of the parties hereto that the conveyance by the Depositor of the Trust Fund to the Trustee on behalf of the Trust shall constitute a purchase and sale of such Trust Fund and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced hereby constitutes a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the Trustee, on behalf of the Trust, a first priority perfected security interest in all of the Depositor's right, title and interest in, to and under the Trust Fund. The conveyance by the Depositor of the Trust Fund to the Trustee on behalf of the Trust shall not constitute and is not intended to result in an assumption by the Trustee or any Certificateholder of any obligation of the Unaffiliated Seller or any other Person in connection with the Trust Fund.

                  (b) The Depositor and the Servicer shall take no action inconsistent with the Trust's ownership of the Trust Fund and each shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the assets in the Trust Fund are held by the Trustee on behalf of the Trust. In addition, the Depositor and the Servicer shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other asset in the Trust Fund by stating that it is not the owner of such asset and that ownership of such Mortgage Loan or other Trust Fund asset is held by the Trustee on behalf of the Trust.

                  Section 2.11 Further Action Evidencing Assignments. (a) The Servicer agrees that, from time to time, at its expense, it shall cause the Unaffiliated Seller (and the Depositor on behalf of itself also agrees that it shall), promptly to execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Servicer, the Certificate Insurer or the Trustee may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of the Trust Fund or to enable the Trustee to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Servicer and the Depositor will, upon the request of the Servicer, the Certificate

Insurer or the Trustee, execute and file (or cause to be executed and filed) such real estate filings, financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

                  (b) The Depositor hereby grants to the Servicer and the Trustee powers of attorney to execute all documents on its behalf under this Agreement and the Unaffiliated Seller's Agreement as may be necessary or desirable to effectuate the foregoing.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  Section 3.01 Representations of the Servicer and the Unaffiliated Seller. The Servicer and the Unaffiliated Seller hereby represent and warrant to the Trustee, the Depositor, the Certificate Insurer and the Certificateholders as of the Closing Date and during the term of this Agreement that:

                  (a) Each of the Unaffiliated Seller, the Servicer and the Subservicers is a corporation duly organized, validly existing and in good standing under the laws of their respective states of incorporation and has the corporate power to own its assets and to transact the business in which it is currently engaged. Each of the Unaffiliated Seller, the Servicer and the Subservicers is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it or the performance of its obligations hereunder requires such qualification and in which the failure so to qualify could reasonably be expected to have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Unaffiliated Seller, the Servicer or the Subservicers or the performance of their respective obligations hereunder;

                  (b) The Unaffiliated Seller and the Servicer each has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Unaffiliated Seller and the Servicer, enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (c) Neither the Unaffiliated Seller nor the Servicer is required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency which consent already has not been obtained in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained prior to the Closing Date;

                  (d) The execution, delivery and performance of this Agreement by the Unaffiliated Seller and the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of the Unaffiliated Seller or the Servicer, respectively, or constitute a breach of any mortgage, indenture, contract or other agreement to which the Unaffiliated Seller or the Servicer, respectively, is a party or by which it may be bound;

                  (e) There is no action, suit, proceeding or investigation pending or threatened against the Servicer, the Unaffiliated Seller or the Subservicers which, either in any one instance or in the aggregate, is, likely to result in any material adverse change in the business, operations, financial condition, properties, or assets of the Servicer, the Unaffiliated Seller or the Subservicers, or in any material impairment of the right or ability of any of them to carry on its business substantially as now conducted, or in any material liability on the part of any of them, or which would draw into question the validity of this Agreement, the Certificates, or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Unaffiliated Seller or the Servicer contemplated herein or therein, or which would be likely to impair materially the ability of the Unaffiliated Seller or the Servicer to perform its obligations hereunder;

                  (f) Neither this Agreement nor any statement, report, or other document furnished or to be furnished by the Servicer, the Unaffiliated Seller or the Subservicer pursuant to this Agreement, or the Insurance and Reimbursement Agreement or in connection with the transactions contemplated hereby, including, without limitation, the sale or placement of the Certificates, contains any untrue statement of fact provided by or on behalf of the Unaffiliated Seller or the Servicer or omits to state a fact necessary to make the statements provided by or on behalf of the Unaffiliated Seller or the Servicer contained herein or therein not misleading:

                  (g) Neither the Unaffiliated Seller nor the Servicer believes, nor does either have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (h) The transfer, assignment, and conveyance of the Mortgage Loans by the Unaffiliated Seller pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

                  (i) The Unaffiliated Seller is solvent and will not as a result of this Agreement and the undertakings of the Unaffiliated Seller hereunder be rendered insolvent; and

                  (j) None of the Unaffiliated Seller, the Servicer or the Subservicers is an "investment company" or a company "controlled by an investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (k) Immediately prior to the transfer and assignment by the Depositor to the Trustee, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of the Mortgage Note and the Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders and the Certificate Insurer, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders and the Certificate Insurer, the security interest referred to in

Section 2.10 hereof. The Mortgage has been duly assigned and the Mortgage Note has been duly endorsed. The Assignment of Mortgage delivered to the Trustee pursuant to Section 2.05(a)(iv) is in recordable form and is acceptable for recording under the laws of the applicable jurisdiction. The endorsement of the Mortgage Note, the delivery to the Trustee of the endorsed Mortgage Note, and such Assignment of Mortgage, and the delivery of such Assignment of Mortgage for recording to, and the due recording of such Assignment of Mortgage in, the appropriate public recording office in the jurisdiction in which the Mortgaged Property is located are sufficient to permit the Trustee to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Depositor, and are sufficient to prevent any other sale, transfer, assignment, pledge, or hypothecation of the Mortgage Note and Mortgage by the Depositor from being enforceable.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.01 shall survive the delivery of the respective Mortgage Files to the Trustee or to a custodian, as the case may be, and inure to the benefit of the Trustee and the Certificate Insurer.

                  Section 3.02 Representations, Warranties and Covenants of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee and the Certificate Insurer that as of the date of this Agreement or as of such date specifically provided herein:

                  (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

                  (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the Servicer and the Trustee, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

                  (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

                  (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement; and

                  (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder.

                  (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of the Mortgage Note and the Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders and the Certificate Insurer, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders and the Certificate Insurer, the security interest referred to in Section 2.10 hereof. The Mortgage has been duly assigned and the Mortgage Note has been duly endorsed. The Assignment of Mortgage delivered to the Trustee pursuant to Section 2.05(a)(iv) is in recordable form and is acceptable for recording under the laws of the applicable jurisdiction. The endorsement of the Mortgage Note, the delivery to the Trustee of the endorsed Mortgage Note, and such Assignment of Mortgage, and the delivery of such Assignment of Mortgage for recording to, and the due recording of such Assignment of Mortgage in, the appropriate public recording office in the jurisdiction in which the Mortgaged Property is located are sufficient to permit the Trustee to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Depositor, and are sufficient to prevent any other sale, transfer, assignment, pledge, or hypothecation of the Mortgage Note and Mortgage by the Depositor from being enforceable.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.02 shall survive delivery of the respective Mortgage Files to the Trustee or to a custodian, as the case may be, and shall inure to the benefit of the Trustee and the Certificate Insurer.

                  Section 3.03 Purchase and Substitution. (a) It is understood and agreed that the representations and warranties set forth in Sections 3.01,
3.02 and 3.03 of the Unaffiliated

Seller's Agreement shall survive delivery of the Certificates to the Certificateholders. Pursuant to the Unaffiliated Seller's Agreement, with respect to any representation or warranty contained in Sections 3.01, 3.02 or
3.03 of the Unaffiliated Seller's Agreement that is made to the best of the Unaffiliated Seller's knowledge, the Unaffiliated Seller shall be deemed to have knowledge of all facts and circumstances in existence as of such date and, if it is discovered by the Servicer, any Subservicer, the Trustee, the Certificate Insurer or any Certificateholder that the substance of such representation and warranty was inaccurate as of the Closing Date and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Trustee or the Certificate Insurer with respect thereto, then notwithstanding the Unaffiliated Seller's lack of knowledge with respect to the inaccuracy at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty. Upon discovery by the Unaffiliated Seller, the Servicer, any Subservicer, the Trustee or the Certificate Insurer of a breach of any of such representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Trustee, the Certificateholders or the Certificate Insurer, or which materially and adversely affects the interests of the Trustee, the Certificate Insurer or the Certificateholders in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (notwithstanding that such representation and warranty was made to the Unaffiliated Seller's best knowledge), the party discovering such breach shall promptly (and in any event within five (5) Business Days of the discovery) give written notice to the others. Subject to the last paragraph of this Section 3.03, within sixty (60) days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, pursuant to the Unaffiliated Seller's Agreement, the Servicer shall, or shall cause the Unaffiliated Seller or an Originator to (a) promptly cure such breach in all material respects, or (b) purchase such Mortgage Loan on the next succeeding Servicer Remittance Date, by depositing an amount equal to the Loan Repurchase Price into the Collection Account, or (c) remove such Mortgage Loan from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans; provided, that, such substitution is effected not later than the date which is two years after the Startup Day or at such later date, if the Trustee and the Certificate Insurer receive an Opinion of Counsel to the effect set forth below in this Section. In addition, pursuant to the Unaffiliated Seller's Agreement, the Unaffiliated Seller and the related Originator shall be obligated to indemnify the Trustee, the Certificateholders and the Certificate Insurer for any third party claims arising out of a breach by the Unaffiliated Seller of representations or warranties regarding the Mortgage Loans. Pursuant to the Unaffiliated Seller's Agreement any such substitution shall be accompanied by payment by the Unaffiliated Seller of the Substitution Adjustment, if any, to be deposited in the Collection Account.

                  (b) As to any Deleted Mortgage Loan for which the Unaffiliated Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Servicer shall cause the Unaffiliated Seller or an Originator, as applicable, to effect such substitution by delivering to the Trustee a certification in the form attached hereto as Exhibit H, executed by a Servicing Officer and the documents described in Sections 2.05(a)(i)-(vi) for such Qualified Substitute Mortgage Loan or Loans.

                  (c) The Servicer shall deposit in the Collection Account all payments received in connection with such Qualified Substitute Mortgage Loan or Loans after the date of such substitution. Monthly Payments received with respect to a Qualified Substitute Mortgage Loan or Loans on or before the date of substitution will be retained by the Unaffiliated Seller. The Trust Fund will own all payments received on the Deleted Mortgage Loan on or before the date of substitution, and the Unaffiliated Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Servicer shall give written notice to the Trustee and the Certificate Insurer that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects.

                  (d) It is understood and agreed that the obligations of the Unaffiliated Seller and the related Originator set forth in Sections 2.06 and
3.05 of the Unaffiliated Seller's Agreement to and the Servicer's obligation to cause the Unaffiliated Seller and the Originator to cure, purchase or substitute for a defective Mortgage Loan, or to indemnify as described in clause (a) above, constitute the sole remedies of the Trustee, the Certificate Insurer and the Certificateholders respecting a breach of the representations and warranties of the Unaffiliated Seller and the Originators set forth in Sections 3.01, 3.02 and
3.03 of the Unaffiliated Seller's Agreement. The Trustee shall give prompt written notice to the Certificate Insurer and the Rating Agencies of any repurchase or substitution made pursuant to this Section 3.03 or Section 2.06(b).

                  (e) Upon discovery by the Servicer, the Trustee, the Certificate Insurer or any Certificateholder that any Mortgage Loan does not constitute a Qualified Mortgage, the party discovering such fact shall promptly (and in any event within five (5) Business Days of the discovery) give written notice thereof to the other parties. In connection therewith, pursuant to the Unaffiliated Seller's Agreement, the Unaffiliated Seller shall be required to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan within sixty (60) days of the earlier of such discovery by any of the foregoing parties, or the Trustee's or the Unaffiliated Seller's receipt of notice, in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Sections 3.01, 3.02 or 3.03 of the Unaffiliated Seller's Agreement. The Trustee shall reconvey to the Unaffiliated Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Sections 3.01, 3.02 or 3.03 of the Unaffiliated Seller's Agreement.

                  (f) Pursuant to Section 3.05(j) of the Unaffiliated Seller's Agreement the Unaffiliated Seller and each of the Originators shall be jointly and severally responsible for any repurchase, cure or substitution obligation of the Unaffiliated Seller or any of the Originators under this Agreement or the Unaffiliated Seller's Agreement.

                                   ARTICLE IV

                                THE CERTIFICATES

                  Section 4.01 The Certificates. The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates shall be substantially in the form annexed hereto of Exhibit A and the Class A-IO,

Class X and Class R Certificates shall be substantially in the forms annexed hereto as Exhibits B, C and D, respectively. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer and authenticated by the manual or facsimile signature of an authorized officer. Certificates bearing the signatures of individuals who were at the time of the execution of the Certificates the authorized officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates issued hereunder shall be dated the date of their authentication.

                  Section 4.02 Registration of Transfer and Exchange of Certificates. (a) The Trustee, as registrar, shall cause to be kept a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby appointed registrar for the purpose of registering Certificates and transfers of Certificates as herein provided. The Certificate Insurer shall be entitled to inspect and copy the Certificate Register and the records of the Trustee relating to the Certificates during normal business hours upon reasonable notice.

                  (b) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

                  (c) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

                  (d) No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

                  (e) It is intended that the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and the Class A-IO Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and the Class A-IO Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Certificate with a denomination equal to the Original Certificate Principal Balance or Class A-IO Notional Amount, respectively. Upon initial issuance, the ownership of each such Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate, Class A-4 Certificate and Class A-IO Certificate shall be registered in the Certificate Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository. The Depositor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository. With respect to the Class A-1 Certificates, Class A-2 Certificates,

Class A-3 Certificates, Class A-4 Certificates and Class A-IO Certificates registered in the Certificate Register in the name of Cede & Co., as nominee of the Depository, the Depositor, the Unaffiliated Seller, the Servicer, the Trustee and the Certificate Insurer shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-IO Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Depositor, the Unaffiliated Seller, the Servicer, the Trustee and the Certificate Insurer shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to any Ownership Interest, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any notice with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-IO Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any amount with respect to any distribution of principal or interest on the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates or Class A-IO Certificates. No Person other than a Certificateholder shall receive a certificate evidencing such Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates or Class A-IO Certificate. Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the Certificateholders appearing as Certificateholders at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

                  (f) In the event that (i) the Depository or the Servicer advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates or Class A-IO Certificates and the Servicer or the Depository is unable to locate a qualified successor or (ii) the Trustee at its sole option elects to terminate the book-entry system through the Depository, the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-IO Certificates shall no longer be restricted to being registered in the Certificate Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Servicer may determine that the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-IO Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Servicer, or such depository's agent or designee but, if the Servicer does not select such alternative global book-entry system, then the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-IO Certificates may be registered in whatever name or names Certificateholders transferring Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-IO Certificates shall designate, in accordance with the provisions hereof; provided, however, that any such reregistration shall be at the expense of the Servicer.

                  (g) Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate, Class A-4 Certificate or Class A-IO Certificate is registered in the name of Cede & Co., as nominee of the

Depository, all distributions of principal or interest on such Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates or Class A-IO Certificates, as the case may be, and all notices with respect to such Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates or Class A-IO Certificates, as the case may be, shall be made and given, respectively, in the manner provided in the Representation Letter.

                  (h) No transfer, sale, pledge or other disposition of any Class R or Class X Certificate shall be made unless such disposition is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act") and effective registration or qualification under applicable state securities laws or "Blue Sky" laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer of a Certificate is to be made in reliance upon an exemption from the 1933 Act, the Trustee or the Certificate Registrar shall require, in order to assure compliance with the 1933 Act, that the Certificateholder desiring to effect such disposition and such Certificateholder's prospective transferee each certify to the Trustee or the Certificate Registrar in writing the facts surrounding such disposition substantially in the form of Exhibit K hereto (with respect to a transfer made pursuant to Rule 144A promulgated under the 1933 Act) and may, unless such transfer occurs more than three years after the Closing Date or is made pursuant to Rule 144A promulgated under the 1933 Act, require an Opinion of Counsel satisfactory to the Trustee or Certificate Registrar as the case may be, that such transfer may be made pursuant to an exemption from the 1933 Act, which Opinion of Counsel shall be at the expense of the Certificateholder. None of the Servicer, the Depositor, the Unaffiliated Seller or the Trustee is obligated under this Agreement to register Certificates under the 1933 Act, as amended or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of the Class R or Class X Certificates without such registration or qualification. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer substantially in the form of Exhibit L hereto, or such other endorsement or written instrument of transfer as is satisfactory to the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing, together with wiring instructions, if applicable, in the form of Exhibit P.

                  (i) Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Unaffiliated Seller, the Servicer and the Certificate Insurer against any liability that may result if the transfer is not exempt or is not made in accordance with such applicable federal and state laws. Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel reasonably satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso of the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel for any indemnified party), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Under no circumstances shall the indemnified party enter into a settlement agreement with respect to any lawsuit, claim or other proceeding without the prior written consent of the indemnifying party.

                  (j) Subject to the restrictions set forth in this Agreement, upon surrender for registration of transfer of any Certificate at the office or agency of the Trustee located in New York, New York, the Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees, a new Certificate of the same Class and Percentage Interest and dated the date of authentication by the Trustee. At the option of the Certificateholders, Certificates may be exchanged for other Certificates of Authorized Denominations of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be cancelled and destroyed by the Trustee in accordance with the Trustee's standard procedures.

                  (k) No transfer of a Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate, Class A-4 Certificate or Class A-IO Certificate shall be made to the Unaffiliated Seller or, to the actual knowledge of a Responsible Officer of the Trustee, to any of the Unaffiliated Seller's Affiliates, successors or assigns.

                  (l) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Servicer or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause
(viii) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as either a United States Person or a Permitted Transferee.

                  (ii) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it of, and shall not register the Transfer of any Class R Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and Agreement") attached hereto as Exhibit I from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that as long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
         Section 4.02(l) and agrees to be bound by them.

                  (iii) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (ii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                  (iv) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate (attached hereto as Exhibit J) to the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

                  (v) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder".

                  (vi) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. In addition, no Transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a United States Person and is not a "disqualified organization" (as defined in Section 860E(e)(5) of the Code).

                  (vii) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 4.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this


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

         Section 4.02, then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall notify the Servicer upon receipt of written notice or discovery by a Responsible Officer that the registration of transfer of a Class R Certificate was not in fact permitted by this Section 4.02. Knowledge shall not be imputed to the Trustee with respect to an impermissible transfer in the absence of such a written notice or discovery by a Responsible Officer. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section 4.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered after receipt of the related Transfer Affidavit and Agreement. The Trustee shall be entitled, but not obligated to, recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate.

                  (viii) If any purported transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 4.02, then the Servicer or its designee shall have the right, without notice to the Holder or any prior Holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Servicer or its designee on such reasonable terms as the Servicer or its designee may choose. Such purchaser may be the Servicer itself or any Affiliate of the Servicer. The proceeds of such sale, net of commissions, expenses and taxes due, if any, will be remitted by the Servicer to the last preceding purported transferee of such Class R Certificate, except that in the event that the Servicer determines that the Holder or any prior Holder of such Class R Certificate may be liable for any amount due under this Section 4.02 or any other provision of this Agreement, the Servicer may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (viii) shall be determined in the sole discretion of the Servicer or its designee, and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                  (m) The provisions of Section 4.02(l) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such modification of, addition to or elimination of such provisions will not cause the REMIC Trust to cease to qualify as a REMIC and will not cause (x) the REMIC Trust to be subject to an entity-level tax caused by the Transfer of any Ownership Interest in a Class R Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-related tax caused by the Transfer of an Ownership Interest in a Class R Certificate to a Person that is not a Permitted Transferee.

                  (n) The Trustee and the Servicer shall require the prospective transferee of any Class R or Class X Certificate to certify (in the form of Exhibit K hereto) that it is not a pension or benefit plan or individual retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section 4975 of the Code (a "Plan")


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

or an entity whose underlying assets are deemed to be assets of a Plan by reason of such plan's or arrangement's investment in the entity, as determined under U.S. Department of Labor Regulations 29 C.F.R. ss. 2510.3-101 or otherwise.

                  Section 4.03 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Servicer, the Certificate Insurer and the Trustee such security or indemnity as may reasonably be required by each of them to save each of them harmless, then, in the absence of notice to the Servicer and the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section 4.03, the Servicer and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and their fees and expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 4.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

                  Section 4.04 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer and subject to the provisions of
Section 4.02 and Article X, the Servicer, the Depositor, the Unaffiliated Seller, the Certificate Insurer and the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 6.05 and for all other purposes whatsoever, and the Servicer, the Depositor, the Unaffiliated Seller, the Certificate Insurer and the Trustee shall not be affected by notice to the contrary.

                                   ARTICLE V

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

                  Section 5.01 REMIC Matters; The Servicer. (a) The parties intend that the Trust Fund formed hereunder shall, constitute, and that the affairs of the Trust Fund shall be conducted and this Agreement shall be construed so as to qualify the Trust Fund as, four separate "real estate mortgage investment conduits" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Servicer covenants and agrees that it shall, to the extent permitted by applicable law, act as agent (and the Servicer is hereby appointed to act as agent) on behalf of the Trust Fund and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, all required federal, state and local tax returns for each REMIC using a calendar year as the taxable year for the Trust Fund when and as required by the REMIC Provisions and other applicable federal, state and local income tax laws; (b) maintain or cause the maintenance of the books of each REMIC on the accrual method of accounting; (c) make elections, on behalf of each REMIC, to be treated as a REMIC on the federal tax return of the Trust Fund for its first taxable year, in accordance with the REMIC Provisions; (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders all information reports


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

as and when required to be provided to them in accordance with the REMIC Provisions; (e) conduct the affairs of each REMIC at all times that any Certificates are outstanding so as to maintain the status thereof as a REMIC under the REMIC Provisions; and (f) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC created hereunder.

                  (b) In the event that any income tax (including any tax with regard to "prohibited transactions" of any REMIC created hereunder as defined in
Section 860F of the Code) is imposed on the Trust Fund, such tax shall be charged against amounts otherwise distributable to the Holders of the Class R or Class X Certificates on a pro rata basis to the extent hereinafter provided. In the event that any such tax shall be due and owing at a time when amounts otherwise distributable to the Holders of the Class R or Class X Certificates are not available, the Servicer shall pay such tax from its own funds. In such event, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Holders of the Class R and Class X Certificates on any Distribution Date sufficient funds to reimburse the Servicer for the payment of such tax (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

                  (c) The Servicer shall service and administer the Mortgage Loans in accordance with the Accepted Servicing Practices and shall have full power and authority to do any and all things not inconsistent therewith in connection with such servicing and administration which it may deem necessary or desirable in order to maximize collections on the Mortgage Loans, subject to the limitations set forth in this Agreement. The Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, and to effect such modifications, waivers, indulgences and other like matters as are in its judgment necessary or desirable, with respect to the Mortgage Loans and the Mortgaged Properties and the servicing and administration thereof in order to maximize collections on the Mortgage Loans. The Servicer shall notify the Trustee of any such waiver, release, discharge, modification, indulgence or other such matter by delivering to the Trustee an Officer's Certificate certifying that such agreement is in compliance with this Section 5.01(b) together with the original copy of any written agreement or other document executed in connection therewith, all of which written agreements or documents shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Notwithstanding anything in this Agreement to the contrary, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, reduce or increase the principal balance, change the lien priority, the original LTV or change the final maturity date on or of such Mortgage Loan unless (i) the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, imminent and (ii) the Certificate Insurer consents to such modifications in writing; provided, however, that the Servicer shall be permitted to extend the final maturity date on a Mortgage Loan by 180 days or less without the consent of the Certificate Insurer, so


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

long as such final maturity date (as so extended) is not later than the latest of (i) the Class A-1 Final Scheduled Maturity Date, (ii) the Class A-2 Final Scheduled Maturity Date, (iii) the Class A-3 Final Scheduled Maturity Date, and
(iv) the Class A-4 Final Scheduled Maturity Date.

                  (d) The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

                  Section 5.02 Collection of Certain Mortgage Loan Payments; Collection Account. (a) The Servicer shall make its reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow the Accepted Servicing Practices. Consistent with the foregoing, the Servicer may in its discretion waive any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loans.

                  (b) The Servicer shall establish and maintain in the name of the Trustee the Collection Account, in trust for the benefit of the Certificateholders and the Certificate Insurer. The Collection Account shall be established and maintained as an Eligible Account.

                  (c) The Servicer shall deposit in the Collection Account any amounts representing Monthly Payments on the Mortgage Loans due and accrued or to be applied as of a date after the Cut-Off Date, and thereafter, on each Business Day (except as otherwise permitted herein), the following payments and collections received or made by it (other than in respect of principal collected and interest due and accrued on the Mortgage Loans on or before the Cut-Off
Date):

                  (i) Payments of interest on the Mortgage Loans;

                  (ii) Payments of principal of the Mortgage Loans;

                  (iii) The Loan Repurchase Price of Mortgage Loans repurchased pursuant to Sections 2.06, 3.03, 5.05, 5.15 or otherwise hereunder;

                  (iv) The Substitution Adjustment received in connection with Mortgage Loans for which Qualified Substitute Mortgage Loans are received pursuant to Sections 2.06 and 3.03;

                  (v) All Liquidation Proceeds; and

                  (vi) All Insurance Proceeds (including, for this purpose, any amounts required to be deposited by the Servicer pursuant to the last sentence of Section 5.04).

                  It is understood that the Servicer need not deposit amounts representing fees, prepayment premiums, late payment charges or extension or other administrative charges payable by Mortgagors, or amounts received by the Servicer for the account of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items.

                  (d) The Trustee shall invest any funds in the Collection Account in Permitted Investments as directed by the Servicer, which shall mature not later than the Business Day next


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

preceding the Servicer Remittance Date next following the date of such investment (except that any investment held by the Trustee may mature on such Servicer Remittance Date) and shall not be sold or disposed of prior to its maturity. All net income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order on a Distribution Date. The Servicer shall deposit from its own funds the amount of any loss, to the extent not offset by investment income or earnings, in the Collection Account upon the realization of such loss.

                  Section 5.03 Permitted Withdrawals from the Collection Account. The Trustee shall make withdrawals from the Collection Account, on any Distribution Date, for the following purposes:

                  (a) to reimburse the Servicer for Liquidation Expenses theretofore incurred in respect of any Mortgage Loan in an amount not to exceed the amount of the sum of the related Insurance Proceeds and Liquidation Proceeds deposited in the Collection Account pursuant to Section 5.02(c)(v)-(vi);

                  (b) to reimburse the Servicer for amounts expended by it pursuant to Section 5.04 in good faith in connection with the restoration of damaged property, in an amount not to exceed the amount of the related Insurance Proceeds and Liquidation Proceeds (net of withdrawals pursuant to clause (a) above) and amounts representing proceeds of other insurance policies covering the property subject to the related Mortgage deposited in the Collection Account pursuant to Section 5.02(c)(v)-(vi);

                  (c) to pay to the Unaffiliated Seller amounts received in respect of any Deleted Mortgage Loan purchased or substituted for by the Unaffiliated Seller to the extent that the distribution to the Certificateholders of any such amounts on the Distribution Date upon which the proceeds of such purchase are distributed to the Certificateholders would make the total amount distributed in respect of any such Mortgage Loan on such Distribution Date greater than the Loan Repurchase Price or the Substitution Adjustment therefor;

                  (d) to reimburse the Servicer for unreimbursed Servicing Advances, without interest, with respect to the Mortgage Loans for which it has made a Servicing Advance, from subsequent collections with respect to interest on such Mortgage Loans and from Liquidation Proceeds, Insurance Proceeds and/or the Loan Repurchase Price or Substitution Adjustment of or relating to such Mortgage Loans;

                  (e) to reimburse the Servicer for any Periodic Advances, such reimbursement to be made from any collections in respect of the related Mortgage Loan with respect to which such Periodic Advance was made;

                  (f) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

                  (g) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein; and

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

                  (h) to pay the Servicer Servicing Compensation pursuant to
Section 5.08 hereof to the extent not retained or paid.

                  The Servicer shall keep and maintain a separate accounting for each Mortgage Loan for the purpose of accounting for withdrawals from the Collection Account pursuant to subclause (a).

                  Section 5.04 Hazard Insurance Policies; Property Protection Expenses. (a) The Servicer shall cause to be maintained for each Mortgage Loan a hazard insurance policy with extended coverage which contains a standard mortgagee's clause with an appropriate endorsement in an amount equal to the lesser of (a) the maximum insurable value of the related Mortgaged Property or
(b) the sum of the Principal Balance of such Mortgage Loan plus the outstanding balance of any mortgage loan senior to such Mortgage Loan, but in no event shall such amount be less than is necessary to prevent the Mortgagor from becoming a coinsurer thereunder. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the combined Principal Balance of such Mortgage Loan and the principal balance of any mortgage loan senior to such Mortgage Loan at the time of such foreclosure plus accrued interest and the good-faith estimate of the Servicer of related Liquidation Expenses to be incurred in connection therewith. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account to the extent that they constitute Liquidation Proceeds or Insurance Proceeds. Each hazard insurance policy shall contain a standard mortgage clause naming the Originator, its successors and assigns, as mortgagee. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or flood or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

                  (b) If the Servicer shall obtain and maintain a blanket policy issued by an insurer acceptable to the Rating Agencies and the Certificate Insurer insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 5.04(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 5.04(a), and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause.

                  (c) If the Mortgaged Property or REO Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area (and if the flood insurance policy referenced herein has been made available), the Servicer will cause to be maintained flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the Principal Balance of the related Mortgage Loan and the balance of the related first lien, if any, (ii) the maximum insurable value of the related Mortgaged Property, and (iii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                  Section 5.05 Assumption and Modification Agreements. In any case in which a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall exercise its right to accelerate the maturity of the related Mortgage Loan and require that the Principal Balance thereof be paid in full on or prior to such conveyance by the Mortgagor under any "due-on-sale" clause applicable thereto. If such "due-on-sale" clause, by its terms, is not operable or the Servicer is prevented, as provided in the last paragraph of this
Section 5.05, from enforcing any such clause, the Servicer is authorized, subject to the consent of the Certificate Insurer, to take or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the Mortgagor remains liable thereon or, if the Servicer in its reasonable judgment finds it appropriate, is released from liability thereon. The Servicer shall notify the Trustee that any assumption and modification agreement has been completed by delivering to the Trustee and the Certificate Insurer an Officer's Certificate certifying that such agreement is in compliance with this Section 5.05 together with the original copy of such assumption and modification agreement. Any such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such agreement, the then current Mortgage Interest Rate thereon shall not be increased or decreased. Any fee collected by the Servicer for entering into any such agreement will be retained by the Servicer as additional servicing compensation. At its sole election, the Servicer may purchase from the Trust Fund any Mortgage Loan that has been assumed in accordance with this Section 5.05 within one month after the date of such assumption at a price equal to the greater of (i) the fair market value of such Mortgage Loan (as determined by the Servicer in its good faith judgment) and (ii) the Loan Repurchase Price. Such amount, if any, shall be deposited into the Collection Account in the Due Period in which such repurchase is made.

                  Notwithstanding the foregoing paragraph of this Section 5.05 or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan, or transfer of any Mortgaged Property without the assumption thereof, by operation of law or any assumption or transfer which the Servicer reasonably believes it may be restricted by law from preventing for any reason whatsoever.

                  Section 5.06 Realization Upon Defaulted Mortgage Loans. (a) The Servicer shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 5.02(a). Prior to conducting any sale in a foreclosure proceeding or accepting a deed-in-lieu of foreclosure with respect to any Mortgaged Property, the Servicer shall cause an environmental review to be performed, in accordance with Accepted Servicing Practices on the Mortgaged Property by a company such as Equifax, Inc. or Toxicheck. If such review reveals that the Mortgaged Property has on it, under it or is near hazardous or toxic material or waste or reveals any other environmental problem, the Servicer shall not foreclose or accept a deed-in-lieu of foreclosure without the prior written consent of the Certificate Insurer, such consent not to be unreasonably withheld, conditioned or delayed. In connection with such foreclosure or other conversion, the Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default) and procedures which are consistent with Accepted Servicing Practices as it shall deem necessary or advisable and as shall be normal and usual in its general first and second mortgage loan servicing activities. The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the correction of any default on a related senior mortgage loan or restoration of any property unless, in the reasonable judgment of the Servicer, such expenses will be recoverable from Liquidation Proceeds.

                  (b) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of Certificateholders. In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Trust Fund shall: (i) dispose of such Mortgaged Property prior to the end of the third taxable year after its acquisition by the Trust Fund or (ii) request more than 60 days prior to the date on which such 3 year period would otherwise expire, an extension of the 3 year period, or (iii) unless the Servicer shall have furnished the Trustee with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to the third taxable year after its acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in Section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  (c) Any Insurance Proceeds or Liquidation Proceeds received with respect to a Mortgage Loan or REO Property (other than received in connection with a purchase by the Class R Certificateholders of all the Mortgage Loans and REO Properties in the Trust Estate pursuant to Section 8.01(b)) will be applied in the following order of priority, in each case to the extent of available funds: first, to pay the Servicer any accrued and unpaid Servicing Fees relating to such Mortgage Loan; second, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances, and any related unreimbursed Periodic Advances theretofore funded by the Servicer or any Subservicer from its own funds, in each case, with respect to the related Mortgage Loan; third, to accrued and unpaid interest on the Mortgage Loan, at the Mortgage Loan Rate (or at such lesser rate as may be in effect for such Mortgage Loan pursuant to application of the Civil Relief Act) on the Principal Balance of such Mortgage Loan, to the date such Mortgage Loan is determined to be a Liquidated Mortgage Loan if it is a Liquidated Mortgage Loan, or to the Due Date in the Due Period prior to the Distribution Date on which such amounts are to be distributed if such determination has not yet been made, minus any unpaid Servicing Fees with respect to such Mortgage Loan; fourth, to the extent of the Principal Balance of the Mortgage Loan outstanding immediately prior to the receipt of such proceeds, as a recovery of principal of the related Mortgage Loan; and fifth, to any prepayment or late payment charges or penalty interest payable in connection with the receipt of such proceeds and to all other fees and charges due and payable with respect to such Mortgage Loan. The amount of any gross Insurance Proceeds and Liquidation Proceeds received with respect to any Mortgage Loan or REO Property minus the amount of any unreimbursed Servicing Advances, unreimbursed Periodic Advances or unpaid Servicing Fees, in each case, with respect to the related Mortgage Loan, are the "Net Recovery Proceeds" with respect to such Mortgage Loan or REO Property.

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

                  Section 5.07 Trustee to Cooperate. Upon the payment in full of the Principal Balance of any Mortgage Loan, the Servicer will notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 5.02 have been so deposited) of a Servicing Officer. Upon any such payment in full, the Servicer is authorized to execute, pursuant to the authorization contained in Section 5.01, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction shall be reimbursed from the Collection Account. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a trust receipt signed by a Servicing Officer, release the related Mortgage File to the Servicer and shall execute such documents as shall be necessary for the prosecution of any such proceedings. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee to the Servicer.

                  Section 5.08 Servicing Compensation; Payment of Certain Expenses by Servicer. On each Distribution Date, the Servicer shall be entitled to receive and the Trustee shall pay, out of collections on the Mortgage Loans for the Due Period, as servicing compensation for such Due Period, an amount (the "Monthly Servicing Fee") equal to the product of one-twelfth of the servicing fee rate and the Aggregate Principal Balance as of the beginning of such Due Period. Additional servicing compensation in the form of assumption fees, late payment charges or extension and other administrative charges shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all fees and expenses of the Subservicer and payment of the Trustee Fee to the extent that monies in the Collection Account are insufficient therefor, as provided in Section 9.05 hereof, and all other fees and expenses not expressly stated hereunder to be payable by or from another source) and shall not be entitled to reimbursement therefor except as specifically provided herein.

                  Section 5.09 Annual Statement as to Compliance. (a) The Servicer will deliver to the Trustee, the Rating Agencies, the Certificate Insurer and each Certificateholder, on or before April 30 of each year, beginning April 30, 2002, an Officer's Certificate of the Servicer stating that
(a) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement has been made under such Officer's supervision and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its material obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  Section 5.10 Annual Independent Public Accountants' Servicing Report. On or before April 30 of each year, beginning April 30, 2002, the Servicer at its expense shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants (who may also render other services to the Servicer) to furnish a report to the


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Trustee, the Rating Agencies, the Certificate Insurer and each Certificateholder to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans under pooling and servicing agreements (including this Agreement) substantially similar to this Agreement, and that such examination, which has been conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (to the extent that the procedures in such audit guide are applicable to the servicing obligations set forth in such agreements), has disclosed no items of noncompliance with the provisions of this Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

                  Section 5.11 Access to Certain Documentation. Each of the Servicer, the Depositor and the Unaffiliated Seller shall permit the designated agents or representatives of each Certificateholder, the Certificate Insurer and the Trustee (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of the Servicer, the Depositor or the Unaffiliated Seller relating to the Mortgage Loans and (ii) to visit the offices and properties of the Servicer and of the Unaffiliated Seller for the purpose of examining such materials and to discuss matters relating to the Mortgage Loans and the Servicer's, the Depositor's and the Unaffiliated Seller's performance under this Agreement with any of the officers or employees of the Servicer, the Depositor and the Unaffiliated Seller having knowledge thereof and with the independent public accountants of the Servicer (and by this provision the Servicer and the Unaffiliated Seller each authorize their respective accountants to discuss their respective finances and affairs), all at such reasonable times, as often as may be reasonably requested and without charge to such Certificateholder, the Certificate Insurer or the Trustee.

                  Section 5.12 Maintenance of Fidelity Bond. The Servicer shall during the term of its service as servicer maintain in force a fidelity bond and errors and omissions insurance in respect of its officers, employees or agents. Such bond and insurance shall comply with the requirements from time to time of the FNMA for Persons performing servicing for mortgage loans purchased by such association.

                  Section 5.13 The Subservicers. The parties acknowledge that the Servicer intends to appoint the Subservicers as the Servicer's agents for the purpose of servicing on the Servicer's behalf such of the Mortgage Loans as were originated by such subservicer. The Servicer agrees to cause the Subservicers to service such Mortgage Loans in a manner consistent with the Accepted Servicing Practices set forth in this Agreement, and agrees that receipt by the Subservicers of any and all amounts which by the terms hereof are required to be deposited in the Collection Account shall constitute receipt thereof by the Servicer for all purposes hereof as of the date so received by the Subservicers. Notwithstanding such designation of the Subservicers, the Servicer agrees that it is, and it shall remain, fully obligated under the terms hereof as Servicer with respect to all such Mortgage Loans, and nothing herein shall relieve or release the Servicer from its obligations to the other parties hereto to service such Mortgage Loans in the manner provided in this Agreement.

                  Section 5.14 Reports to the Trustee; Collection Account Statements. Not later than fifteen (15) days after each Distribution Date, the Servicer shall provide to the Trustee and the Certificate Insurer a statement, certified by a Servicing Officer, setting forth the status of the


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Collection Account as of the close of business on the related Distribution Date, stating that all distributions required by this Agreement to be made by the Servicer on behalf of the Trustee have been made (or if any required distribution has not been made by the Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account for each category of deposit specified in Section 5.02 and each category of withdrawal specified in
Section 5.03 and the aggregate of deposits into the Collection Account as specified in Section 6.01(c). Such statement shall also state the aggregate unpaid principal balance of all the Mortgage Loans as of the close of business on the last day of the month preceding the month in which such Distribution Date occurs. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request.

                  Section 5.15 Optional Purchase of Defaulted Mortgage Loans.
(a) The Unaffiliated Seller, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee and the Certificate Insurer), but shall not be obligated, to purchase for its own account from the Trust Fund any Mortgage Loan which is 180 days or more Delinquent in the manner and at the price specified in Section 2.06(b). The purchase price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account and the Trustee, upon receipt of such deposit, shall release or cause to be released to the Unaffiliated Seller the related Trustee's Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the Unaffiliated Seller, in each case without recourse, as shall be necessary to vest in the Unaffiliated Seller any Mortgage Loan released pursuant hereto and the Unaffiliated Seller shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The Unaffiliated Seller shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

                  (b) If the Unaffiliated Seller shall have repurchased Mortgage Loans under this Section 5.15 in an aggregate principal amount equal to 2.00% of the Original Aggregate Principal Balance, the Unaffiliated Seller may not thereafter exercise its right under this Section 5.15 to purchase any Mortgage Loan without the prior written consent of the Certificate Insurer. Any request by the Unaffiliated Seller to the Certificate Insurer for consent to repurchase Mortgage Loans that are not the most Delinquent shall be accompanied by a description of the Mortgage Loans that have been Delinquent longer than the Mortgage Loan or Mortgage Loans the Unaffiliated Seller proposes to repurchase. If the Certificate Insurer fails to respond to such request within ten (10) Business Days after receipt thereof, the Unaffiliated Seller shall be deemed to have been granted consent to repurchase the Mortgage Loan or Mortgage Loans proposed to be repurchased. Notice to the Certificate Insurer shall be delivered in accordance with the terms of the Insurance and Reimbursement Agreement.

                  Section 5.16 Reports to be Provided by the Servicer. (a) In connection with the transfer of the Certificates, the Trustee on behalf of any Certificateholder may request that the Servicer make available to any prospective Certificateholder annual audited financial statements of the Servicer for one or more of the most recently completed five fiscal years for which such statements are available, which request shall not be unreasonably denied or unreasonably


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delayed. Such annual audited financial statements also shall be made available to the Certificate Insurer upon request.

                  (b) The Servicer also agrees to make available on a reasonable basis to the Certificate Insurer or any prospective Certificateholder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit the Certificate Insurer or any prospective Certificateholder to inspect the Servicer's servicing facilities during normal business hours for the purpose of satisfying the Certificate Insurer or such prospective Certificateholder that the Servicer has the ability to service the Mortgage Loans in accordance with this Agreement.

                  Section 5.17 Adjustment of Servicing Compensation in Respect of Prepaid Mortgage Loans. The Monthly Servicing Fee that the Servicer shall be entitled to receive with respect to all of the Mortgage Loans and each Distribution Date shall be offset on such Distribution Date by an amount equal to the aggregate Prepayment Interest Shortfall with respect to all Mortgage Loans which were subjects of Principal Prepayments during the month preceding the month of such Distribution Date. The amount of any offset against the Monthly Servicing Fee with respect to any Distribution Date under this Section
5.17 shall be limited to the Monthly Servicing Fee otherwise payable to the Servicer (without adjustment on account of Prepayment Interest Shortfalls) with respect to such Distribution Date, and the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls shall not be cumulative.

                  Section 5.18 Periodic Advances; Special Advance. (a) If, on any Servicer Remittance Date, the Servicer determines that any Monthly Payments due on the Due Date immediately preceding such Servicer Remittance Date have not been received as of the close of business on the Business Day preceding such Servicer Remittance Date, the Servicer shall determine the amount of any Periodic Advance required to be made with respect to the related Distribution Date. The Servicer shall include in the amount to be deposited in the Collection Account on such Servicer Remittance Date an amount equal to the Periodic Advance, if any, which deposit may be made in whole or in part from funds in the Collection Account being held for future distribution or withdrawal on or in connection with Distribution Dates in subsequent months. Any funds being held for future distribution to Certificateholders and so used shall be replaced by the Servicer from its own funds by deposit in the Collection Account on or before the Business Day preceding the next Servicer Remittance Date on which the funds in the Collection Account shall be less than the amount necessary to pay in full the Required Distribution with respect to such date be made on such date; provided, that if such funds are not sufficient the Servicer will use its own funds to the extent necessary to fulfill its replacement or advance obligation.

                  The Servicer shall designate on its records the specific Mortgage Loans and related installments (or portions thereof) as to which such Periodic Advance shall be deemed to have been made, such determination being conclusive for purposes of withdrawals from the Collection Account pursuant to
Section 5.03.

                  (b) In addition to the Periodic Advances the Servicer shall make a special advance (the "Special Advance") on the Servicer Remittance Date occurring in July 2001, with respect to


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interest on Mortgage Loans not having their first payment due until after June
2001. The Special Advance will be deposited into the Interest Reserve Account and will be paid out of the Interest Reserve Account, and will be equal to the lesser of (1) the difference of (i) the sum of (a) the Class A-1 Interest Distribution Amount, (b) the Class A-2 Interest Distribution Amount (c) the Class A-3 Interest Distribution Amount, (d) the Class A-4 Interest Distribution Amount and (e) the Class A-IO Interest Distribution Amount over (ii) the sum of
(x) the amount of interest collected for the first Due Period and (y) the amount on deposit in the Interest Reserve Account immediately prior to such Special Advance and (2) an amount equal to the amount of interest that would have accrued on all such Mortgage Loans from the Cut-Off Date to its corresponding scheduled payment date, assuming it had a payment date in June. Any funds remaining in the Interest Reserve Account after the immediately succeeding Distribution Date shall be remitted to the Servicer on such Distribution Date. The Special Advance shall be made without regard to recoverability, and shall not be reimbursable, except as set forth in the preceding sentences. In no event shall the Trustee, as successor Servicer, be liable for the payment of the Special Advance except to the extent of the amount on deposit in the Interest Reserve Account.

                  Section 5.19 Indemnification; Third Party Claims. (a) The Servicer agrees to indemnify and to hold each of the Depositor, the Trustee, the Collateral Agent, the Unaffiliated Seller, the Certificate Insurer and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Depositor, the Trustee, the Collateral Agent, the Unaffiliated Seller, the Certificate Insurer and any Certificateholder may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. Each indemnified party and the Servicer shall immediately notify the other indemnified parties if a claim is made by a third party with respect to this Agreement, and the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Depositor, the Servicer, the Trustee, the Unaffiliated Seller, the Certificate Insurer and/or a Certificateholder in respect of such claim. The obligations of the Servicer under this Section 5.19 arising prior to any resignation or termination of the Servicer hereunder shall survive the resignation or termination of the Servicer.

                  (b) The Trustee may, if necessary, reimburse the Servicer from amounts otherwise distributable on the Class X and R Certificates for all amounts advanced by it pursuant to Section 4.04 of the Unaffiliated Seller's Agreement, except when the claim relates directly to the failure of the Servicer, if it is, or is an Affiliate of, the Unaffiliated Seller, to perform its obligations to service and administer the Mortgages in compliance with the terms of the Unaffiliated Seller's Agreement, or the failure of the Unaffiliated Seller to perform its duties in compliance with the terms of this Agreement.

                  (c) The Trustee shall reimburse the Unaffiliated Seller from amounts otherwise distributable on the Class X and R Certificates for all amounts advanced by the Unaffiliated Seller pursuant to the second sentence of
Section 4.04(a)(ii) of the Unaffiliated Seller's Agreement except when the relevant claim relates directly to the failure of the Unaffiliated Seller to perform its duties in compliance with the terms of the Unaffiliated Seller's Agreement.

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                  Section 5.20 Maintenance of Corporate Existence and Licenses;
Merger or Consolidation of the Servicer. (a) The Servicer will keep in full effect its existence, rights and franchises as a corporation, will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement and will otherwise operate its business so as to cause the representations and warranties under Section 3.01 to be true and correct at all times under this Agreement.

                  (b) Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be an established mortgage loan servicing institution that has a net worth of at least $15,000,000 and is a Permitted Transferee, and in all events shall be the successor of the Servicer without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer shall send notice of any such merger or consolidation to the Trustee and the Certificate Insurer.

                  Section 5.21 Assignment of Agreement by Servicer; Servicer Not to Resign. The Servicer shall not assign this Agreement nor resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Unaffiliated Seller, the Certificate Insurer and the Trustee or upon the determination that the Servicer's duties hereunder are no longer permissible under applicable law and that such incapacity cannot be cured by the Servicer without incurring, in the reasonable judgment of the Certificate Insurer, unreasonable expense. Any such determination that the Servicer's duties hereunder are no longer permissible under applicable law permitting the resignation of the Servicer shall be evidenced by a written Opinion of Counsel (who may be outside counsel for the Servicer) to such effect delivered to the Trustee, the Unaffiliated Seller, the Depositor and the Certificate Insurer. No such resignation shall become effective until the Trustee or a successor appointed in accordance with the terms of this Agreement has assumed the Servicer's responsibilities and obligations hereunder in accordance with Section
7.02. The Servicer shall provide the Trustee, the Rating Agencies and the Certificate Insurer with 30 days prior written notice of its intention to resign pursuant to this Section 5.21.

                  Section 5.22 Periodic Filings with the Securities and Exchange Commission; Additional Information. The Trustee shall prepare or cause to be prepared for filing with the Commission (other than the initial Current Report on Form 8-K to be filed by the Depositor in connection with the issuance of the Certificates) any and all reports, statements and information respecting the Trust and/or the Certificates required to be filed, and shall solicit any and all proxies of the Certificateholders whenever such proxies are required to be solicited, pursuant to the Securities Exchange Act of 1934, as amended. The Depositor shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests with, or other appropriate exemptive relief from, the Commission seeking the usual and customary exemption from such reporting requirements granted to issuers of securities similar to the Certificates if and to the extent the Depositor shall deem any such relief to be necessary or appropriate. Fees and expenses incurred by the Trustee in connection with the foregoing shall be reimbursed pursuant to Section 9.05 and shall not be paid by the Trust.

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

                  The Servicer and the Depositor each agree to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements as the Trustee deems appropriate to prepare and file all necessary reports with the Securities and Exchange Commission.

                                   ARTICLE VI

                           DISTRIBUTIONS AND PAYMENTS

                  Section 6.01 Establishment of Accounts; Withdrawals from Accounts; Deposits to the Distribution Account. (a) With respect to each Mortgage Loan Group, the Trustee shall establish and maintain a Distribution Account which shall be titled "Distribution Account, The Chase Manhattan Bank, as trustee for the registered holders of ABFS Mortgage Loan Trust 2001-2, Mortgage Pass-Through Certificates, Series 2001-2", Mortgage Loan Group [I] [II], as the case may be, which account shall be an Eligible Account held by the Trustee on behalf of the related Certificateholders and the Certificate Insurer. The Trustee shall establish and maintain the Interest Reserve Account which shall be titled "Interest Reserve Account, The Chase Manhattan Bank, as trustee for the registered holders of ABFS Mortgage Loan Trust 2001-2, Mortgage Pass-Through Certificates, Series 2001-2" which account shall be an Eligible Account. The Trustee shall establish and maintain the Cross-collateralization Reserve Account which shall be titled "Cross-collateralization Reserve Account, The Chase Manhattan Bank, as trustee for the registered holders of ABFS Mortgage Loan Trust 2001-2, Mortgage Pass-Through Certificates, Series 2001-2" which account shall be an Eligible Account. Upon receipt of the proceeds of the sale of the Certificates, on the Closing Date, the Trustee shall, upon the Unaffiliated Seller's direction, from the proceeds of the sale of the Certificates, deposit, on behalf of the Certificateholders in the Interest Reserve Account, an amount equal to $1,400,000. Amounts on deposit in the Interest Reserve Account shall be invested by the Trustee, at the direction of the Servicer in Permitted Investments. Any such Permitted Investment shall mature no later than the Servicer Remittance Date. All income realized from any such Permitted Investment shall be for the benefit of the Servicer as additional servicing compensation. The amount of any losses incurred in respect of any such Permitted Investment shall be deposited in the Interest Reserve Account by the Servicer out if its own funds immediately as realized.

                  (b) The Servicer shall direct the Trustee in writing to invest the funds in the Distribution Accounts only in Permitted Investments. Any such Permitted Investment shall mature no later than one Business Day prior to the Distribution Date. No Permitted Investment shall be sold or disposed of prior to maturity. All income realized from any such Permitted Investment shall be for the benefit of the Servicer as additional servicing compensation. The amount of any losses incurred in respect of any such investments shall be deposited in the Distribution Accounts by the Servicer out of its own funds immediately as realized.

                  (c) On each Servicer Remittance Date, the Servicer shall cause to be deposited in each Distribution Account, from funds on deposit in the Collection Account, (a) an amount equal to the Servicer Remittance Amount allocable for the related Mortgage Loan Group and (b) Net Foreclosure Profits for the related Mortgage Loan Group, if any with respect to the related Distribution Date, minus any portion thereof payable to the Servicer pursuant to
Section 5.03.


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

On each Servicer Remittance Date, the Servicer shall also deposit into the Distribution Account any Periodic Advances for the related Mortgage Loan Group with respect to the related Distribution Date calculated in accordance with
Section 5.18. If on any Servicer Remittance Date the amount that would otherwise be deposited by the Servicer in a Distribution Account for either Mortgage Loan Group exceeds the amount required to reduce the Certificate Principal Balance of the related Certificates to zero (such Mortgage Loan Group being the "Amortized Group"), then the Servicer shall on such date and on each Servicer Remittance Date thereafter, deposit into the Distribution Account for the other Mortgage Loan Group all principal in respect of the Mortgage Loans for the Amortized Group actually collected during the related Due Period (to the extent of such excess). The amount so deposited by the Servicer will be included in the Available Funds for such other Mortgage Loan Group and will be applied in accordance with Section 6.05 on the related Distribution Date.

                  Section 6.02 Permitted Withdrawals From the Distribution Account. The Trustee shall withdraw or cause to be withdrawn funds from the related Distribution Account for the following purposes:

                  (a) to effect the distributions described in Section 6.05;

                  (b) to pay to the Unaffiliated Seller with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.05 or 3.03 or to pay to the Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Principal Balance was determined;

                  (c) to pay the Servicer any interest earned on or investment income earned with respect to funds in the Distribution Account;

                  (d) to return to the Collection Account any amount deposited in the Distribution Account that was not required to be deposited therein; and

                  (e) to clear and terminate the Distribution Account upon termination of the Trust Fund pursuant to Article VIII.

                  The Trustee shall keep and maintain a separate accounting for withdrawals from the Distribution Accounts pursuant to each of subclauses (a) through (e) listed above.

                  Section 6.03 Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement, including (a) all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Trustee by the Servicer or by any Sub-Servicer and (b) Insured Payments. The Trustee shall hold all such money and property received by it, as part of the Trust Fund and shall apply it as provided in this Agreement.

                  Section 6.04 The Certificate Insurance Policy(a). (a) Within two (2) days of each Servicer Remittance Date and based solely on the Servicer's Remittance Report delivered to


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the Trustee, the Trustee shall determine with respect to the immediately following Distribution Date, the amount to be on deposit in each Distribution Account on such Distribution Date as a result of (i) the Servicer's remittance of the Servicer Remittance Amount on the related Servicer Remittance Date and
(ii) any transfers made from the Cross-collateralization Reserve Account in respect of the Shortfall Amount for the related Mortgage Loan Group and such Distribution Date pursuant to Section 6.05 of this Agreement, excluding the amount of any Insured Payment and after giving effect to the application of the amounts described in clauses (a)(i) and (a)(ii) of Section 6.05 for the related Distribution Date. The amounts described above in the preceding sentence with respect to the Distribution Date are the "Available Funds" with respect to such Mortgage Loan Group.

                  (b) If on any Distribution Date there is a Deficiency Amount, the Trustee shall complete a Notice in the form of Exhibit A to the Certificate Insurance Policy and submit such notice to the Certificate Insurer no later than 12:00 noon New York, New York City time on the third Business Day preceding such Distribution Date as a claim for an Insured Payment in an amount equal to such Deficiency Amount.

                  (c) The Trustee shall establish a separate Eligible Account for the benefit of Holders of the Certificates and the Certificate Insurer referred to herein as the "Certificate Insurance Payment Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit upon receipt any amount paid under the Certificate Insurance Policy in the Certificate Insurance Payment Account and distribute such amount only for purposes of payment to the Class A Certificateholders of the Required Distribution for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Trustee or the Trust Fund. Amounts paid under the Certificate Insurance Policy, to the extent needed to pay the Required Distribution shall be transferred to the related Distribution Account on the related Distribution Date and disbursed by the Trustee to the Class A Certificateholders in accordance with Section 6.05. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Required Distribution with other funds available to make such payment. However, the amount of any payment of principal or of interest on the Certificates to be paid from funds transferred from the Certificate Insurance Payment Account shall be noted as provided in paragraph (d) below in the Certificate Register and in the statement to be furnished to Holders of the Class A Certificates pursuant to Section 6.07. Funds held in the Certificate Insurance Payment Account shall not be invested. Any funds remaining in the Certificate Insurance Payment Account on the first Business Day following a Distribution Date shall be returned to the Certificate Insurer pursuant to the written instructions of the Certificate Insurer by the end of such Business Day.

                  (d) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Certificate from moneys received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

                  (e) In the event that the Trustee has received a certified copy of an order of the appropriate court that any Required Distribution has been voided in whole or in part as a


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

preference payment under applicable bankruptcy law, the Trustee shall so notify the Certificate Insurer, shall comply with the provisions of the Certificate Insurance Policy to obtain payment by the Certificate Insurer of such voided Required Distribution, and shall, at the time it provides notice to the Certificate Insurer, notify, by mail to the Certificateholders of the affected Certificates that, in the event any Certificateholder's Required Distribution is so recovered, such Certificateholder will be entitled to payment pursuant to the Certificate Insurance Policy, a copy of which shall be made available through the Trustee, the Certificate Insurer or the Certificate Insurer's fiscal agent, if any, and the Trustee shall furnish to the Certificate Insurer or its fiscal agent, if any, its records evidencing the payments which have been made by the Trustee and subsequently recovered from the Certificateholders, and dates on which such payments were made.

                  (f) The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Certificates. Each Certificateholder, by its purchase of Certificates, the Servicer and the Trustee agree that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to, and each Certificateholder, the Servicer and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of the Servicer, the Trustee and each Certificateholder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

                  (g) The Trustee shall, upon retirement of the Certificates, furnish to the Certificate Insurer a notice of such retirement, and, upon retirement of the Certificates and the expiration of the term of the Certificate Insurance Policy, surrender the Certificate Insurance Policy to the Certificate Insurer for cancellation.

                  Section 6.05 Distributions. (a) No later than 12:00 noon, New York, New York time on the Servicer Remittance Date, the Servicer shall deliver to the Trustee a report in computer-readable form containing such information as to enable the Trustee to make the distribution pursuant to clause (i) through
(xi) below, and such other information as the Trustee shall reasonably require. With respect to amounts held in the Distribution Account for the related Mortgage Loan Group, on each Distribution Date, the Trustee shall make the following allocations, disbursements and transfers in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

                  (i) to the Trustee, an amount equal to the Trustee's Fees then due to it with respect to such Mortgage Loan Group;

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

                  (ii) to the Certificate Insurer the Premium Amount for such Distribution Date then due to it with respect to such Mortgage Loan Group;

                  (iii) the Interest Distribution Amount for the related Class A Certificates with respect to such Mortgage Loan Group, including the pro rata portion of the Class A-IO Interest Distribution Amount, apportioned to that Mortgage Loan Group;

                  (iv) the Reimbursement Amount owing to the Certificate Insurer with respect to such Mortgage Loan Group;

                  (v) the Principal Distribution Amount for that Mortgage Loan Group, which will be distributed (x) with respect to Mortgage Loan Group I, to the holders of the Class A-1 Certificates, until the aggregate Certificate Principal Balance of the Class A-1 Certificates is reduced to zero; and (y) with respect to Mortgage Loan Group II, (i) to the holders of the Class A-2 Certificates, until the aggregate Certificate Principal Balance of the Class A-2 Certificates is reduced to zero, then (ii) to the holders of the Class A-3 Certificates, until the aggregate Certificate Principal Balance of the Class A-3 Certificates is reduced to zero, and then (iii) to the holders of the Class A-4 Certificates, until the aggregate Certificate Principal Balance of the Class A-4 Certificates is reduced to zero;

                  (vi) to the Cross-collateralization Reserve Account, the amount necessary for the balance of such account to equal the Specified Reserve Amount; provided, that if the outstanding aggregate Certificate Principal Balance of the Certificates related to such Mortgage Loan Group shall have been reduced to zero, then all Net Monthly Excess Cashflow in respect of such Mortgage Loan Group will be transferred to the Cross-collateralization Reserve Account;

                  (vii) the amount of any Net Mortgage Loan Interest Shortfalls for the Class A Certificates;

                  (viii) to the Trustee, an amount equal to the outstanding expenses due the Trustee pursuant to this Agreement and not otherwise paid or reimbursed by the Servicer with respect to such Mortgage Loan Group;

                  (ix) to the Servicer for reimbursement of any Nonrecoverable Advances and nonrecoverable Servicing Advances with respect to such Mortgage Loan Group;

                  (x) to the Supplemental Interest Account, as a distribution to the holders of the Class X Certificates the sum of all amounts to which such Certificates are entitled pursuant to Section 2.07(a)(i), notes
         (6) and (7) thereunder and, to the extent not duplicative, any Over-collateralization Reduction Amounts; and

                  (xi) to the holders of the Class R Certificates, any further remaining cashflow.

                  On each Distribution Date, to the extent there would be any outstanding Shortfall Amount for either Mortgage Loan Group after the application of the Available Funds for such Mortgage Loan Group pursuant to clauses (i) through (v) above (without taking into account any transfers from the Cross-collateralization Reserve Account or Insured Payments included in such


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Available Funds on that date), amounts on deposit in the Cross-collateralization
Reserve Account, including any amounts to be deposited from the other Mortgage Loan Group pursuant to clause (vi) above on that Distribution Date, shall be withdrawn from the Cross-collateralization Reserve Account and applied on that Distribution Date towards the payment of any outstanding Shortfall Amount with respect to such Mortgage Loan Group on that Distribution Date.

                  If on any Distribution Date a Shortfall Amount exists with respect to only one Mortgage Loan Group (the "Shortfall Group"), then distributions from the Distribution Account with respect to such Shortfall Group shall not be made until after the distributions with respect to the other Mortgage Loan Group have been completed, and the Available Funds for the Shortfall Group shall include (to the extent of such Shortfall Amount for the Shortfall Group) all amounts on deposit in the Cross-collateralization Reserve Account after giving effect to the distributions from the other Mortgage Loan Group. If on any Distribution Date a Shortfall Amount exists with respect to both Mortgage Loan Groups and the funds in the Cross-collateralization Reserve Account are not sufficient to pay such Shortfall Amounts in full, then the funds in the Cross-collateralization Reserve Account shall be applied to the payment of such Shortfall Amounts in such order of priority as the Certificate Insurer shall direct or, in the absence of such direction, pro rata in proportion to the respective Shortfall Amounts for each Mortgage Loan Group.

                  If the amount on deposit in the Cross-collateralization Reserve Account on any Distribution Date, after the deposit in such account on such date of any amounts pursuant to clause (vi) above and the use of such amounts pursuant to the preceding paragraph, exceeds or would exceed the Specified Reserve Amount for such date, the amount of such excess shall be withdrawn from the Cross-collateralization Reserve Account and deposited into the Distribution Account to be applied pursuant to clauses (vii) through (xi) above.

                  Notwithstanding the foregoing, the aggregate amounts distributed on all Distribution Dates to the Holders of the Class A-1, Class A-2, Class A-3, and Class A-4 Certificates on account of principal shall not exceed the Original Certificate Principal Balance for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, respectively.

                  Section 6.06 Investment of Accounts. (a) So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account other than the Certificate Insurance Payment Account held by the Trustee shall be invested and reinvested by the Trustee, as directed in writing by the Servicer, in one or more Permitted Investments bearing interest or sold at a discount. If an Event of Default shall have occurred and be continuing or if the Servicer does not provide investment directions, the Trustee shall invest all Accounts in Permitted Investments described in paragraph (iv) of the definition of Permitted Investments. No such investment in any Account shall mature later than the Business Day immediately preceding the next Distribution Date (except that if such Permitted Investment is an obligation of the Trustee, then such Permitted Investment shall mature not later than such Distribution Date).

                  (b) Subject to Section 6.01(b), if any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient


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amount of the investments in such Account. The Trustee shall not be, and the
Servicer shall be, liable for any investment loss or other charge resulting therefrom unless the Trustee's failure to perform in accordance with this
Section 6.06 is the cause of such loss or charge.

                  (c) Subject to Section 9.01 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon or as provided in subsection (b) of this Section 6.06).

                  (d) So long as no Event of Default shall have occurred and be continuing, all net income and gain realized from investment of, and all earnings on, funds deposited in any Account (excluding the Certificate Insurance Payment Account) shall be for the benefit of the Servicer as servicing compensation (in addition to the Servicing Fee). The Servicer shall deposit in the related Account the amount of any loss incurred in respect of any Permitted Investment held therein which is in excess of the income and gain thereon immediately upon realization of such loss, without any right to reimbursement therefor from its own funds.

                  Section 6.07 Reports by the Trustee. (a) On each Distribution Date the Trustee shall forward to each Holder, to the Certificate Insurer, to the Underwriter, to the Depositor and to the Rating Agencies the report provided by the Servicer pursuant to Section 6.05 (the "Servicer Remittance Report"), setting forth information including, without limitation, the following information:

                  (i) the amount of the distribution with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO, Class R and Class X Certificates;

                  (ii) the amount of such distributions allocable to principal, separately identifying the aggregate amount of any Prepayments or other unscheduled recoveries of principal included therein and separately identifying any Over-collateralization Increase Amounts;

                  (iii) the amount of such distributions allocable to interest and the calculation thereof;

                  (iv) the Class A-1 Certificate Principal Balance as of such Distribution Date, together with the principal amount of the Class A-1 Certificates (based on a Certificate in an original principal amount of $1,000) then outstanding, in each case after giving effect to any payment of principal on such Distribution Date;

                  (v) the Class A-2 Certificate Principal Balance as of such Distribution Date, together with the principal amount of the Class A-2 Certificates (based on a Certificate in an original principal amount of $1,000) then outstanding, in each case after giving effect to any payment of principal on such Distribution Date;

                  (vi) the Class A-3 Certificate Principal Balance as of such Distribution Date, together with the principal amount of the Class A-3 Certificates (based on a Certificate in an original principal amount of $1,000) then outstanding, in each case after giving effect to any payment of principal on such Distribution Date;

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

                  (vii) the Class A-4 Certificate Principal Balance as of such Distribution Date, together with the principal amount of the Class A-4 Certificates (based on a Certificate in an original principal amount of $1,000) then outstanding, in each case after giving effect to any payment of principal on such Distribution Date;

                  (viii) the Class A-IO Notional Amount then outstanding as of such Distribution Date, after giving effect to any payment of interest on such Distribution Date.

                  (ix) the amount of any Insured Payment included in the amounts distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-IO Certificateholders on such Distribution Date;

                  (x) the total of any Substitution Adjustments and any Loan Repurchase Price amounts included in such distribution; and

                  (xi) the amounts, if any, of any Liquidated Loan Losses for consumer purpose loans and for business purpose loans for the related Due Period and cumulative Liquidated Loan Losses since the Startup Date for consumer purpose loans and for business purpose loans.

                  Items (i), (ii) and (iii) above shall, with respect to the Class A-1, Class A-2, Class A-3, and Class A-4 Certificates, be presented on the basis of a Certificate having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Certificates are outstanding, the Trustee shall furnish a report to each Holder of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (i), (ii) and (iii) with respect to the Certificates for such calendar year.

                  (b) All distributions made to the Class A-1, the Class A-2, Class A-3, Class A-4, Class A-IO, Class X and Class R Certificateholders as a Class on each Distribution Date will be made on a pro rata basis among the Certificateholders of each Class on the next preceding Record Date based on the Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if, in the case of a Class A-1, Class A-2, Class A-3 or Class A-4 Certificateholder, such Certificateholder shall own of record Certificates of the same Class which have denominations aggregating at least $5,000,000 appearing in the Certificate Register and shall have provided complete wiring instructions at least five Business Days prior to the Record Date, and otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register.

                  (c) In addition, the Servicer Remittance Report described in subsection (a) above forwarded by the Trustee to each Holder, to the Certificate Insurer, to the Underwriter, to the Servicer, to the Depositor and to the Rating Agencies on each Distribution Date, shall include the following information with respect to all Mortgage Loans in both Mortgage Loan Groups on a group-by-group basis as well as a break out as to (x) consumer purpose and business purpose Mortgage Loans as of the close of business on the last Business Day of the prior calendar month (except as otherwise provided in clause (v) below), which is hereby required to be prepared by


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the Servicer and furnished to the Trustee for such purpose and to the
Certificate Insurer on or prior to the related Servicer Remittance Date:

                  (i) for the related Due Period, the total number of Mortgage Loans and the aggregate Principal Balances thereof, together with the number, aggregate principal balances of such Mortgage Loans and the percentage (based on the aggregate Principal Balances of the Mortgage Loans) of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans (A) 31-60 days Delinquent, (B) 61-90 days Delinquent and (C) 91 or more days Delinquent;

                  (ii) for the related Due Period, the number, aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans in foreclosure proceedings and the number, aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of any such Mortgage Loans also included in any of the statistics described in the foregoing clause (i);

                  (iii) for the related Due Period, the number, aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans relating to Mortgagors in bankruptcy proceedings and the number, aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of any such Mortgage Loans also included in any of the statistics described in the foregoing clause
         (i);

                  (iv) for the related Due Period, the number, aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans relating to REO Properties and the number, aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of any such Mortgage Loans also included in any of the statistics described in the foregoing clause (i);

                  (v) the weighted average Mortgage Interest Rate as of the Due Date occurring in the Due Period related to such Distribution Date;

                  (vi) the weighted average remaining term to stated maturity of all Mortgage Loans;

                  (vii) the book value of any REO Property;

                  (viii) the Cumulative Loss Percentage for the related Due Period and the aggregate Cumulative Loss Percentage since the Closing Date;

                  (ix) the Delinquency Ratio, the Rolling Three Month Delinquency Rate and the Twelve Month Loss Amount;

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                  (x) the aggregate Principal Balance of the three largest
         Mortgage Loans; and

                  (xi) the total number of Mortgage Loans and the Aggregate Principal Balance.

                  Section 6.08 Additional Reports by Trustee. (a) The Trustee shall report to the Depositor, the Servicer and the Certificate Insurer with respect to the amount then held in each Account (including investment earnings accrued or scheduled to accrue) held by the Trustee and the identity of the investments included therein, as the Depositor, the Servicer or the Certificate Insurer may from time to time request in writing.

                  (b) From time to time, at the request of the Certificate Insurer, the Trustee shall report to the Certificate Insurer with respect to its actual knowledge, without independent investigation, of any breach of any of the representations or warranties relating to individual Mortgage Loans set forth in any Unaffiliated Seller's Agreement or in Section 3.01 or 3.02 hereof. The Trustee shall also provide the Certificate Insurer such other information as may be reasonably requested by it.

                  Section 6.09 Compensating Interest. Not later than the Servicer Remittance Date, the Servicer shall remit to the Trustee (without right or reimbursement therefor) for deposit into the Distribution Account for a Mortgage Loan Group an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from Principal Prepayments in respect of such Mortgage Loan Group during the related Due Period in respect of such Mortgage Loan Group and (b) its aggregate Monthly Servicing Fees received in the related Due Period and shall not have the right to reimbursement therefor (the "Compensating Interest"); provided, however, that Compensating Interest with respect to any Mortgage Loan and any Distribution Date shall not exceed the Servicing Fees due in respect of such Mortgage Loan on such Distribution Date.

                  Section 6.10 Effect of Payments by the Certificate Insurer; Subrogation. Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Certificates which is made with moneys received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of the Certificates from the Trust Fund. The Depositor, the Servicer and the Trustee acknowledge, and each Holder by its acceptance of a Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Servicer, the Trustee or the Certificate Registrar (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Certificates to the Holders of such Certificates, the Certificate Insurer will be fully subrogated to, and each Certificateholder, the Servicer and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Fund, including, without limitation, any amounts due to the Certificateholders in respect of securities law violations arising from the offer and sale of the Certificates, and (b) the Certificate Insurer shall be paid such amounts from the sources and in the manner provided herein for the payment of such amounts and as provided in the Insurance and Reimbursement Agreement. The Trustee and the Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

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                  Section 6.11 Additional Rights of Certificate Insurer. (a)
Unless a Certificate Insurer Default exists and is continuing, the Trustee, the Depositor and the Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests hereunder without limiting the rights or affecting the interests of the Certificateholders as otherwise set forth herein.

                  (b) Unless a Certificate Insurer Default exists and is continuing, the Certificate Insurer shall have the right to participate in, to direct the enforcement or defense of, and, at the Certificate Insurer's sole option, to institute or assume the defense of, any action, proceeding or investigation for any remedy available to the Trustee with respect to any matter that could adversely affect the Trust, the Trust Fund or the rights or obligations of the Certificate Insurer hereunder, under the Unaffiliated Seller Agreement, under the Insurance and Reimbursement Agreement or under the Certificate Insurance Policy or any other instrument, document or agreement relating to the foregoing (collectively, the "Transaction Documents"), including (without limitation) any insolvency or bankruptcy proceeding in respect of any Originator, the Unaffiliated Seller, the Servicer, the Depositor or any Affiliate thereof provided, that such participation or direction shall not be in conflict with any rule of law or with the terms of this Agreement. Following written notice to the Trustee, the Certificate Insurer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the Trust and the Trust Fund. The Certificate Insurer shall be entitled to reimbursement for all out-of-pocket costs and expenses of the Certificate Insurer in connection with such action, proceeding or investigation, including (without limitation) reasonable attorneys' fees and any judgment or settlement entered into affecting the Certificate Insurer or the Certificate Insurer's interests, all of which shall be included in the Reimbursement Amount.

                  (c) In connection with any such action, proceeding or investigation for any remedy available to the Trustee with respect to any matter that could adversely affect the Trust, the Trust Fund or the rights or obligations of the Certificate Insurer hereunder or under the Certificate Insurance Policy or the Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of any Originator, the Unaffiliated Seller, the Servicer, the Depositor, the Trust or any Affiliate thereof, the Trustee hereby agrees to cooperate with, and (unless a Certificate Insurer Default exists and is continuing) to take such action as reasonably directed by, the Certificate Insurer, including (without limitation) entering into such agreements and settlements as the Certificate Insurer shall direct, in its sole discretion, without the consent of any Certificateholder. Notwithstanding any other provision herein or in any of the other Transaction Documents, the Trustee shall not be liable to the Certificate Insurer or any Certificateholder for any such action that conforms to the direction of the Certificate Insurer.

                  (d) Any judgment or settlement entered against or affecting the Trust or the Trust Fund in connection with any action, proceeding or investigation shall be paid by the Trustee from the Trust Fund out of funds that would otherwise be distributed to the Holders of the Class X or R Certificates.

                  (e) The Trustee hereby agrees to provide to the Certificate Insurer prompt written notice of any action, proceeding or investigation that names the Trust or the Trustee as a party or that could adversely affect the Trust, the Trust Fund or the rights or obligations of the Certificate Insurer hereunder or under the Certificate Insurance Policy or the Transaction Documents,


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including (without limitation) any insolvency or bankruptcy proceeding in respect of any Originator, the Unaffiliated Seller, the Servicer, the Depositor, the Trust or any Affiliate thereof.

                  (f) Notwithstanding anything contained herein or in any of the other Transaction Documents to the contrary (other than at any time during which a Certificate Insurer Default exists or is continuing), the Trustee shall not, without the Certificate Insurer's prior written consent or unless directed by the Certificate Insurer, undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Trust, the Trust Fund or the rights or obligations of the Certificate Insurer hereunder or under the Certificate Insurance Policy or the Transaction Documents.

                  (g) Each Holder of a Certificate, by acceptance of its Certificate, and the Trustee agree that Certificate Insurer shall have such rights as set forth in this Section, which are in addition to any rights of the Certificate Insurer pursuant to the other provisions of the Transaction Documents, that the rights set forth in this Section may be exercised by the Certificate Insurer, in its sole discretion, without the need for the consent or approval of any Certificateholder or the Trustee, notwithstanding any other provision contained herein or in any of the other Transaction Documents, and that nothing contained in this Section shall be deemed to be an obligation of the Certificate Insurer to exercise any of the rights provided for herein.

                  (h) The Trustee shall, upon reasonable prior written request, permit any representative of the Certificate Insurer, during the Trustee's normal business hours, to examine all books of accounts, records, reports and other information of the Trustee relating to the Certificates and the Trust Fund (including, without limitation, the Mortgage Files), to make copies and extracts therefrom and to discuss the Trustee's performance of its duties with respect to the Transaction Documents with the Responsible Officers of the Trustee.

                  Section 6.12 Supplemental Interest Payment Account.

                  (a) The parties hereto do hereby create and establish a trust, the "ABFS Mortgage Loan Supplemental Interest Trust 2001-2" (the "Supplemental Interest Trust"). The Supplemental Interest Trust shall hold a trust account at the corporate trust office of the Trustee; the "Supplemental Interest Payment Account" to be held by the Trustee in its name on behalf of the Supplemental Interest Trust. None of the assets of the Supplemental Interest Trust shall be considered assets of the REMIC Trust, and any amounts transferred from the REMIC Trust to the Supplemental Interest Trust shall be treated as distributions with respect to the Class X Certificates.

                  (b) On each Distribution Date, the Trustee shall withdraw from the Supplemental Interest Payment Account and pay to the owners of each Supplemental Interest Right (which owners shall, in the absence of contrary instructions received by the Trustee from the Holders of the Class A-2 Certificates, be the Holders of the Class A-2 Certificates), pro rata based on the Class A-2 Available Funds Cap Carry-Forward Amount due to the Class A-2 Certificateholders for such Distribution Date.

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

                  (c) Any portion of the Supplemental Interest Payment Amount Available remaining after application of clause (b) above shall be distributed to the owners of the Class X Certificates pro rata in accordance with their Percentage Interests.

                  (d) The Trustee, on behalf of the Supplemental Interest Trust, shall comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Person entitled thereto of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

                  (e) Notwithstanding any other provision of this Section 6.12, the right to receive the Class A-2 Available Funds Cap Carry-Forward Amount (such right, the "Supplemental Interest Right") shall be separately transferable from the Class A-2 Certificates, subject to the restrictions on transfer set forth in Article IV hereof.

                                  ARTICLE VII

                                     DEFAULT

Section 7.01 Events of Default. (a) In case one or more of the following events (each an "Event of Default") shall occur and be continuing:

                  (i) any failure by the Servicer to remit to the Trustee any payment required to be made by the Servicer under the terms of this Agreement which continues unremedied for one (1) Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer and the Certificate Insurer by the Trustee or to the Servicer and the Trustee by the Certificate Insurer or Certificateholders of Class A Certificates evidencing Percentage Interests of at least 25%;

                  (ii) the failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Certificateholder or the Certificate Insurer;

                  (iii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, or the failure of any representation and warranty made pursuant to Section
         3.01 to be true and correct which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, as the case may be, by the Depositor or the Trustee or to the Servicer and the Trustee by any Certificateholder or the Certificate Insurer;

                  (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy,


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

         insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of forty-five (45) days;

                  (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property;

                  (vi) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

                  (vii) the Certificate Insurer shall notify the Trustee of any event of default under the Insurance and Reimbursement Agreement;

                  (viii) if on any Distribution Date the Rolling Three Month Delinquency Rate exceeds 12.50% of the aggregate outstanding Principal Balance of the Mortgage Loans;

                  (ix) if on any Distribution Date, the Twelve Month Loss Amount exceeds 2.50% of the sum of the aggregate outstanding Principal Balance of the Mortgage Loans as of the close of business on the first day of the twelfth preceding calendar month (or, if later, the Cut-Off Date);

                  (x) ABFS or the Servicer shall fail to pay any principal or interest when due on any outstanding indebtedness having an aggregate principal amount in excess of $1,000,000 and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such outstanding indebtedness, or any such outstanding indebtedness of ABFS or the Servicer having an aggregate principal amount in excess of $1,000,000 shall be declared to be due and payable or required to be prepaid (other than a regular scheduled payment) prior to the date of maturity thereof;

                  (xi) Net Worth to be less than the sum of (i) $30,000,000 plus
         (ii) 50% of the cumulative Net Income for each fiscal quarter ending after the Closing Date; (excluding any fiscal quarter for which Net Income was less than zero); or

                  (xii) any Change of Control shall occur.

                  Then, and in each and every such case, so long as such Event of Default shall not have been remedied: (x) with respect solely to clause (i) above, if such payment is in respect of Periodic Advances or Compensating Interest owing by the Servicer and such payment is not made by 12:00 Noon, New York time on the fourth Business Day prior to the applicable Distribution Date, the Trustee, upon receipt of written notice or discovery by a Responsible Officer of such failure, shall give immediate telephonic notice of such failure to a Servicing Officer of the Servicer and to the Certificate Insurer and the Trustee may, and shall, at the


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direction of the Certificate Insurer, terminate all of the rights and obligations of the Servicer under this Agreement and the Trustee, or a successor servicer appointed in accordance with Section 7.02, shall immediately make such Periodic Advance or payment of Compensating Interest and assume, pursuant to
Section 7.02 hereof, the duties of a successor Servicer; (y) with respect to any other Event of Default, the Trustee shall, at the direction of the Certificate Insurer, by notice in writing to the Servicer and a Responsible Officer of the Trustee, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, as servicer. Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall, subject to Section 7.02, pass to and be vested in the Trustee or such other Person as may be specified by the Certificate Insurer and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, at the expense of the Servicer, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents. The Servicer agrees to cooperate (and pay any related costs and expenses) with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder and the transfer of such responsibilities and rights to a successor Servicer, including, without limitation, the transfer to the Trustee or its designee for administration by it of all amounts which shall at the time be credited by the Servicer to the Collection Account or thereafter received with respect to the Mortgage Loans. The Trustee shall promptly notify the Certificate Insurer and the Rating Agencies of the occurrence of an Event of Default.

                  Section 7.02 Trustee to Act; Appointment of Successor. (a) On and after the time the Servicer receives a notice of termination pursuant to
Section 7.01, or the Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel pursuant to Section 5.21, the Trustee shall promptly notify the Rating Agencies, except as otherwise provided in Section 7.01, the Trustee or such other Person as may be specified by the Certificate Insurer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on or after the date of succession; provided, however, that the Trustee shall not be liable for any actions or the representations and warranties of any servicer prior to it and including, without limitation, the obligations of the Servicer set forth in Sections 2.06 and 3.03. The Trustee, as successor servicer, shall be obligated to pay Compensating Interest pursuant to Section
6.09 in any event and to make advances pursuant to Section 5.18 unless, and only to the extent the Trustee determines reasonably and in good faith that such advances would not be recoverable pursuant to Section 5.04, such determination to be evidenced by a certification of a Responsible Officer of the Trustee delivered to the Certificate Insurer.

                  (b) Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Certificate Insurer so requests in writing to the Trustee, appoint, pursuant to such direction of the Certificate Insurer, or if no such direction is provided to the Trustee, pursuant to the provisions set forth in paragraph (c) below, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the Certificate Insurer that has a net worth of not less than $15,000,000 as the successor to the


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Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder.

                  (c) In the event the Trustee is the successor servicer, it shall be entitled to the same Servicing Compensation (including the Servicing Fee as adjusted pursuant to the definition thereof) and other funds pursuant to
Section 5.08 hereof as the Servicer if the Servicer had continued to act as servicer hereunder. In the event the Trustee is unable or unwilling to act as successor servicer, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor servicer shall be entitled to the full amount of the aggregate Servicing Fees hereunder as servicing compensation, together with the other Servicing Compensation. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct from any sum received by the Trustee from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unreimbursed Servicing Advances and Periodic Advances owed to the Trustee. After such deductions, the remainder of such sum shall be paid by the Trustee to the Servicer at the time of such sale, transfer and assignment to the Servicer's successor.

                  (d) The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor servicer, as applicable, at the Servicer's cost and expense, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor servicer, as applicable, all amounts that then have been or should have been deposited in the Collection Account by the Servicer or that are thereafter received with respect to the Mortgage Loans. Any collections received by the Servicer after such removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee or, at the direction of the Trustee, to the successor servicer. Neither the Trustee nor any other successor servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. Notwithstanding anything to the contrary herein, no appointment of a successor to the Servicer under this Agreement shall be effective until the Certificate Insurer shall have consented thereto, and written notice of such proposed appointment shall have been provided by the Trustee to the Certificate Insurer and to each Certificateholder. The Trustee shall not resign as servicer until a successor servicer reasonably acceptable to the Certificate Insurer has been appointed or until a successor servicer has been appointed in accordance with paragraph (c) above. The Certificate Insurer shall have the right to remove the Trustee (or any Successor Servicer) as successor Servicer under this Section 7.02 without cause, and the Trustee shall appoint such other successor Servicer as directed by the Certificate Insurer.

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                  (e) Pending appointment of a successor to the Servicer
hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Certificate Insurer and such successor shall agree; provided, however, that unless otherwise agreed by the Certificate Insurer, no such compensation shall be in excess of that permitted the Servicer pursuant to
Section 5.08, together with other Servicing Compensation. The Servicer, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  Section 7.03 Waiver of Defaults. The Majority Certificateholders may, on behalf of all Certificateholders, and subject to the consent of the Certificate Insurer, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII; provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies and the Certificate Insurer.

                  Section 7.04 Rights of the Certificate Insurer to Exercise Rights of Class A Certificateholders. By accepting its Certificate, each Class A Certificateholder agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall be deemed to be the Certificateholders for all purposes (other than with respect to the receipt of payment on the Certificates) and shall have the right to exercise all rights of the Class A Certificateholders under this Agreement and under the Class A Certificates without any further consent of the Class A Certificateholders, including, without limitation:

                  (a) the right to require the Unaffiliated Seller to repurchase Mortgage Loans pursuant to Section 2.06 or 3.03 hereof to the extent set forth in such Sections;

                  (b) the right to give notices of breach or to terminate the rights and obligations of the Servicer as servicer pursuant to Section 7.01 hereof and to consent to or direct waivers of Servicer defaults pursuant to
Section 7.03 hereof;

                  (c) the right to direct the actions of the Trustee during the continuance of an Event of Default pursuant to Sections 7.01 and 7.02 hereof;

                  (d) the right to institute proceedings against the Servicer pursuant to Section 7.01 hereof;

                  (e) the right to direct the Trustee to investigate certain matters pursuant to Section 9.02(a)(v) hereof;

                  (f) the right to remove the Trustee pursuant to Section 9.07 hereof;

                  (g) the right to direct foreclosures upon the failure of the Servicer to do so in accordance with the provisions of Section 5.06 of this Agreement; and

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                  (h) any rights or remedies expressly given the Majority
Certificateholders.

                  In addition, each Certificateholder agrees that, subject to
Section 10.02, unless a Certificate Insurer Default exists, the rights specifically enumerated above may only be exercised by the Certificateholders with the prior written consent of the Certificate Insurer.

                  Section 7.05 Trustee To Act Solely with Consent of the Certificate Insurer. Unless a Certificate Insurer Default exists, the Trustee shall not, without the Certificate Insurer's consent or unless directed by the Certificate Insurer:

                  (a) terminate the rights and obligations of the Servicer as Servicer pursuant to Section 7.01 hereof;

                  (b) agree to any amendment pursuant to Section 10.03 hereof;
or

                  (c) undertake any litigation.

                  The Certificate Insurer may, in writing and in its sole discretion renounce all or any of its rights under Sections 7.04, 7.05 or 7.06 or any requirement for the Certificate Insurer's consent for any period of time.

Section 7.06 Mortgage Loans, Trust Fund and Accounts Held for Benefit of the Certificate Insurer. (a) The Trustee shall hold the Trust Fund and the
Mortgage Files for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates unless, as stated in an Opinion of Counsel addressed to the Trustee and the Certificate Insurer, such action is adverse to the interests of the Certificateholders or diminishes the rights of the Certificateholders or imposes additional burdens or restrictions on the Certificateholders.

                  (b) The Servicer hereby acknowledges and agrees that it shall service the Mortgage Loans for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer.

                  Section 7.07 Certificate Insurer Default. Notwithstanding anything elsewhere in this Agreement or in the Certificates to the contrary, if a Certificate Insurer Default exists, or if and to the extent the Certificate Insurer has delivered its written renunciation of all of its rights under this Agreement, the provisions of this Article VII and all other provisions of this Agreement which (a) permit the Certificate Insurer to exercise rights of the Certificateholders, (b) restrict the ability of the Certificateholders, the Servicer or the Trustee to act without the consent or approval of the Certificate Insurer, (c) provide that a particular act or thing must be acceptable to the Certificate Insurer, (d) permit the Certificate Insurer to direct (or otherwise to require) the actions of the Trustee, the Servicer or the Certificateholders, (e) provide that any action or omission taken with the consent, approval or authorization of the Certificate Insurer shall be authorized hereunder or shall not subject the party taking or omitting to take such action


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to any liability hereunder or (f) which have a similar effect, shall be of no further force and effect and the Trustee shall administer the Trust Fund and perform its obligations hereunder solely for the benefit of the Holders of the Certificates. Nothing in the foregoing sentence, nor any action taken pursuant thereto or in compliance therewith, shall be deemed to have released the Certificate Insurer from any obligation or liability it may have to any party or to the Certificateholders hereunder, under any other agreement, instrument or document (including, without limitation, the Certificate Insurance Policy) or under applicable law.

                                  ARTICLE VIII

                                   TERMINATION

                  Section 8.01 Termination. (a) Subject to Section 8.02, this Agreement shall terminate upon notice to the Trustee of the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Periodic Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due hereunder and the payment of all Reimbursement Amounts, Premium Amounts, Trustee Fees and other amounts due and payable to the Certificate Insurer and the Trustee; provided, however, that in no event shall the Trust established by this Agreement terminate later than: (i) twenty-one years after the death of the last surviving lineal descendant of Joseph P. Kennedy, late Ambassador of the United States to the Court of St. James, alive as of the date hereof or (ii) the Distribution Date in December 2031.

                  (b) In addition, subject to Section 8.02, Servicer may, at its option and at its sole cost and expense, terminate this Agreement on the first Distribution Date after any Distribution Date on which the Aggregate Principal Balance is less than 10% of the Original Aggregate Principal Balance (the "Clean-Up Call Date") by purchasing, on such succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (i) 100% of the aggregate Principal Balance of each outstanding Mortgage Loan and each REO Property and (ii) the greater of (1) the Aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Due Period and (2) 30 days' accrued interest thereon computed at a rate equal to the related Mortgage Interest Rate, in each case net of the Servicing Fee, (iii) any Reimbursements, Amounts or Premium Amounts due to the Certificate Insurer under this Agreement and any I&I Payments and (iv) any Trustee Fees or other amounts due to the Trustee hereunder (the "Termination Price"); provided that in no event will the Termination Price be less than the sum of the Class A-1 Certificate Principal Balance, the Class A-2 Certificate Principal Balance, Class A-3 Certificate Principal Balance and Class A-4 Certificate Principal Balance plus all accrued and unpaid interest on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-IO Certificates plus all accrued and unpaid Premium Amounts, Reimbursement Amounts and all amounts due the Trustee hereunder plus all unreimbursed Periodic Advances and Servicing Advances. Any such purchase shall be accomplished by deposit of the Termination Price into the Distribution Account (such deposit to be made ratably between the Distribution Accounts in proportion to the amounts described in the proviso to the preceding sentence for each Mortgage Loan Group). No such termination is permitted without the prior written consent of the Certificate Insurer if it would result in a draw on the Certificate Insurance Policy.

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                  (c) If on any Distribution Date, the Servicer determines that there are no outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than funds in the Distribution Account, the Servicer shall send a final distribution notice promptly to each such Certificateholder and any Certificate Insurer in accordance with paragraph (d) below.

                  (d) Notice of any termination, specifying the Distribution Date upon which the Trust Fund will terminate and the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Servicer by letter to Certificateholders and the Certificate Insurer mailed during the month of such final distribution before the Servicer Remittance Date in such month, specifying (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Servicer shall give such notice to the Trustee therein specified. The Servicer shall give such notice to the Trustee at the time such notice is given to Certificateholders. The obligations of the Certificate Insurer hereunder shall terminate upon the deposit by the Servicer with the Trustee of a sum sufficient to purchase all of the Mortgage Loans and REO Properties as set forth above or when the Class A-1 Certificate Principal Balance, Class A-2 Certificate Principal Balance, Class A-3 Certificate Principal Balance and Class A-4 Certificate Principal Balance have been reduced to zero.

                  (e) In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Servicer shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, all of the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Certificateholders shall look only to the Class R Certificateholders for payment and not to the Certificate Insurer or the Trustee. Such funds shall remain uninvested.

                  Section 8.02 Additional Termination Requirements. (a) In the event that the Servicer exercises its purchase option as provided in Section 8.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee and the Certificate Insurer have been furnished with an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 8.02 will not (i) result in the imposition of taxes on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F of the Code or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Class A-1, Class A-2, Class A-3, Class A-4 or Class A-IO Certificates are outstanding:

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

                  (i) Within 90 days prior to the final Distribution Date the Servicer shall adopt and the Trustee shall sign, a plan of complete liquidation of each REMIC created hereunder meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder;

                  (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the REMIC I to the Servicer for cash; and

                  (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited (A) to the Class A-1 Certificateholders, the Class A-1 Certificate Principal Balance, plus one month's interest thereon at the Class A-1 Pass-Through Rate, (B) to the Class A-2 Certificateholders, the Class A-2 Certificate Principal Balance, plus one month's interest thereon at the Class A-2 Pass-Through Rate, (C) to the Class A-3 Certificateholders, the Class A-3 Certificate Principal Balance, plus one month's interest thereon at the Class A-3 Pass-Through Rate, (D) to the Class A-4 Certificateholders, the Class A-4 Certificate Principal Balance, plus one month's interest thereon at the Class A-4 Pass-Through Rate, (E) to the Certificate Insurer any amounts due the Certificate Insurer under this Agreement or the Insurance and Reimbursement Agreement and unpaid, including all Reimbursement Amounts, and (F) to the Class X Certificateholders, all cash on hand after such payment to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificateholders (other than cash retained to meet claims) and the Trust Fund shall terminate at such time; provided, however that any such payment will be made after all outstanding fees, costs and expenses of the Trustee have been paid in full.

                  (b) By their acceptance of the Certificates, the Holders thereof hereby agree to appoint the Servicer as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate or upon the written request of the Certificate Insurer and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

                  Section 8.03 Accounting Upon Termination of Servicer. Upon termination of the Servicer, the Servicer shall, at its expense:

                  (a) deliver to its successor or, if none shall yet have been appointed, to the Trustee, the funds in any Account;

                  (b) deliver to its successor or, if none shall yet have been appointed, to the Trustee all Mortgage Files and related documents and statements held by it hereunder and a Mortgage Loan portfolio computer tape;

                  (c) deliver to its successor or, if none shall yet have been appointed, to the Trustee and, upon request, to the Certificateholders a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for the payments or charges with respect to the Mortgage Loans; and

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

                  (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Mortgage Loans to its successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the "Servicer" under this Agreement.

                                   ARTICLE IX

                                   THE TRUSTEE

                  Section 9.01 Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer or the Unaffiliated Seller hereunder. If any such instrument is found not to conform on its face to the requirements of this Agreement, the Trustee will, at the expense of the Servicer notify the Certificate Insurer of such instrument in the event the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

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

                  (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or at the direction of the Certificate Insurer, unless a Certificate Insurer Default shall have occurred and be continuing, or with the consent of the Certificate Insurer, unless a Certificate Insurer Default shall have occurred and be continuing, the Majority Certificateholders, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                  (iv) the Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default (except an Event of Default with respect to the nonpayment of any amount described in Section 7.01(a)), unless a Responsible Officer of the Trustee shall have received written notice thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no default or Event of Default;

                  (v) the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement; and

                  (vi) subject to the other provisions of this Agreement (and except in its capacity as successor Servicer) and without limiting the generality of this Section, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance,
         (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust, the Trust Fund, the Certificateholders or the Mortgage Loans, (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

                  (d) It is intended that the Trust Fund formed hereunder shall constitute, and that the affairs of the REMIC Trust shall be conducted so as to qualify it as four separate REMICs as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Unaffiliated Seller, as Class R Certificateholder, covenants and agrees that it shall appoint the Servicer to act as agent (and the Servicer is hereby appointed to act as agent) and as Tax Matters Person on behalf of each REMIC created hereunder, and that in such capacities it shall:

                  (i) prepare, sign and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and any other Tax Return required to be filed by each REMIC created hereunder, using a calendar year as the taxable year for each REMIC created hereunder;

                  (ii) make, or cause to be made, an election, on behalf of each REMIC created hereunder, to be treated as a REMIC on the federal tax return of each REMIC created hereunder for its first taxable year;

                  (iii) prepare and forward, or cause to be prepared and forwarded, to the Trustee, the Certificateholders and to the Internal Revenue Service and any other relevant governmental taxing authority all information returns or reports as and when required to be provided to them in accordance with the REMIC Provisions;

                  (iv) to the extent that the affairs of the Trust Fund are within its control, conduct such affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC created hereunder as a REMIC under the REMIC Provisions and any other applicable federal, state and local laws, including, without limitation, information reports relating to "original issue discount," as defined in the Code, based upon the Prepayment Assumption and calculated by using the issue price of the Certificates;

                  (v) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC created hereunder;

                  (vi) pay the amount of any and all federal, state, and local taxes, including, without limitation, upon the Trustee or the Certificateholders in connection with the Trust, the Trust Fund or the Mortgage Loans, prohibited transaction taxes as defined in Section 860F of the Code, other than any amount due as a result of a transfer or attempted or purported transfer in violation of Section 4.02, imposed on any REMIC created hereunder when and as the same shall be due and payable (but such obligation shall not prevent the Unaffiliated Seller or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Unaffiliated Seller from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

                  (vii) ensure that any such returns or reports filed on behalf of any REMIC created hereunder by the Trustee are properly executed by the appropriate person and submitted in a timely manner;

                  (viii) represent any REMIC created hereunder in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC created hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any item of any REMIC created hereunder and otherwise act on behalf of each REMIC created hereunder in relation to any tax matter involving any REMIC created hereunder;

                  (ix) as provided in Section 5.11 hereof, make available information necessary for the computation of any tax imposed (1) on transferors of residual interests to transferees that are not Permitted Transferees or (2) on pass-through entities, any interest in which is held by an entity which is not a Permitted Transferee. The Trustee covenants and agrees that it will cooperate with the Servicer in the foregoing matters and that it will sign, as Trustee, any and all Tax Returns required to be filed by each REMIC created hereunder. Notwithstanding the foregoing, at such time as the Trustee becomes the successor Servicer, the holder of the largest percentage of the Class R Certificates shall serve as Tax Matters Person until such time as an entity is appointed to succeed the Trustee as Servicer;

                  (x) make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5)with respect to the "excess inclusions" of such Class R Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
         Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person that is not a Permitted Transferee. Reasonable compensation for providing such information may be accepted by the Trustee;

                  (xi) pay out of its own funds, without any right of reimbursement, any and all tax related expenses of each REMIC created hereunder (including, but not limited to, tax return preparation and filing expenses and any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to each REMIC created hereunder that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any Opinion of Counsel required pursuant to Sections 3.03, 5.10 and 8.02 and other than taxes except as specified herein;

                  (xii) upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Class R Certificates the Form 1066 and each Form 1066Q and the Unaffiliated Seller shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class R Certificates with respect to the following matters:

                           (A) the original projected principal and interest
                  cash flows on the Closing Date on the regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

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                           (B) the projected remaining principal and interest
                  cash flows as of the end of any calendar quarter with respect to the regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                           (C) the Prepayment Assumption and any interest rate
                  assumptions used in determining the projected principal and interest cash flows described above;

                           (D) the original issue discount (or, in the case of
                  the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to the regular or residual interests created hereunder and with respect to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                           (E) the treatment of losses realized with respect to
                  the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of any REMIC created hereunder with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                           (F) the amount and timing of any non-interest
                  expenses of any REMIC created hereunder; and

                           (G) any taxes (including penalties and interest)
                  imposed on any REMIC created hereunder, including, without limitation, taxes on "prohibited transactions,"
                  "contributions" or "net income from foreclosure property" or state or local income or franchise taxes; and

                  (xiii) make any other required reports in respect of interest payments in respect of the Mortgage Loans and acquisitions and abandonments of Mortgaged Property to the Internal Revenue Service and/or the borrowers, as applicable.

                  (e) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of any REMIC created hereunder as defined in Section 860G(c) of the Code, on any contribution to any REMIC created hereunder after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Servicer, if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement, or otherwise (iii) the holders of the Class R Certificates in proportion to their Percentage Interests. To the extent such tax is chargeable against the holders of the Class R Certificates, notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Holders of the Class R Certificates on any Distribution Date sufficient funds to for the payment of such tax.

                  Section 9.02 Certain Matters Affecting the Trustee(a) . (a) Except as otherwise provided in Section 9.01:

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                  (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

                  (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend by litigation hereunder or in relation hereto at the request, order or direction of the Certificate Insurer or any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer, as applicable, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein by the Trustee or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer or the Majority Certificateholders; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand from the Servicer's own funds;

                  (vi) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

                  (vii) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust created hereby or the powers granted hereunder; and

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                  (viii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care.

                  (b) Following the Startup Day, the Trustee shall not knowingly accept any contribution of assets to the Trust Fund, unless the Trustee and the Certificate Insurer shall have received an Opinion of Counsel (at the expense of the Servicer) to the effect that the inclusion of such assets in the Trust Fund will not cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any REMIC created hereunder to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances. The Trustee agrees to indemnify the Trust Fund and the Servicer for any taxes and costs, including any attorney's fees, imposed or incurred by the Trust Fund or the Servicer as a result of the breach of the Trustee's covenants set forth within this subsection
(b).

                  Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein or in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Unaffiliated Seller or the Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or the proceeds of the Certificates, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall not be responsible for the legality or validity of the Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

                  Section 9.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgor of Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

                  Section 9.05 Trustee's Fees and Expenses; Indemnity. (a) The Trustee acknowledges that in consideration of the services rendered by the Trustee in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder it is entitled to receive the Trustee's Fee in accordance with the provision of Section 6.05(a) (which shall not be limited by any provision of law in regard to the compensation of a trustee of any express trust). Additionally, the Trustee hereby covenants, for the benefit of the Depositor and the Certificate Insurer, that the Trustee has arranged separately with the Servicer for the payment or reimbursement to the Trustee of all of the Trustee's expenses in connection with this Agreement, including, without limitation, all reasonable out of pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ). Notwithstanding any


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

other provision of this Agreement to the contrary, the Servicer covenants and agrees to indemnify the Trustee and its officers, directors, employees and agents from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to this Agreement, the Certificates or incurred in connection with the administration of the Trust, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder. For the avoidance of doubt, the parties hereto acknowledge that it is the intent of the parties that the Depositor and the Certificate Insurer shall not pay any of the Trustee's fees and expenses in connection with this transaction.

                  (b) The Trust Fund, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Servicer and held harmless against any loss, liability, claim, damage or expense arising out of, or imposed upon the Trust or the Trustee through the Servicer's acts or omissions in violation of this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder. The Servicer shall immediately notify the Trustee, the Servicer, the Depositor, the Certificate Insurer and all Certificateholders if a claim is made by a third party with respect to this Agreement, and the Servicer shall assume (with the consent of the Certificate Insurer) the defense of any such claim and advance all expenses in connection therewith, including reasonable counsel fees, and promptly advance funds to pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Depositor, the Trustee, the Certificate Insurer and/or any Certificateholder in respect of such claim. The obligations of the Servicer under this Section 9.05 arising prior to any resignation or termination of the Servicer hereunder shall survive the resignation or removal of the Trustee, termination of the Servicer and payment of the Certificates, and shall extend to any co-trustee or separate trustee appointed pursuant to this Article IX. Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  Section 9.06 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a banking entity (a) organized and doing business under the laws of any state or the United States of America subject to supervision or examination by federal or state authority, (b) authorized under such laws to exercise corporate trust powers, including taking title to the Trust Fund assets on behalf of the Certificateholders, (c) be a wholly owned subsidiary of a bank holding company having a combined capital and surplus of at least $50,000,000, (d) whose long-term deposits, if any, shall be rated at least BBB- by S&P and Baa3 by Moody's (except as provided herein) or such lower long-term deposit rating as may be approved in writing by the Certificate Insurer, and (e) reasonably acceptable to the Certificate Insurer as evidenced in writing. If such banking entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of determining an entity's combined capital and surplus for clause (c) of this Section, the amount set forth in its most recent report of condition so published shall be deemed to be its combined capital and surplus. In case at any time the Trustee shall cease to be eligible in accordance with


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the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07.

                  Section 9.07 Resignation and Removal of the Trustee. (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Certificate Insurer and the Depositor. Upon receiving such notice of resignation, the Certificate Insurer may promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Certificateholders, the Certificate Insurer and the Unaffiliated Seller by the Servicer. Unless a successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Servicer or the Certificate Insurer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or the Trustee shall breach any of its obligations hereunder in any material respect then the Servicer (with the consent of the Certificate Insurer) or the Certificate Insurer may remove the Trustee and the Servicer shall, at the direction of the Certificate Insurer, and the Certificate Insurer may, within thirty (30) days after such removal, appoint, a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Certificateholders, the Certificate Insurer and the Unaffiliated Seller by the Servicer.

                  (c) If the Trustee fails to perform in accordance with the terms of this Agreement, the Majority Certificateholders (with the consent of the Certificate Insurer) or the Certificate Insurer may remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee and the Certificate Insurer so removed and one complete set to the successor Trustee so appointed.

                  (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 9.08.

                  Section 9.08 Successor Trustee. Any successor trustee appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Depositor, the Certificate Insurer, the Unaffiliated Seller, the Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee


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shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.06. Upon acceptance of appointment by a successor trustee as provided in this Section, the Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Servicer.

                  Section 9.09 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 9.10 Appointment of Co-Trustee or Separate Trustee.
(a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section
9.10 and the consent of the Certificate Insurer, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

                  (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

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                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee, provided that the Trustee appointed such separate trustee or co-trustee with due care. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  Section 9.11 Tax Returns. The Servicer, upon request, will promptly furnish the Trustee with all such information as may be reasonably required in connection with the Trustee's preparation of all Tax Returns of the Trust Fund or for the purpose of the Trustee responding to reasonable requests for information made by Certificateholders in connection with tax matters and, upon request within five (5) Business Days after its receipt thereof, the Servicer shall (a) sign on behalf of the Trust Fund any Tax Return that the Servicer is required to sign pursuant to applicable federal, state or local tax laws, and (b) cause such Tax Return to be returned to the Trustee for filing and for distribution to Certificateholders if required.

                  Section 9.12 Retirement of Certificates. The Trustee shall, upon the retirement of the Certificates pursuant hereto or otherwise, furnish to the Certificate Insurer a notice of such retirement, and, upon retirement of the Certificates and the expiration of the term of the Certificate Insurance Policy, shall surrender the Certificate Insurance Policy to the Certificate Insurer for cancellation.

                  Section 9.13 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

                  Section 9.14 Suits for Enforcement. In case an Event of Default or other default by the Servicer hereunder shall occur and be continuing, the Trustee, in its discretion, but subject to Section 9.01 and
Section 7.01, as applicable, may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity


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or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

                                   ARTICLE X

                              THE COLLATERAL AGENT

                  Section 10.01 Duties of the Collateral Agent. (a) The Collateral Agent, prior to the occurrence of an Event of Default of which a Responsible Officer shall have actual knowledge and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default of which a Responsible Officer shall have actual knowledge has occurred and has not been cured or waived, the Collateral Agent shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) The Collateral Agent, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Collateral Agent which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that the Collateral Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by any Person hereunder. If any such instrument is found not to conform on its face to the requirements of this Agreement, the Collateral Agent shall note it as such on the Initial Certification or Final Certification delivered pursuant to Section 2.06(b).

                  (c) No provision of this Agreement shall be construed to relieve the Collateral Agent from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) prior to the occurrence of an Event of Default of which a Responsible Officer shall have actual knowledge , and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Collateral Agent shall be determined solely by the express provisions of this Agreement, the Collateral Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Collateral Agent and, in the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement;

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                  (ii) the Collateral Agent shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or other officers of the Collateral Agent, unless it shall be proved that the Collateral Agent was negligent in ascertaining the pertinent facts;

                  (iii) the Collateral Agent shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or at the direction of the Certificate Insurer or the Trustee or with the consent of the Certificate Insurer or the Trustee;

                  (iv) the Collateral Agent shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Collateral Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or the Trustee under this Agreement; and

                  (v) subject to the other provisions of this Agreement and without limiting the generality of this Section 10.01, the Collateral Agent shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust, the Trust Fund, the Certificateholders or the Mortgage Loans, (D) to confirm or verify the contents of any reports or certificates of any Person delivered to the Collateral Agent pursuant to this Agreement believed by the Collateral Agent to be genuine and to have been signed or presented by the proper party or parties.

                  Section 10.02 Certain Matters Affecting the Collateral Agent. Except as otherwise provided in Section 10.01 hereof:

                  (a) the Collateral Agent may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) the Collateral Agent may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (c) the Collateral Agent shall be under no obligation to exercise any of the powers vested in it by this Agreement or to institute, conduct or defend by litigation hereunder or in relation hereto at the request, order or direction of the Certificate Insurer or any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer, as applicable, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein by the Collateral Agent or thereby; nothing contained herein shall, however, relieve the Collateral Agent of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer shall have actual Knowledge (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (d) the Collateral Agent shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (e) the Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer or the majority of Certificate Holders; provided, however, that if the payment within a reasonable time to the Collateral Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Collateral Agent, not reasonably assured to the Collateral Agent by the security afforded to it by the terms of this Agreement, the Collateral Agent may require reasonable indemnity satisfactory to the Collateral Agent against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Collateral Agent, shall be repaid by the Servicer upon demand from the Servicer's own funds;

                  (f) the right of the Collateral Agent to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Collateral Agent shall not be answerable for anything other than its negligence or willful misconduct in the performance of such act;

                  (g) the Collateral Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

                  Section 10.03 Collateral Agent Not Liable for Certificates or Mortgage Loans. The recitals contained herein shall be taken as the statements of the Trust and the Servicer, as the case may be, and the Collateral Agent assumes no responsibility for their correctness. The Collateral Agent makes no representations as to the validity or sufficiency of this Agreement or of any Mortgage Loan or related document. The Collateral Agent shall not be accountable for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Collateral Agent shall not be responsible for the legality or validity of the Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued under this Agreement.

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

                  Section 10.04 Collateral Agent May Own Certificates. The Collateral Agent in its individual or any other capacity may become the owner or pledgor of Certificates with the same rights it would have if it were not Collateral Agent, and may otherwise deal with the parties hereto.

                  Section 10.05 Collateral Agent's Fees and Expenses; Indemnity.
(a) The Collateral Agent acknowledges that in consideration of the performance of its duties hereunder it is entitled to receive its fees and expenses from the Servicer, as separately agreed between the Servicer and the Collateral Agent. The Depositor, the Trustee and the Certificate Insurer shall not pay any of the Collateral Agent fees and expenses in connection with this transaction. The Collateral Agent shall not be entitled to compensation for any expense, disbursement or advance as may arise from its negligence or bad faith.

                  (b) The Collateral Agent and any director, officer, employee or agent of the Collateral Agent shall be indemnified by first, the Trust and, second, the Servicer and held harmless against any loss, liability, claim, damage or reasonable expense incurred in connection with this Agreement other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Collateral Agent in the performance of its duties hereunder or by reason of the Collateral Agent's reckless disregard of obligations and duties hereunder. The obligations of the Servicer under this
Section 10.05 arising prior to any resignation or termination of the Servicer hereunder shall survive termination of the Servicer and payment of the Certificates.

                  Section 10.06 Eligibility Requirements for Collateral Agent. The Collateral Agent hereunder shall at all times be a banking entity (a) organized and doing business under the laws of any state or the United States of America subject to supervision or examination by federal or state authority, (b) authorized under such laws to exercise corporate trust powers, including taking title to the Trust Fund on behalf of the Trustee, for the benefit of the Certificateholders and the Certificate Insurer, (c) be a wholly owned subsidiary of a bank holding company having a combined capital and surplus of at least $50,000,000, (d) whose long-term deposits, if any, shall be rated at least BBB-by S&P and Baa3 by Moody's (except as provided herein) or such lower long-term deposit rating as may be approved in writing by the Certificate Insurer, and (e) reasonably acceptable to the Certificate Insurer as evidenced in writing. If such banking entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of determining an entity's combined capital and surplus for clause (c) of this Section 10.06, the amount set forth in its most recent report of condition so published shall be deemed to be its combined capital and surplus. In case at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section 10.06, the Collateral Agent shall resign immediately in the manner and with the effect specified in
Section 10.07.

                  Section 10.07 Resignation and Removal of the Collateral Agent.
(a) The Collateral Agent may at any time resign and be discharged from the trusts hereby created by giving thirty (30) days' written notice thereof to the Trustee, the Servicer, and the Certificate Insurer.

                  (b) If at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of Section 10.06 and shall fail to resign after written request therefor by the Trustee, the Servicer or the Certificate Insurer, or if at any time the Collateral Agent shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Collateral Agent or of its property shall be appointed, or any public officer shall take charge or control of the Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Trustee or the Servicer, with the consent of the Certificate Insurer, or the Certificate Insurer may remove the Collateral Agent.

                  (c) If the Collateral Agent fails to perform in accordance with the terms of this Agreement, the Trustee, the Servicer or the Majority Certificateholders, with the consent of the Certificate Insurer, or the Certificate Insurer may remove the Collateral Agent.

                  (d) Upon removal or receipt of notice of resignation of the Collateral Agent, the Trustee shall either (i) take possession of the Trustee's Mortgage Files and assume the duties of the Collateral Agent hereunder or (ii) appoint a successor Collateral Agent pursuant to Section 9.08. If the Trustee shall assume the duties of the Collateral Agent hereunder, it shall notify the Trust, the Depositor, the Servicer and Certificate Insurer in writing.

                  Section 10.08 Successor Collateral Agent. Upon the resignation or removal of the Collateral Agent, the Trustee may appoint a successor Collateral Agent, with the written approval of the Certificate Insurer; provided, however, that the successor Collateral Agent so appointed shall in no event be the Unaffiliated Seller, the Depositor or the Servicer or any Person known to a Responsible Officer of the Trustee to be an Affiliate of the Unaffiliated Seller, the Depositor or the Servicer and shall be approved by the Certificate Insurer. The Trustee or such custodian, as the case may be, shall assume the duties of the Collateral Agent hereunder. Any successor Collateral Agent appointed as provided in this Section 10.08 shall execute, acknowledge and deliver to the Trust, the Depositor, the Certificate Insurer, the Servicer, the Trustee and to its predecessor Collateral Agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Collateral Agent shall become effective and such successor Collateral Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Collateral Agent herein. The predecessor Collateral Agent shall deliver to the successor Collateral Agent all Trustee's Mortgage Files and related documents and statements held by it hereunder, and the Servicer and the predecessor Collateral Agent shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Collateral Agent all such rights, powers, duties and obligations. The cost of any such transfer to the successor Collateral Agent shall be for the account of the Collateral Agent in the event of the resignation of the Collateral Agent, and shall be for the account of the Servicer in the event of the removal of the Collateral Agent. No successor Collateral Agent shall accept appointment as provided in this Section 10.08 unless at the time of such acceptance such successor Collateral Agent shall be eligible under the provisions of Section 10.06. Upon acceptance of appointment by a successor Collateral Agent as provided in this Section 10.08, the Servicer shall mail notice of the succession of such Collateral Agent hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. If the Servicer fails to mail such notice within ten
(10) days after acceptance of
appointment by the successor Collateral Agent, the successor Collateral Agent shall cause such notice to be mailed at the expense of the Servicer.

                  Section 10.09 Merger or Consolidation of Collateral Agent. Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation or national banking association succeeding to the business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder; provided, that such corporation or national banking association shall be eligible under the provisions of Section 10.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  Section 11.01 Limitation on Liability of the Depositor and the Servicer. None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor the Servicer shall be under any liability to the Trust, the Certificateholders or the Certificate Insurer for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Servicer or any such Person against any breach of warranties, representations, covenants or agreements made herein, or against any specific liability imposed on each such party pursuant to this Agreement or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder. The Depositor or the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

                  Section 11.02 Acts of Certificateholders. (a) Except as otherwise specifically provided herein, whenever Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders or the Certificate Insurer agrees to take such action or give such consent or approval.

                  (b) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (c) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (d) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel (which shall be an expense of the Trust) stating that the execution of such amendment is authorized and permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

                  Section 11.03 Amendment. (a) This Agreement may be amended from time to time by the Servicer, the Depositor and the Trustee by written agreement, upon the prior written consent of the Certificate Insurer, without notice to or consent of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or effect a significant change in the permitted activities of the Trust; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder; and provided further, that no such amendment shall (x) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party, or (y) amend or alter Section 2.01(b) hereof. The Trustee shall give prompt written notice to the Rating Agencies of any amendment made pursuant to this Section
11.03 or pursuant to Section 6.09 of the Unaffiliated Seller's Agreement.

                  (b) This Agreement may be amended from time to time by the Servicer, the Depositor and the Trustee with the consent of the Certificate Insurer, the Majority Certificateholders and the Holders of the majority of the Percentage Interest in the Class R Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change (i) will not adversely affect the status of any REMIC created hereunder as a REMIC, (ii) will not cause a tax to be imposed on any REMIC created hereunder and (iii) such change will not effect a significant change in the permitted activities of the Trust; and provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Class of Certificates without the consent of the Holders of such Class of Certificates or reduce the percentage for the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of such Class of Certificates affected thereby.

                  (c) It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

                  Section 11.04 Recordation of Agreement. To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the direction of the Majority Certificateholders or the Certificate Insurer.

                  Section 11.05 Duration of Agreement. This Agreement shall continue in existence and effect until terminated as herein provided.

                  Section 11.06 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (i) in the case of the Servicer, American Business Credit, Inc., Balapointe Office Centre, 111 Presidential Boulevard, Suite 127, Bala Cynwyd, PA 19004, Attention: Mr. Jeffrey M. Ruben, (ii) in the case of the Unaffiliated Seller, ABFS 2001-2, Inc., Balapointe Office Centre, 111 Presidential Boulevard, Suite 127, Bala Cynwyd, PA 19004, Attention: Mr. Jeffrey M. Ruben, (iii) in the case of the Trustee, The Chase Manhattan Bank, Institutional Trust Services, 450 West 33rd Street, 14th Floor, New York, NY 10001 Attention: Structured Finance Services, ABFS 2001-2, (iv) in the case of the Certificateholders, as set forth in the Certificate Register, (v) in the case of Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 Attention: Home Equity Monitoring Group, (vi) in the case of Standard & Poor's, 55 Water Street, New York, New York 10041-0003 Attention: Residential Mortgage Surveillance Group, (vii) in the case of the Certificate Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management - Mortgage Backed Securities, Telecopy: (914) 765-3810 (in each case in which notice or other communication to the Certificate Insurer refers to an Event of Default, a claim on the Certificate Insurance Policy or with respect to which failure on the part of the Certificate Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and shall be marked to indicate "URGENT MATERIAL ENCLOSED") and (viii) in the case of the Depositor or the Underwriter, Bear Stearns Asset Backed Securities, Inc. or Bear Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Chief Counsel. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Certificateholders shall be effective upon mailing or personal delivery.

                  Section 11.07 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

                  Section 11.08 No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Certificateholders.

                  Section 11.09 Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

                  Section 11.10 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Servicer, the Depositor, the Trustee and the Certificateholders and their respective successors and permitted assigns.

                  Section 11.11 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

                  Section 11.12 The Certificate Insurer Default. Any right conferred to the Certificate Insurer shall be suspended during any period in which a Certificate Insurer Default exists. At such time as the Certificates are no longer outstanding hereunder, the Certificate Insurance Policy has terminated in accordance with its terms and no amounts owed to the Certificate Insurer hereunder and no Reimbursement Amounts remain unpaid, the Certificate Insurer's rights hereunder shall terminate.

                  Section 11.13 Third Party Beneficiary. The parties agree that each of the Unaffiliated Seller and the Certificate Insurer is intended and shall have all rights of a third-party beneficiary of this Agreement.

                  Section 11.14 [RESERVED].

                  Section 11.15 Appointment of Tax Matters Person. The Holders of the Class R Certificates hereby appoint the Servicer to act, as their agent, as the Tax Matters Person for each REMIC created hereunder for all purposes of the Code. The Tax Matters Person will perform, or cause to be performed, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person under the code. The Holders of the Class R Certificates may hereafter appoint a different entity as their agent, or may appoint one of the Class R Certificateholders to be the Tax Matters Person.

                  Section 11.16 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

                  (b) THE SERVICER AND THE TRUSTEE HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 10.06 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE DEPOSITOR, THE SERVICER AND THE

TRUSTEE EACH HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT ANY OF THEIR RIGHTS TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

                  (c) THE DEPOSITOR, THE SERVICER AND THE TRUSTEE EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the Servicer, the Trustee, Collateral Agent and the Depositor have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                   BEAR STEARNS ASSET BACKED SECURITIES,
                                    INC., as Depositor


                                   By:  /s/ Jonathan Lieberman
                                      -------------------------------
                                       Name: Jonathan Lieberman
                                       Title: Senior Managing Director


                                   AMERICAN BUSINESS CREDIT, INC., as Servicer



                                   By: /s/ Beverly Santilli
                                      -------------------------------
                                       Name: Beverly Santilli
                                       Title: President


                                   THE CHASE MANHATTAN BANK, as Trustee and
                                    Collateral Agent



                                   By: /s/ Randy Kahn
                                       -------------------------------
                                       Name: Randy Kahn
                                       Title: Trust Officer





               [Signature Page to Pooling and Servicing Agreement]

                                    EXHIBIT A

                  [FORM OF CLASS A-[1] [2] [3] [4] CERTIFICATE]

Series:                                Pass-Through Rate:
No. A-[1]-[2] [3] [4]
Original Certificate Principal
Balance:  $
CUSIP:                                 Percentage Interest of this Certificate:
Cut-Off Date:                          Date of Pooling and Servicing Agreement:

Closing Date:
First Distribution Date:
Servicer:. American Business
  Credit, Inc.                         Trustee: The Chase Manhattan Bank


--------------------------------------------------------------------------------

                  Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Depositor or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  This certifies that CEDE & CO. is the registered owner of a Class A-[1] [2] [3] [4] Certificate percentage interest (the "Percentage Interest") in certain first and second lien mortgage loans or deeds of trust primarily on residential property (the "Mortgage Loans") serviced by American Business Credit, Inc. (hereinafter called the "Servicer"), in its capacity as servicer under that certain Pooling and Servicing Agreement (the "Agreement") dated as of June 1, 2001 among American Business Credit, Inc., as servicer, Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor") and The Chase Manhattan Bank, as trustee (the "Trustee"). The Mortgage Loans were originated or acquired by American Business Credit, Inc. ("ABC"), HomeAmerican Credit, Inc. d/b/a Upland Mortgage ("Upland") or American Business Mortgage Services, Inc. ("ABMS", and together with ABC and Upland, the "Originators") and sold to ABFS 2001-2, Inc. (the "Seller"), which in turn sold the Mortgage Loans to the Depositor pursuant to that certain Unaffiliated Seller's Agreement, dated as of June 1, 2001, among the Depositor, the Originators and the Seller. The Mortgage Loans will be serviced by the Servicer pursuant to the terms and conditions of the Agreement, certain of the pertinent provisions of which are set forth herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

                  On each Distribution Date, commencing on _____________, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last day of the month next preceding the month of such distribution (the "Record Date") or in the case of the _____________ distribution date, the closing date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of the Class A-[1] [2] [3] [4] Certificates on such Distribution Date pursuant to Section 6.05 of the Agreement.

                  Insured Distributions due under the Policy, unless otherwise stated therein, will be disbursed by the Certificate Insurer's fiscal agent to the Trustee, on behalf of the Certificateholders, by wire transfer of immediately available funds in the amount of the Insured Distribution less, in respect of Insured Distributions related to Preference Amounts, any amount held by the trustee for the payment of the Insured Distribution and legally available therefor.

                  Distributions on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certificate (except for the final distribution as described below) or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, if such Person shall own of record Certificates of the same Class which have denominations aggregating at least $5,000,000 appearing in the Certificate Register and shall have so notified the Trustee at least five business days prior to the related Record Date, or by check mailed to the address of such Person appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

                  This Certificate is one of a duly authorized issue of Certificates designated as ABFS Mortgage Loan Trust 2001-2, Mortgage Pass-Through Certificates, Series 2001-2, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-IO Certificates (the "Class A Certificates"). The Trust also issued the Class X and Class R Certificates (together with the Class A Certificates, the "Certificates"). The Certificates collectively represent the entire beneficial ownership in the trust fund created and held under the Pooling and Servicing Agreement, subject to the limits and priority of distribution provided for in that agreement. The trust fund consists of (i) such Mortgage Loans as from time to time are subject to the Agreement, together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof (other than payments of interest that accrued on each Mortgage Loan up to the Cut-Off Date), (ii) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, assets that are deposited in the Accounts, including amounts on deposit in such Accounts and invested in Permitted Investments, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to the Agreement and any Insurance Proceeds, (iv) the Certificate Insurance Policy, (v) Liquidation Proceeds and (vi) Released Mortgaged Property Proceeds.

                  The Certificates do not represent an obligation of, or an interest in, the Depositor, the Seller, the Servicer, the Originators, the Certificate Insurer or the Trustee and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, the Federal Housing Administration or the Veterans Administration or any other governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and, with respect to the Class A Certificates, Insured Payments under the Certificate Insurance Policy, all as more specifically set forth herein and in the Agreement. In the event Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer from related recoveries on such Mortgage Loan.

                  MBIA Insurance Corporation (the "Certificate Insurer") has issued a surety bond with respect to the Class A Certificates, which guarantees certain payments on the Class A Certificates, as described in the Agreement.

                  Subject to certain restrictions, the Agreement permits the amendment thereof by the Depositor, the Servicer and the Trustee. Subject to the rights of the Certificate Insurer, the Agreement permits the Majority Certificateholders to waive, on behalf of all Certificateholders, any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except in a default in making any required distribution on a Certificate. Any such consent or waiver by the Majority Certificateholders shall be conclusive and binding on the holder of this Certificate and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only in fully-registered form. As provided in the Agreement and subject to certain limitations therein set forth, a Certificate is exchangeable for a new Certificate evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Servicer, the Depositor, the Seller, the Originators and the Trustee and any agent of any of the foregoing, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

                  The obligations created by the Agreement shall terminate upon notice to the Trustee of: (i) the later of (a) the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Periodic Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (b) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing, or (ii) the purchase by the Servicer of all outstanding Mortgage Loans and REO Properties at a price determined as provided in the Agreement (the exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates), the right of the Servicer to purchase being subject to the Aggregate Principal Balance of the Mortgage Loans and REO Properties at the time of purchase being less than ten percent (10%) of the Original Aggregate Principal Balance; provided, however, that in no event shall the trust established by the Pooling and Servicing Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named therein.

                  Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by its authorized officer.




                                        THE CHASE MANHATTAN BANK, not
                                          in its individual capacity,
                                          but solely as Trustee


                                        By:_____________________________________





                          CERTIFICATE OF AUTHENTICATION


                  This is a Class A-[1] [2] [3] [4] Certificate referred to in the within-mentioned Agreement, which Certificate is issued to Cede & Co. in the initial denomination of $______________.




                                        THE CHASE MANHATTAN BANK, not
                                          in its individual capacity,
                                          but solely as Trustee


                                        By:_____________________________________







Dated:  _____________

                                    EXHIBIT B

                        [FORM OF CLASS A-IO CERTIFICATE]

Series:                              Pass-Through Rate:
No. A-IO-__
                                     Original Certificate Notional Amount:
                                     $
CUSIP:                               Percentage Interest of this Certificate:
Cut-Off Date:                        Date of Pooling and Servicing Agreement:

Closing Date:
First Distribution Date:
Servicer: American Business
   Credit, Inc.                      Trustee: The Chase Manhattan Bank

         [THIS IS AN INTEREST-ONLY CERTIFICATE. THIS CERTIFICATE HAS NO
                              PRINCIPAL BALANCE.]
--------------------------------------------------------------------------------

                  Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Depositor or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  This certifies that CEDE & CO. is the registered owner of a Class A-IO Certificate percentage interest (the "Percentage Interest") in certain first and second lien mortgage loans or deeds of trust primarily on residential property (the "Mortgage Loans") serviced by American Business Credit, Inc. (hereinafter called the "Servicer"), in its capacity as servicer under that certain Pooling and Servicing Agreement (the "Agreement") dated as of June 1, 2001 among American Business Credit, Inc., as servicer, Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor") and The Chase Manhattan Bank, as trustee (the "Trustee"). The Mortgage Loans were originated or acquired by American Business Credit, Inc. ("ABC"), HomeAmerican Credit, Inc. d/b/a Upland Mortgage ("Upland") or American Business Mortgage Services, Inc. ("ABMS", and together with ABC and Upland, the "Originators") and sold to ABFS 2001-2, Inc. (the "Seller"), which in turn sold the Mortgage Loans to the Depositor pursuant to that certain Unaffiliated Seller's Agreement, dated as of June 1, 2001, among the Depositor, the Originators and the Seller. The Mortgage Loans will be serviced by the Servicer pursuant to the terms and conditions of the Agreement, certain of the pertinent provisions of which are set forth herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the

Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

                  On each Distribution Date, commencing on ____________, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last day of the month next preceding the month of such distribution (the "Record Date") or in the case of the ______________ distribution date, the closing date, an amount equal to the sum of the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of the Class A-IO Certificates on such Distribution Date pursuant to Section 6.05 of the Agreement.

                  Insured Distributions due under the Policy, unless otherwise stated therein, will be disbursed by the Certificate Insurer's fiscal agent to the Trustee, on behalf of the Certificateholders, by wire transfer of immediately available funds in the amount of the Insured Distribution less, in respect of Insured Distributions related to Preference Amounts, any amount held by the trustee for the payment of the Insured Distribution and legally available therefor.

                  Distributions on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certificate (except for the final distribution as described below) or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, if such Person shall own of record Certificates of the same Class which have denominations aggregating at least $5,000,000 appearing in the Certificate Register and shall have so notified the Trustee at least five business days prior to the related Record Date, or by check mailed to the address of such Person appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

                  This Certificate is one of a duly authorized issue of Certificates designated as ABFS Mortgage Loan Trust 2001-2, Mortgage Pass-Through Certificates, Series 2001-2, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-IO Certificates (the "Class A Certificates"). The Trust also issued the Class X and Class R Certificates (together with the Class A Certificates, the "Certificates"). The Certificates collectively represent the entire beneficial ownership in the trust fund created and held under the Pooling and Servicing Agreement, subject to the limits and priority of distribution provided for in that agreement. The trust fund consists of (i) such Mortgage Loans as from time to time are subject to the Agreement, together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof (other than payments of interest that accrued on each Mortgage Loan up to the Cut-Off Date), (ii) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, assets that are deposited in the Accounts, including amounts on deposit in such Accounts and invested in Permitted Investments, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to the

Agreement and any Insurance Proceeds, (iv) the Certificate Insurance Policy, (v) Liquidation Proceeds and (vi) Released Mortgaged Property Proceeds.

                  The Certificates do not represent an obligation of, or an interest in, the Depositor, the Seller, the Servicer, the Originators, the Certificate Insurer or the Trustee and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, the Federal Housing Administration or the Veterans Administration or any other governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and, with respect to the Class A Certificates, Insured Payments under the Certificate Insurance Policy, all as more specifically set forth herein and in the Agreement. In the event Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer from related recoveries on such Mortgage Loan.

                  MBIA Insurance Corporation (the "Certificate Insurer") has issued a surety bond with respect to the Class A Certificates, which guarantees certain payments on the Class A Certificates, as described in the Agreement.

                  Subject to certain restrictions, the Agreement permits the amendment thereof by the Depositor, the Servicer and the Trustee. Subject to the rights of the Certificate Insurer, the Agreement permits the Majority Certificateholders to waive, on behalf of all Certificateholders, any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except in a default in making any required distribution on a Certificate. Any such consent or waiver by the Majority Certificateholders shall be conclusive and binding on the holder of this Certificate and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only in fully-registered form. As provided in the Agreement and subject to certain limitations therein set forth, a Certificate is exchangeable for a new Certificate evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Servicer, the Depositor, the Seller, the Originators and the Trustee and any agent of any of the foregoing, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

                  The obligations created by the Agreement shall terminate upon notice to the Trustee of: (i) the later of (a) the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Periodic Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (b) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing, or (ii) the purchase by the Servicer of all outstanding Mortgage Loans and REO Properties at a price determined as provided in the Agreement (the exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates), the right of the Servicer to purchase being subject to the Aggregate Principal Balance of the Mortgage Loans and REO Properties at the time of purchase being less than ten percent (10%) of the Original Aggregate Principal Balance; provided, however, that in no event shall the trust established by the Pooling and Servicing Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named therein.

                  Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by its authorized officer.




                                       THE CHASE MANHATTAN BANK, not
                                         in its individual capacity,
                                         but solely as Trustee


                                       By:_____________________________________





                          CERTIFICATE OF AUTHENTICATION


                  This is a Class A-IO Certificate referred to in the within-mentioned Agreement, which Certificate is issued to Cede & Co. in the initial notional denomination of $_____________.




                                       THE CHASE MANHATTAN BANK, not
                                         in its individual capacity,
                                         but solely as Trustee


                                       By:_____________________________________




Dated:__________________

                                    EXHIBIT C

                          [FORM OF CLASS R CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAW OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE AGREEMENT REFERRED TO HEREIN.


SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTERESTS" IN FOUR "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (1) AN OPINION OF COUNSEL TO THE TRUSTEE AND (2) AN AFFIDAVIT TO THE TRUSTEE THAT SUCH TRANSFEREE IS A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) OR AN AGENT OF A PERMITTED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER OF THIS CLASS R CERTIFICATE TO A PERSON OTHER THAN A PERMITTED TRANSFEREE OR AN AGENT OF A PERMITTED TRANSFEREE SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.


NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE, NOR TO AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO BE ASSETS OF SUCH A PLAN, ACCOUNT OR ARRANGEMENT BY REASON OF SUCH PLAN'S, ACCOUNT'S OR ARRANGEMENT'S INVESTMENT IN THE ENTITY, AS DETERMINED UNDER U.S. DEPARTMENT OF LABOR REGULATIONS 29 C.F.R. ss. 2510.3-101 OR OTHERWISE.

Series:                                Percentage Interest of this Certificate:
No. R-__
Cut-Off Date:                          Date of Pooling and Servicing Agreement:

Closing Date:
First Distribution Date:
Servicer: American Business
   Credit, Inc.                        Trustee: The Chase Manhattan Bank


--------------------------------------------------------------------------------

                  This certifies that _______________ is the registered owner of a Class R percentage interest (the "Percentage Interest") in certain first or second lien mortgage loans or deeds of trust primarily on residential property (the "Mortgage Loans") serviced by American Business Credit, Inc. (hereinafter called the "Servicer"), in its capacity as servicer under that certain Pooling and Servicing Agreement (the "Agreement") dated as of June 1, 2001 among American Business Credit, Inc., as servicer, Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor") and The Chase Manhattan Bank, as trustee (the "Trustee"). The Mortgage Loans were originated or acquired by American Business Credit, Inc. ("ABC"), HomeAmerican Credit, Inc. d/b/a Upland Mortgage ("Upland") or American Business Mortgage Services, Inc. ("ABMS", and together with ABC and Upland, the "Originators") and sold to ABFS 2001-2, Inc. (the "Seller"), which in turn sold the Mortgage Loans to the Depositor pursuant to that certain Unaffiliated Seller's Agreement, dated as of June 1, 2001, among the Depositor, the Originators and the Seller. The Mortgage Loans will be serviced by the Servicer pursuant to the terms and conditions of the Agreement, certain of the pertinent provisions of which are set forth herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

                  On each Distribution Date, commencing on ___________, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last day of the month next preceding the month of such distribution (the "Record Date") or in the case of the _____________ distribution date, the closing date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of the Class R Certificates on such Distribution Date pursuant to Section 6.05 of the Agreement.

                  Distributions on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certificate (except for the final distribution as described below) or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, if such Person shall own of record Certificates of the same Class which have at least a 10% Percentage Interest appearing in the Certificate Register and shall have so notified the Trustee at least five business days prior to the related Record Date, or by check mailed to the address of such Person appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

                  This Certificate is one of a duly authorized issue of Certificates designated as ABFS Mortgage Loan Trust 2001-2, Mortgage Pass-Through Certificates, Series 2001-2, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-IO Certificates (the "Class A Certificates"). The Trust also issued the Class X and Class R Certificates (together with the Class A Certificates, the "Certificates") and collectively representing the entire beneficial ownership in the trust fund created and held under the Pooling and Servicing Agreement, subject to the limits and priority of distribution provided for in that agreement. The trust fund consists of (i) such Mortgage Loans as from time to time are subject to the Agreement, together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof (other than payments of interest that accrued on each Mortgage Loan up to the Cut-Off Date),
(ii) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, assets that are deposited in the Accounts, including amounts on deposit in such Accounts and invested in Permitted Investments, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to the Agreement and any Insurance Proceeds, (iv) the Certificate Insurance Policy, (v) Liquidation Proceeds and (vi) Released Mortgaged Property Proceeds.

                  The Certificates do not represent an obligation of, or an interest in, the Depositor, the Seller, the Servicer, the Originators, MBIA Insurance Corporation (the "Certificate Insurer") or the Trustee and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, the Federal Housing Administration or the Veterans Administration or any other governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and, with respect to the Class A Certificates, Insured Payments under the Certificate Insurance Policy, all as more specifically set forth herein and in the Agreement. In the event Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer from related recoveries on such Mortgage Loan.

                  Subject to certain restrictions, the Agreement permits the amendment thereof by the Depositor, the Servicer and the Trustee. Subject to the rights of the Certificate Insurer, the Agreement permits the Majority Certificateholders to waive, on behalf of all Certificateholders, any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except in a default in making any required distribution on a Certificate. Any such consent or waiver by the Majority Certificateholders shall be conclusive and binding on the holder of this Certificate and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

                  As provided in the Agreement and subject to certain limitations therein set forth, including, without limitation, with respect to the Class R Certificates, execution and delivery as appropriate of the Transfer Affidavit and Agreement (attached as an exhibit to the Agreement) and the Transfer Certificate (attached as an exhibit to the Agreement) described in
Section 4.02(l) of the Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of a Class R Certificate or any interest therein shall be made to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan"), nor to an entity whose underlying assets are deemed to be assets of such a plan, account or arrangement by reason of such plan's, account's or arrangement's investment in the entity, as determined under U.S. Department of Labor Regulations 29 C.F.R. ss. 2510.3-101 or otherwise.

                  The Certificates are issuable only in fully-registered form. As provided in the Agreement and subject to certain limitations therein set forth, a Certificate is exchangeable for a new Certificate evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Servicer, the Depositor, the Seller, the Originators and the Trustee and any agent of any of the foregoing, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

                  The obligations created by the Agreement shall terminate upon notice to the Trustee of: (i) the later of (a) the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Periodic Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (b) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing, or (ii) the purchase by the Servicer of all outstanding Mortgage Loans and REO Properties at a price determined as provided in the Agreement (the exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates), the right of the Servicer to purchase being subject to the Aggregate Principal Balance of the Mortgage Loans and REO Properties at the time of purchase being less than ten percent (10%) of the Original Aggregate Principal Balance; provided, however, that in no event shall the trust established by the Pooling and Servicing Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named therein. By its acceptance of this Certificate, the Certificateholder hereby appoints the Servicer as its attorney-in-fact to negotiate the sale and effect the transfer of a Class R Certificate in accordance with Section 4.02(l) of the Agreement and to adopt a plan of liquidation of the Trust Fund in accordance with Section 8.02 of the Agreement.

                  Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by its authorized officer.




                                     THE CHASE MANHATTAN BANK, not
                                       in its individual capacity,
                                       but solely as Trustee


                                     By:_____________________________________






                          CERTIFICATE OF AUTHENTICATION


                  This is a Class R Certificate referred to in the within-mentioned Agreement.




                                     THE CHASE MANHATTAN BANK,
                                       not in its individual capacity, but
                                       solely as Trustee


                                     By:_____________________________________





Dated:  _________________

                                    EXHIBIT D

                          [FORM OF CLASS X CERTIFICATE]

[THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAW OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE AGREEMENT REFERRED TO HEREIN.


ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS X CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (1) AN OPINION OF COUNSEL TO THE TRUSTEE AND (2) AN AFFIDAVIT TO THE TRUSTEE THAT SUCH TRANSFEREE IS A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) OR AN AGENT OF A PERMITTED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER OF THIS CLASS X CERTIFICATE TO A PERSON OTHER THAN A PERMITTED TRANSFEREE OR AN AGENT OF A PERMITTED TRANSFEREE SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.


NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE, NOR TO AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO BE ASSETS OF SUCH A PLAN, ACCOUNT OR ARRANGEMENT BY REASON OF SUCH PLAN'S, ACCOUNT'S OR ARRANGEMENT'S INVESTMENT IN THE ENTITY, AS DETERMINED UNDER U.S. DEPARTMENT OF LABOR REGULATIONS 29 C.F.R. ss. 2510.3-101 OR OTHERWISE.]

Series:                               Percentage Interest of this Certificate:
No. X-__
Cut-Off Date:                         Date of Pooling and Servicing Agreement:

Closing Date:
First Distribution Date:
Servicer: American Business
   Credit, Inc.                       Trustee: The Chase Manhattan Bank


--------------------------------------------------------------------------------

                  This certifies that _______________ is the registered owner of a Class R percentage interest (the "Percentage Interest") in certain first or second lien mortgage loans or deeds of trust primarily on residential property (the "Mortgage Loans") serviced by American Business Credit, Inc. (hereinafter called the "Servicer"), in its capacity as servicer under that certain Pooling and Servicing Agreement (the "Agreement") dated as of June 1, 2001 among American Business Credit, Inc., as servicer, Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor") and The Chase Manhattan Bank, as trustee (the "Trustee"). The Mortgage Loans were originated or acquired by American Business Credit, Inc. ("ABC"), HomeAmerican Credit, Inc. d/b/a Upland Mortgage ("Upland") or American Business Mortgage Services, Inc. ("ABMS", and together with ABC and Upland, the "Originators") and sold to ABFS 2001-2, Inc. (the "Seller"), which in turn sold the Mortgage Loans to the Depositor pursuant to that certain Unaffiliated Seller's Agreement, dated as of June 1, 2001, among the Depositor, the Originators and the Seller. The Mortgage Loans will be serviced by the Servicer pursuant to the terms and conditions of the Agreement, certain of the pertinent provisions of which are set forth herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

                  On each Distribution Date, commencing on ____________, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last day of the month next preceding the month of such distribution (the "Record Date") or in the case of the _____________ distribution date, the closing date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of the Class R Certificates on such Distribution Date pursuant to Section 6.05 of the Agreement.

                  Distributions on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certificate (except for the final distribution as described below) or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, if such Person shall own of record Certificates of the same Class which have at least a 10% Percentage Interest appearing in the Certificate Register and shall have so notified the Trustee at least five business days prior to the related Record Date, or by check mailed to the address of such Person appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

                  This Certificate is one of a duly authorized issue of Certificates designated as ABFS Mortgage Loan Trust 2001-2, Mortgage Pass-Through Certificates, Series 2001-2, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-IO Certificates (the "Class A Certificates"). The Trust also issued the Class X and Class R Certificates (together with the Class A Certificates, the "Certificates") and collectively representing the entire beneficial ownership in the trust fund created and held under the Pooling and Servicing Agreement, subject to the limits and priority of distribution provided for in that agreement. The trust fund consists of (i) such Mortgage Loans as from time to time are subject to the Agreement, together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof (other than payments of interest that accrued on each Mortgage Loan up to the Cut-Off Date),
(ii) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, assets that are deposited in the Accounts, including amounts on deposit in such Accounts and invested in Permitted Investments, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to the Agreement and any Insurance Proceeds, (iv) the Certificate Insurance Policy, (v) Liquidation Proceeds and (vi) Released Mortgaged Property Proceeds.

                  The Certificates do not represent an obligation of, or an interest in, the Depositor, the Seller, the Servicer, the Originators, MBIA Insurance Corporation (the "Certificate Insurer") or the Trustee and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, the Federal Housing Administration or the Veterans Administration or any other governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and, with respect to the Class A Certificates, Insured Payments under the Certificate Insurance Policy, all as more specifically set forth herein and in the Agreement. In the event Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer from related recoveries on such Mortgage Loan.

                  Subject to certain restrictions, the Agreement permits the amendment thereof by the Depositor, the Servicer and the Trustee. Subject to the rights of the Certificate Insurer, the Agreement permits the Majority Certificateholders to waive, on behalf of all Certificateholders, any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except in a default in making any required distribution on a Certificate. Any such consent or waiver by the Majority Certificateholders shall be conclusive and binding on the holder of this Certificate and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

                  As provided in the Agreement and subject to certain limitations therein set forth, including, without limitation, with respect to the Class X Certificates, execution and delivery as appropriate of the Transfer Affidavit and Agreement (attached as an exhibit to the Agreement) and the Transfer Certificate (attached as an exhibit to the Agreement) described in Section 4.02(i) of the Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of a Class X Certificate or any interest therein shall be made to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan"), nor to an entity whose underlying assets are deemed to be assets of such a plan, account or arrangement by reason of such plan's, account's or arrangement's investment in the entity, as determined under U.S. Department of Labor Regulations 29 C.F.R. ss. 2510.3-101 or otherwise.

                  The Certificates are issuable only in fully-registered form. As provided in the Agreement and subject to certain limitations therein set forth, a Certificate is exchangeable for a new Certificate evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Servicer, the Depositor, the Seller, the Originators and the Trustee and any agent of any of the foregoing, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

                  The obligations created by the Agreement shall terminate upon notice to the Trustee of: (i) the later of (a) the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Periodic Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (b) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing, or (ii) the purchase by the Servicer of all outstanding Mortgage Loans and REO Properties at a price determined as provided in the Agreement (the exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates), the right of the Servicer to purchase being subject to the Aggregate Principal Balance of the Mortgage Loans and REO Properties at the time of purchase being less than ten percent (10%) of the Original Aggregate Principal Balance; provided, however, that in no event shall the trust established by the Pooling and Servicing Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named therein. By its acceptance of this Certificate, the Certificateholder hereby appoints the Servicer as its attorney-in-fact to adopt a plan of liquidation of the Trust Fund in accordance with Section 8.02 of the Agreement.

                  Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by its authorized officer.




                                       THE CHASE MANHATTAN BANK, not
                                         in its individual capacity,
                                         but solely as Trustee


                                       By:_____________________________________






                          CERTIFICATE OF AUTHENTICATION


                  This is a Class X Certificate referred to in the within-mentioned Agreement.




                                       THE CHASE MANHATTAN BANK,
                                         not in its individual capacity, but
                                         solely as Trustee


                                       By:  ________________________________





Dated:  __________________

                                    EXHIBIT E

                          CONTENTS OF THE MORTGAGE FILE

         With respect to each Mortgage Loan, the Mortgage File shall include each of the following items (copies to the extent the originals have been delivered to the Trustee pursuant to Section 2.03 of the Agreement), all of which shall be available for inspection by the Certificateholders, to the extent required by applicable laws:

         1. The original Mortgage Note, with all prior and intervening endorsements showing a complete chain of endorsements from the originator of the Mortgage Loan to the Person so endorsing the Mortgage Loan to the Trustee, endorsed by such Person "Pay to the order of ________________ without recourse" and signed, by facsimile or manual signature, in the name of the Seller by a Responsible Officer.

         2. Either: (i) the original Mortgage, and related power of attorney, if any, with evidence of recording thereon, or (ii) a copy of the Mortgage and related power of attorney, if any, certified as a true copy of the original Mortgage or power of attorney by a Responsible Officer of the Seller on the face of such copy substantially as follows: "certified true and correct copy of original which has been transmitted for recordation."

         3. Either: (i) The original Assignment of Mortgage in recordable form in blank or (ii) a copy of the Assignment certified as a true copy of the original Assignment by a Responsible Officer of the Seller on the face of such copy substantially as follows: "certified true and correct copy of original which has been transmitted for recordation." Any such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county, if permitted by applicable law.

         4. The original lender's policy of title insurance or a true copy thereof, or if such original lender's title insurance policy has been lost, a copy thereof certified by the appropriate title insurer to be true and complete, or if such lender's title insurance policy has not been issued as of the Closing Date, a marked up commitment (binder) to issue such policy.

         5. All original intervening assignments, if any, showing a complete chain of assignments from the originator to the related Originator, including any recorded warehousing assignments, with evidence of recording thereon, certified by a Responsible Officer of the related Originator by facsimile or manual signature as a true copy of the original of such intervening assignments.

         6. Originals of all assumption, written assurance, substitution and modification agreements, if any.

                                    EXHIBIT F

                          CERTIFICATE RE: PREPAID LOANS

         I, ______________, ____________ of ABFS 2001-2, Inc., as Unaffiliated
Seller, hereby certify that between the "Cut-Off Date" (as defined in the Pooling and Servicing Agreement dated as of June 1, 2001 by and among Bear Stearns Asset Backed Securities, American Business Credit, Inc. and The Chase Manhattan Bank, as trustee and the "Startup Day" the following schedule of "Mortgage Loans" (each as defined in the Pooling and Servicing Agreement) have been prepaid in full.

Dated:  _________________

                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________

                      TRUSTEE'S ACKNOWLEDGEMENT OF RECEIPT

                                __________, 2001


[Depositor]
[Servicer]
[Certificate Insurer]

         Re: The Pooling and Servicing Agreement, dated as of June 1, 2001 among Bear Stearns Asset Backed Securities, Inc., as Depositor, American Business Credit, Inc., as Servicer and The Chase Manhattan Bank, as Trustee and as Collateral Agent

  Ladies and Gentlemen:

         In accordance with Section 2.06 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby acknowledges receipt by it in good faith without notice of adverse claims, of the Certificate Insurance Policy, and declares that it holds and will hold the Certificate Insurance Policy in trust for the exclusive use and benefit of all present and future Certificateholders.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                      THE CHASE MANHATTAN BANK
                                           as Trustee



                                      By: ______________________________________
                                           Name:
                                           Title:

                                    EXHIBIT H

                    INITIAL CERTIFICATION OF COLLATERAL AGENT


                                                              ____________, 2001


[Depositor]
[Servicer]
[Trustee]
[Certificate Insurer]

         Re: The Pooling and Servicing Agreement, dated as of June 1, 2001 among Bear Stearns Asset Backed Securities, Inc., as Depositor, American Business Credit, Inc., as Servicer and The Chase Manhattan Bank, as Trustee and as Collateral Agent

Ladies and Gentlemen:

                  In accordance with the provisions of Section 2.06 of the above-referenced Pooling and Servicing Agreement, the undersigned, as Collateral Agent, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto), it has reviewed the documents delivered to it pursuant to Section 2.05 of the Pooling and Servicing Agreement and has determined that (i) all documents required to be delivered to it pursuant
Section 2.05 of the above-referenced Pooling and Servicing Agreement (other than the items in clause (a)(v) thereof) are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule as to the information set forth in (i), (ii), (v) and (vi) of the definition of Mortgage Loan Schedule set forth in such Pooling and Servicing Agreement accurately reflects the information set forth in the Trustee's Mortgage File and (iv) each Mortgage Note has been endorsed as provided in Section 2.05 of the Pooling and Servicing Agreement. The Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them


                               THE CHASE MANHATTAN BANK
                                    as Collateral Agent



                               By: _________________________________________
                                    Name:
                                    Title:

                                    EXHIBIT I

                     FINAL CERTIFICATION OF COLLATERAL AGENT

                                                              ____________, 2001


[Depositor]
[Servicer]
[Trustee]
[Certificate Insurer]

         Re: The Pooling and Servicing Agreement, dated as of June 1, 2001 among Bear Stearns Asset Backed Securities, Inc., as Depositor, American Business Credit, Inc., as Servicer and The Chase Manhattan Bank, as Trustee and as Collateral Agent

Ladies and Gentlemen:

                 In accordance with Section 2.06 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Collateral Agent, hereby certifies that, except as noted on the attachment hereto, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the documents delivered to it pursuant to Section 2.05 of the Pooling and Servicing Agreement and has determined that (i) all documents required to be delivered to it pursuant to
Section 2.05 of the above-referenced Pooling and Servicing Agreement (other than the items in clause (a)(v) thereof) are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan, and (iii) based on its examination, and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule as to information set forth in (i), (ii), (v) and (vi) of the definition of Mortgage Loan Schedule as set forth in such Pooling and Servicing Agreement accurately reflects the information set forth in the Trustee's Mortgage File. The Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                 Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                                  THE CHASE MANHATTAN BANK
                                       as Collateral Agent



                                  By: _________________________________________
                                       Name:
                                       Title:

                                    EXHIBIT J

                        REQUEST FOR RELEASE OF DOCUMENTS

                                                             ______________ 2001


To:      [Trustee]

         Re: The Pooling and Servicing Agreement, dated as of June 1, 2001 among Bear Stearns Asset Backed Securities, Inc., as 7 Depositor, American Business Credit, Inc., as Servicer and The Chase Manhattan Bank, as Trustee and as Collateral Agent

                  In connection with the administration of the pool of Mortgage Loans held by you as Trustee for the Certificateholders, we request the release, and acknowledge receipt, of the (Trustee's Mortgage File/[specify document]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:




Mortgage Loan Number:


Reason for Requesting Documents (check one)

____  1.          Mortgage Loan Paid in Full
                           (Servicer hereby certifies that all amounts received in connection herewith have been credited to the Collection Account.)

____  2.          Mortgage Loan Liquidated
                           (Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Collection Account.)

____  3.          Mortgage Loan in Foreclosure

____  4.          Mortgage Loan Repurchased Pursuant to Section 5.18 of the
                  Pooling and Servicing Agreement.

____  5.          Mortgage Loan Repurchased or Substituted pursuant to Article
                  II or III of the Pooling and Servicing Agreement (Servicer hereby certifies that the repurchase price or Substitution
                  Adjustment has been credited to the Distribution Account and that the substituted mortgage loan is a Qualified Substitute
                  Mortgage Loan.)

____  6.          Other (explain)_______________________________________________

                  If box 1 or 2 above is checked, and if all or part of the Trustee's Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

                  If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.


                                By: _________________________________________
                                     Name:
                                     Title:


Documents returned to Trustee:

THE CHASE MANHATTAN BANK, as
Trustee


By: ________________________________________

Date: ______________________________________

                                    EXHIBIT K

                        TRANSFER AFFIDAVIT AND AGREEMENT

          [NAME OF OFFICER], being first duly sworn, deposes and says:


                  1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of ABFS Mortgage Loan Trust 2001-2, Mortgage Pass-Through Certificates, Series 2001-2, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ______] [the United States], on behalf of which he makes this affidavit and agreement.

                  2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986 (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that generally is exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

                  3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code, that applies to all transfers of Class R Certificates after ____________; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

                  4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a

"pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  6. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 4.02(l) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses (vii) and (viii) of Section 4.02(l) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificates in violation of Section 4.02. The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

                  8. That the Owner's Taxpayer Identification Number is
____________.

                  9. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

                  10. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

                  11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

                  12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

                  13. That the Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                  14. That the Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Trustee an affidavit in form and substance satisfactory to the

Trustee, representing and warranting that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owned by such transferee as holder of the Class R Certificates;
(ii) may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remains outstanding and; (iii) is not a Permitted Transferee.

                  15. That the Owner agrees to require a Transfer Affidavit and Agreement from any person to whom the Owner attempts to transfer a percentage interest in the Class R Certificates, and in connection with any transfer by a person for whom the Owner is acting as nominee, trustee or agent, and the Owner will not transfer its percentage interest or cause any percentage interest to be transferred to any person that the Owner knows is not a Permitted Transferee. In connection with any such transfer by the Owner, the Owner agrees to deliver to the Trustee a transfer certificate in the form attached to the Pooling and Servicing Agreement as Exhibit J to the effect that the Owner has no actual knowledge that the person to which the transfer is to be made is not a Permitted Transferee.


                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this _ day of .

                                       [NAME OF OWNER]


                                       By: ____________________________
                                            [Name of Officer]
                                            [Title of Officer]


[Corporate Seal]

ATTEST:


___________________________________
[Assistant] Secretary



                  Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

                                    EXHIBIT L

                            TRANSFEROR'S CERTIFICATE

To:      [Trustee]

         Re: The Pooling and Servicing Agreement, dated as of June 1, 2001 among Bear Stearns Asset Backed Securities Inc., as Depositor, American Business Credit, Inc., as Servicer and The Chase Manhattan Bank, as Trustee and as Collateral Agent

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by ABFS 2001-2, Inc. (the "Seller") to ______________________ (the
"Purchaser") of a ___% Percentage Interest of ABFS Mortgage Loan Trust 2001-2, Mortgage Pass-Through Certificates, Series 2001-2, Class R (the "Certificates"), pursuant to Section 4.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2001 among American Business Credit, Inc., as servicer (the "Servicer"), Bear Stearns Asset Backed Securities, Inc., as depositor, and The Chase Manhattan Bank, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  1. No purpose of the Seller relating to the transfer of the Certificates by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

                  2. The Seller understands that the Purchaser has delivered to the Trustee and the Company a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit K. The Seller does not know or believe that any representation contained therein is false.

                  3. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

                             Very truly yours,

                             _____________________________________________
                             (Seller)


                             By: _________________________________________
                                  Name:
                                  Title:

                                    EXHIBIT M

                     ERISA INVESTMENT REPRESENTATION LETTER


[Depositor]
[Servicer]
[Trustee]

         Re: ABFS Mortgage Loan Trust 2001-2, Mortgage Pass-Through Certificates, Series 2001-2, Class R Certificates

                  The undersigned (the "Purchaser") proposes to purchase certain Class R Certificates (the "Certificates"). In doing so, the Purchaser hereby acknowledges and agrees as follows:

                  Section 1. Definitions. Each capitalized term used herein and not otherwise defined shall have the meaning given it in the Pooling and Servicing Agreement, dated as of June 1, 2001 (the "Agreement"), among Bear Stearns Asset Backed Securities, Inc., as Depositor (the "Depositor"), American Business Credit, Inc., as Servicer (the "Servicer") and The Chase Manhattan Bank, as Trustee (the "Trustee") relating to the Certificates.

                  Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Depositor and the Trustee that the Purchaser is not a pension or benefit plan or individual retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or to Section 4975 of the Code or an entity whose underlying assets are deemed to be assets of such a plan or arrangement by reason of such plan's or arrangement's investment in the entity, as determined under U.S. Department of Labor Regulations 29 C.F.R. ss. 2510.3-101 or otherwise.

                  IN WITNESS WHEREOF, the undersigned has caused this ERISA Investment Representation Letter to be validly executed by its duly authorized representative as of the date first above written.


                                 [NAME OF PURCHASER]


                                 By: _________________________________________
                                      Name:

                                    EXHIBIT N

                              RESALE CERTIFICATION

___________, 200_

[Depositor]
[Servicer]
[Trustee]
[Certificate Insurer]
[Certificate Registrar]

         Re: Class ___ Certificate, No. __ (the "Certificate"), issued pursuant to that certain Pooling and Servicing Agreement, dated as of June 1, 2001 by and among Bear Stearns Asset Backed Securities, Inc., as depositor, American Business Credit, Inc., as servicer and The Chase Manhattan Bank, as trustee

Dear Sirs:

                  ABFS 2001-2, Inc. as registered holder ("Seller") intends to transfer the captioned Certificate to ___________________________ ("Purchaser"), for registration in the name of ________________________________.

                  1. In connection with such transfer, and in accordance with
Section 4.02 of the captioned Agreement, Seller hereby certifies to you the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from, or otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Certificate under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

                  2. The Purchaser warrants and represents to, and covenants with, the Seller, the Trustee and the Servicer pursuant to Section 4.02 of the Pooling and Servicing Agreement that:

                  a. The Purchaser agrees to be bound, as Certificateholder, by all of the terms, covenants and conditions of the Pooling and Servicing Agreement and the Certificate, and from and after the date hereof, the Purchaser assumes for the benefit of each of the Servicer and the Seller all of the Seller's obligations as Certificateholder thereunder;

                  b. The Purchaser understands that the Certificate has not been registered under the 1933 Act or the securities laws of any state;

                  c. The Purchaser is acquiring the Certificate [for investment] for its own account only and not for any other person;

                  d. The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Certificate;

                  e. The Purchaser has been furnished with all information regarding the Certificate that it has requested from the Seller, the Trustee or the Servicer; and

                  f. Neither the Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from, or otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Certificate under the 1933 Act or which would render the disposition of the Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Certificate.

                  3. The Purchaser warrants and represents to, and covenants with, the Seller, the Servicer and the Depositor that:

                  a. The Purchaser agrees to be bound, as Certificateholder, by the restrictions on transfer contained in the Pooling and Servicing Agreement;

                  b. [In the case of an assignment of a Class R [or Class X] Certificate only], it is not acquiring the Certificate with the assets of an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 (the "Code").

                  4. This Certification may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties have caused this Resale Certification to be executed by their duly authorized officers as of the date first above written.


,                 ,

Seller                                                       Purchaser




By:                                                          By:
Name:                                                        Name:
Title:                                                       Title:
Taxpayer                                                     Taxpayer
Identification No.                                           Identification No.

                                    EXHIBIT O


                                   ASSIGNMENT


                  THIS ASSIGNMENT dated as of the      day of __________, 20__,
by and between ("Assignor") and                             ("Assignee"),
provides:

                  That for and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

                  1. Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Certificateholder, in, to and under that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2001, by and among Bear Stearns Asset Backed Securities, Inc., as depositor, American Business Credit, Inc., as servicer and The Chase Manhattan Bank, as trustee ("Trustee") and that certain Certificate, Class _____, No. __, (the "Certificate") issued thereunder and authenticated by the Trustee.

                  2. For the purpose of inducing Assignee to purchase the Certificate from Assignor, Assignor warrants and represents that:

                  a. Assignor is the lawful owner of the Certificate with the full right to transfer the Certificate free from any and all claims and encumbrances whatsoever;

                  b. The Assignor has not received notice, and has no knowledge of any offsets, counterclaims or other defenses available to the Servicer with respect to the Pooling and Servicing Agreement or the Certificate; and

                  c. [The Assignor has no knowledge of and has not received notice of any amendments to the Pooling and Servicing Agreement or the Certificate.] [The Pooling and Servicing Agreement has been amended pursuant to _____________ dated _________________]

                  3. By execution hereof Assignee agrees to be bound, as Certificateholder, by all of the terms, covenants and conditions of the Pooling and Servicing Agreement and the Certificate, and from and after the date hereof Assignee assumes for the benefit of each of the Servicer, the Depositor, the Trustee, the Certificate Registrar and the Assignor all of Assignor's obligations as Certificateholder thereunder.

                  4. The Assignee warrants and represents to, and covenants with, the Assignor, the Depositor, the Trustee, the Certificate Registrar and the Servicer that:

                  a. The Assignee agrees to be bound, as Certificateholder, by the restrictions on transfer contained in the Pooling and Servicing Agreement; and

                  b. [In the case of an assignment of a Class R Certificate [or Class X] only.] It is not acquiring the Certificate with the assets of an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 (the "Code").

                  5. This Assignment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

WITNESS the following signatures.


,                 ,

Assignor                                                     Assignee




By:                                                          By:
Name:                                                        Name:
Title:                                                       Title:
Taxpayer                                                     Taxpayer
Identification No.                                           Identification No.

                                    EXHIBIT P

                            WIRING INSTRUCTIONS FORM

______________, 20__


[Trustee]

         Re: Mortgage Pass-Through Certificates, Series 2001-2, Class ___, No. __, (the Certificate") issued pursuant to that certain Pooling and Servicing Agreement, dated as of June 1, 2001, among Bear Stearns Asset Backed Securities, Inc., as depositor, American Business Credit, Inc., as servicer and The Chase Manhattan Bank, as trustee

Dear Sir:

                  In connection with the sale of the above-captioned Certificate by to ("Transferee") you, as paying agent with respect to the related Certificates, are instructed to make all remittances to Transferee as Certificateholder as of _________, 2001 by wire transfer. For such wire transfer, the wiring instructions are as follows:

Bank Name:    _______________________________
City & State: _______________________________
ABA No.:      _______________________________
Account Name: _______________________________
Account No.:  _______________________________
Attention:    _______________________________


[TRANSFEREE]

By:
Name:
Title:

Certificateholder's notice address:


Name:


Address:

                                    EXHIBIT Q

                  COLLATERAL AGENT'S ACKNOWLEDGMENT OF RECEIPT


                                            _________________, 2001


Bear Stearns Asset Backed Securities, Inc. American Business Credit, Inc.
245 Park Ave.                              BalaPointe Office Centre
New York, New York 10167                   111 Presidential Boulevard, Suite 127
                                           Bala Cynwyd, Pennsylvania  19004

The Chase Manhattan Bank,                  MBIA Insurance Corporation
  as Collateral Agent                      113 King Street
450 West 33rd Street                       Armonk, New York  10504
New York, New York  10001

         Re: The Pooling and Servicing Agreement, dated as of _________________, 2001 among Bear Stearns Asset Backed Securities, Inc., as Depositor, American Business Credit, Inc., as Servicer and The Chase Manhattan Bank, as Trustee and as Collateral Agent

Ladies and Gentlemen:

                  In accordance with Section 2.06 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Collateral Agent, hereby acknowledges receipt by it in good faith without notice of adverse claims, subject to the provisions of Sections 2.04 and 2.05 of the Pooling and Servicing Agreement (as such provisions relate to the Mortgage Loans), of, with respect to each of the Mortgage Loans, the Mortgage File containing the original Mortgage Note, except with respect to the list of exceptions attached hereto, and based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage Note, and declares that it holds and will hold such documents and the other documents delivered to it constituting the Trustee's Mortgage Files, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Estate" that are delivered to it, on behalf of the Trustee, in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer.

                  The Collateral Agent has made no independent examination of any such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Collateral Agent makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

                  The Schedule of Mortgage Loans is attached to this Receipt.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                 THE CHASE MANHATTAN BANK,
                                      as Collateral Agent


                                 By: _________________________________________
                                      Name:
                                      Title:





                                      Q-2